UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900

April 10, 2019

Dear Shareholders

You are cordially invited to attend the 2019 annual meeting of shareholders ("2019 Annual Meeting") of Telephone and Data Systems, Inc. ("TDS") on Thursday, May 23, 2019, at 9:00 a.m., central time, at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

The formal Notice of the 2019 Annual Meeting of Shareholders and Proxy Statement ("2019 Proxy Statement") of our board of directors is attached. Also enclosed is our 2018 Annual Report to Shareholders ("2018 Annual Report"). At our 2019 Annual Meeting, shareholders are being asked to take the following actions:

1.
elect members of the board of directors;

2.
ratify the selection of independent registered public accountant for the current fiscal year;

3.
approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2019 Proxy Statement (commonly known as "Say-on-Pay"); and

4.
consider a proposal submitted by a shareholder.

Your board of directors recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" approval of the Say-on-Pay proposal, and "AGAINST" the proposal submitted by a shareholder.

We would like to have as many shareholders as possible represented at the 2019 Annual Meeting. Therefore, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card(s).

We look forward to visiting with you at the 2019 Annual Meeting.

Very truly yours,

LeRoy T. Carlson, Jr.	Walter C. D. Carlson
President and Chief Executive Officer	Chairman of the Board

TELEPHONE AND DATA SYSTEMS, INC.

Dear Shareholders,

TDS' mission is to provide outstanding communication services to our customers and meet the needs of our shareholders, our people, and our communities. In pursuing this mission, we seek to continuously grow our businesses, create opportunities for our associates and employees, and steadily build value over the long term for our shareholders.

With 50 successful years in business, we continue to focus on providing outstanding communications services to our customers. We are investing in the TDS Family of Businesses to bring our customers high-quality wireless and broadband technology that positions the company for long-term sustainability and growth.

U.S. Cellular During 2018, U.S. Cellular implemented our customer-centric strategy, which led to expansion of our postpaid handset customer base while also increasing revenues and profitability. We tightly managed costs throughout the organization, while investing in our network to continue providing an exceptional experience for our customers. U.S. Cellular builds on this momentum to focus on our key objectives for 2019. The first objective is to strengthen and grow our customer base, and to capture new and emerging revenue opportunities. We will advance our network to meet our customers' needs by investing in current technologies like 4G LTE and VoLTE and new technology like 5G. Despite increasing data usage, we will maintain expense discipline through cost management initiatives.

TDS Telecom TDS Telecom made significant progress on our strategic priorities in 2018 expanding our fiber footprint in wireline and generating strong increases in cable broadband connections. TDS Telecom's strategic imperatives for 2019 are to continue to grow our fiber footprint both in and outside of our current markets and to execute on broadband buildouts obligations under the Alternative Connect America Cost Model.

OneNeck IT Solutions At our hosted and managed IT services business, OneNeck IT Solutions, our strategic goals are to grow recurring service revenues and to further standardize our processes across our portfolio of offerings.

Creating long-term shareholder value

At TDS corporate, we maintain a financially sound foundation so that all our businesses can take advantage of growth opportunities to enhance their competitive positions. We continue to return value to our shareholders primarily through our cash dividends, which have increased every year for the past 45 years.

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C. D. Carlson Chairman of the Board

2019 Proxy Statement Summary

Annual Meeting Information

Time and Date	May 23, 2019 at 9:00 a.m. central time

Place	The Standard Club 320 South Plymouth Court Chicago, IL 60604

Record Date	March 28, 2019

Webcast	investors.tdsinc.com

Strong Corporate Governance Practices

•
Annual election of all directors

•
Annual "Say on Pay" vote

•
Executive sessions with only independent directors present

•
Policy prohibiting pledging and hedging of company shares

•
Charter and bylaws can be amended by a simple majority vote

•
Authority to retain independent advisors by each committee

•
The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separate

•
Guidelines recommending that TDS Directors limit to three the number of other public company boards they serve on

•
Succession planning sessions are held in Executive Session at least annually

•
Cyber security oversight by the full Board, the Audit Committee and the Technology Advisory Group

•
Stock ownership requirements for board members

•
Annual self-assessment of board

•
TDS has a Corporate Governance and Nominating Committee (CGNC) even though, as a controlled company, TDS is not required to do so. The CGNC operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices, including an effective self-assessment process.
•
TDS has an entirely independent Compensation Committee even though, as a controlled company, TDS is not required to do so. The Compensation Committee operates under a formal charter.

•
In order to further tie compensation to performance, the Compensation Committee began issuing performance-based shares in 2016.

•
The TDS Audit Committee, which is comprised entirely of independent directors, operates under a formal charter and continues to earn high scores on Audit Quality from proxy advisory services.

Shareholder Engagement

TDS has an open-door policy for its shareholders to meet with management. Our goal is ongoing engagement and we value the views and opinions of our shareholders.

Board Refreshment in 2019

TDS believes that new perspectives can be important to a well-run Board. At the same time, it is equally important to benefit from the valuable experience that longer-serving Directors bring to the Boardroom. With his extensive experience in the communications service provider industry, we are very pleased that Wade Oosterman has agreed to join TDS' Board.

Our long-serving director Mitchell H. Saranow is retiring from the board of directors as of the 2019 Annual Meeting. TDS thanks Mr. Saranow for his many years of service and looks forward to his contributions serving as Director Emeritus.

Voting Matters	Board's Recommendations	Rationale	Page Reference

Election of 12 Director nominees	FOR all TDS Board nominees	• Broad, relevant expertise • Active refreshment program • Progress on strategic initiatives	9

Ratify independent registered public accountants	FOR	• Independent	28

Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")	FOR	• Strong oversight by Compensation Committee • Executive compensation is designed to align executives' interests with shareholders, drive performance and facilitate retention of superior talent • Added performance-based shares to Long-Term Incentive Plan—grants made in 2016, 2017 and 2018	31

Proposal submitted by a shareholder	AGAINST	• The TDS Voting Trust opposes and intends to vote against this proposal	87

Proposal 1—Director Nominees

Our Board of Directors has nominated 12 directors for election at the 2019 Annual Meeting (Proposal Item No. 1) beginning on page 9.

Each of the nominees brings a broad range of experiences and skills to provide effective oversight of the Board. See biographies on pages 11-16. The board of directors unanimously recommends that you vote "FOR" the nominees.

					Committee Memberships
Director Nominee Name	Since	Age	Primary Occupation	Independent	AC	CC	CGNC	TAG

James W. Butman	2018	61	President and CEO, TDS Telecommunications LLC (TDS Telecom)

LeRoy T. Carlson, Jr.	1968	72	President and CEO, TDS				x	Chair

Letitia G. Carlson, MD	1996	58	Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates

Prudence E. Carlson	2008	67	Private Investor

Walter C. D. Carlson	1981	65	Partner at Sidley Austin LLP				Chair

Clarence A. Davis*	2009	77	Former Director and CEO of Nestor, Inc.	x	x

Kimberly D. Dixon	2017	56	Executive Vice President and Chief Operating Officer at FedEx Office	x		x		x

Kenneth R. Meyers	2007	65	President and CEO, U.S. Cellular

Christopher D. O'Leary	2006	59	Senior Advisor at KKR and Partner at Twin Ridge Capital Management	x	x	Chair		x

George W. Off*	1997	72	Former Chairman and CEO of Checkpoint Systems, Inc.	x	Chair	x		x

Wade Oosterman*	N/A	58	Vice Chair and Group President, BCE Inc. and Bell Canada	x

Gary L. Sugarman*	2009	66	Managing member-Richfield Capital Partners	x		x

*To be elected by Common Shares

Proposal 2—Independent Public Accountant

As a matter of good corporate governance and consistent with our past practices, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")

Executive Compensation Programs

Our executive compensation programs are designed to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.

Pay for Performance

Beginning in 2016, Performance Share awards were added to the long-term equity mix. Return on Capital, Total Revenue and Relative Total Shareholder Return are measured over a three year performance period with a target opportunity in TDS Common shares equal to 0% to 200% based on performance.

Compensation Beliefs

•
Compensation should be attractive and fiscally responsible

•
Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards

•
Link individual compensation with attainment of business unit and individual performance goals

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Compensation programs designed to motivate executive officers to act in the long-term interests of TDS

•
Compensation Committee utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Willis Towers Watson)

•
Few perquisites

The board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 4—Shareholder Proposal

As required by the rules of the SEC, the 2019 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. The board of directors unanimously recommends that you vote "AGAINST" this proposal.

Communicating with Board of Directors

Any interested party with germane matters can communicate with an individual director or the full Board of Directors by contacting TDS' Corporate Secretary.

Contacting TDS

Corporate Secretary, Telephone and Data Systems, Inc. 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602.

Governance Documents

Governance documents, such as the Corporate Governance Guidelines, the Board Committee Charters, and the Officer & Director Code of Conduct can be found in the Corporate Governance section of investors.tdsinc.com.

These documents are also available at no cost by writing the Corporate Secretary.

v

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS AND 2019 PROXY STATEMENT

TO THE SHAREHOLDERS OF

TELEPHONE AND DATA SYSTEMS, INC.

        The 2019 Annual Meeting of Telephone and Data Systems, Inc., a Delaware corporation, will be held at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois, on Thursday, May 23, 2019, at 9:00 a.m., central time, for the following purposes:

  1.
  To elect members of the board of directors nominated by your board of directors and named in this proxy statement. Your board of directors unanimously recommends that you vote FOR the persons nominated by the TDS board of directors.

  2.
  To consider and ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2019. Your board of directors unanimously recommends that you vote FOR this proposal.

  3.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay"). Your board of directors unanimously recommends that you vote FOR the Say-on-Pay proposal.

  4.
  If properly presented at the 2019 Annual Meeting, to consider and vote upon a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. Your board of directors unanimously recommends that you vote AGAINST this proposal.

  5.
  To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the TDS board of directors.

        We have fixed the close of business on March 28, 2019, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting or any adjournments thereof.

        This Notice of 2019 Proxy Statement, together with 2018 Annual Report, the proxy card, or the notice of Internet availability of proxy materials, as applicable, are being distributed on or about April 10, 2019 to all stockholders entitled to vote.

 IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2019

        The following information about the Internet availability of proxy materials is being provided under Rule 14a-16 of the Securities and Exchange Commission ("SEC"):

        Effective as of April 10, 2019, the following documents are available at www.tdsinc.com under Investor Relations—Proxy Vote, or at investors.tdsinc.com/proxyvote:

  1.
  2019 Proxy Statement

  2.
  2018 Annual Report

  3.
  Forms of Proxy Cards

  4.
  Notice of Internet Availability of Proxy Materials

        Under SEC rules, proxy materials are being furnished to many of our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. Beginning April 10, 2019, TDS made arrangements to commence sending certain shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials, including our 2019 Proxy Statement and 2018 Annual Report. The Notice also instructs shareholders on how to vote through the Internet.

        This process is designed to reduce the environmental impact and expense associated with our annual meeting and help conserve resources. However, if a shareholder prefers to receive printed proxy materials at no additional cost, on a one-time or ongoing basis, instructions for doing so are included in the Notice or at investors.tdsinc.com/proxyvote.

        If you have previously elected to receive our proxy materials electronically or in paper format, you will continue to receive these materials in accordance with your election until you elect otherwise.

        We encourage you to formally consent to receive all proxy materials electronically in the future. If you wish to receive these materials electronically next year, please follow the instructions at investors.tdsinc.com/proxyvote.

        If you received a Notice, any control/identification numbers that you need to access the proxy materials and vote are set forth on your Notice.

        If you received printed materials, any control/identification numbers that you need to vote are set forth on your proxy card(s) if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        In addition, all additional soliciting materials sent to shareholders or made public after this Notice has been sent will be made publicly accessible at the above website address no later than the day on which such materials are first sent to shareholders or made public.

        The location where the 2019 Annual Meeting will be held is The Standard Club in Chicago, Illinois. This is located in the Chicago loop area between Jackson Boulevard and Van Buren Street at 320 South Plymouth Court, which is between State Street and Dearborn Street.

TELEPHONE AND DATA SYSTEMS, INC.

2019 PROXY STATEMENT

QUESTIONS AND ANSWERS

        The following are questions and answers relating to the actions being taken at the 2019 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire 2019 Proxy Statement and not rely solely on the following questions and answers.

Proposal 1—Election of Directors

        Under TDS' Restated Certificate of Incorporation, as amended, the terms of all incumbent directors will expire at the 2019 Annual Meeting.

        Holders of Series A Common Shares, voting as a group, will be entitled to elect eight directors. Your board of directors has nominated the following incumbent directors for election by the holders of Series A Common Shares: James W. Butman, LeRoy T. Carlson, Jr., Letitia G. Carlson, MD, Prudence E. Carlson, Walter C. D. Carlson, Kimberly D. Dixon, Kenneth R. Meyers, and Christopher D. O'Leary.

        Holders of Common Shares will be entitled to elect four directors. Your board of directors has nominated the following incumbent directors for election by the holders of Common Shares: Clarence A. Davis, George W. Off, Wade Oosterman, and Gary L. Sugarman.

        None of the nominees have been nominated because of any agreement or other arrangement. Clarence A. Davis and Gary L. Sugarman were initially nominated as directors in 2009 pursuant to a Settlement Agreement, which we refer to as the "Settlement Agreement," between TDS and GAMCO Asset Management, Inc. which we refer to, together with its affiliates, as "GAMCO," but the obligations expired in 2010. Nevertheless, because of their positive contributions, the TDS board of directors has continued to nominate Clarence A. Davis and Gary L. Sugarman as directors at subsequent annual meetings, including at the 2019 Annual Meeting, as discussed below.

        Your board of directors unanimously recommends that you vote FOR its nominees for election as directors on the enclosed proxy card(s).

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2019

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP ("PwC") for the year ending December 31, 2019.

        Your board of directors unanimously recommends that you vote FOR this proposal.

Proposal 3—Advisory Vote on Executive Compensation or "Say-on-Pay"

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2019 Annual Meeting, shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2018.

        Your board of directors unanimously recommends that you vote FOR this proposal.

Proposal 4—Proposal Submitted by a Shareholder

        In accordance with SEC rules, this 2019 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share.

        Your board of directors unanimously recommends that you vote AGAINST this proposal.

What is the record date for the meeting?

        The close of business on March 28, 2019 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting or any postponement, adjournment or recess thereof.

        A complete list of shareholders entitled to vote at the 2019 Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of TDS, 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, for examination by any shareholder, for any purpose germane to the 2019 Annual Meeting, during normal business hours, for a period of at least ten days prior to the Annual Meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares;

  •
  Series A Common Shares.

        The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "TDS."

        There is generally no public trading of the Series A Common Shares on the over-the-counter market but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

What is the voting power of the outstanding shares in the election of directors as of the record date?

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,278,899	10	72,788,990	8
Common Shares	106,640,455	1	106,640,455	4

Total Directors				12

        Accordingly, holders of Series A Common Shares will be entitled to elect eight directors and holders of Common Shares will be entitled to elect four directors.

        Director Voting Sunset Provision

        As noted above, holders of Series A Common Shares and Common Shares currently vote for separate directors. However, pursuant to the Restated Charter, if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, would vote as a single class in the election of all directors.

What is the voting power of the outstanding shares in matters other than the election of directors as of the record date?

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,278,899	10	72,788,990	56.7%
Common Shares	106,640,455	1	55,551,039	43.3%

			128,340,029	100%

        Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), which effected a reclassification of TDS shares during 2012 (the "Reclassification"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. The initial percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares.

        Based on shares outstanding on March 28, 2019, the per share voting power of the Common Shares for the 2019 Annual Meeting is 0.520919 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.

        Voting Power Sunset Provision

        The aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted, but cannot increase above approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares or otherwise. The Restated Charter has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.

How may shareholders vote with respect to the election of directors in Proposal 1?

        Shareholders may, with respect to directors to be elected by such shareholders:

  •
  vote FOR the election of such director nominees, or

  •
  WITHHOLD authority to vote for such director nominees.

        Your board of directors unanimously recommends a vote FOR its nominees for election as directors.

How may shareholders vote with respect to the ratification of our independent registered public accounting firm for 2019 in Proposal 2?

        Shareholders may, with respect to Proposal 2:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to Say-on-Pay in Proposal 3?

        Shareholders may, with respect to Proposal 3:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the shareholder proposal in Proposal 4?

        Shareholders may, with respect to Proposal 4:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote AGAINST this proposal.

How does the TDS Voting Trust intend to vote?

        The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 6,905,213 Series A Common Shares on the record date, representing approximately 94.9% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust had the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and had approximately 53.8% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,209,604 Common Shares on the record date, representing approximately 5.8% of the Common Shares. By reason of such holding, the TDS Voting Trust had approximately 5.8% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.5% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust had an aggregate of 56.3% of the voting power in matters other than the election of directors.

        The TDS Voting Trust has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holders of Series A Common Shares, and FOR the board of directors' nominees for election by the holders of Common Shares,

  •
  FOR the proposal to ratify the selection of PwC as our independent registered public accounting firm for 2019,

  •
  FOR the Say-on-Pay proposal, and

  •
  AGAINST the shareholder proposal.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2, 3, and 4.

        Proxies are being requested from the holders of Series A Common Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2, 3, and 4.

        Whether or not you plan to attend the meeting, please sign, date and mail your proxy card(s) in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card.

How will proxies be voted?

        All properly voted and unrevoked proxies will be voted in the manner directed. If no direction is made, a proxy will be voted FOR the election of the board of directors' nominees to serve as directors in Proposal 1, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted or abstained with respect to a particular matter, and the shareholder giving such proxy does not attend the 2019 Annual Meeting, such "non-votes" will not be considered present and entitled to vote on such matter. However, the shares represented by such a proxy may be considered present and entitled to vote on other matters and will count for the purpose of determining the presence of a quorum.

        Proxies may be revoked at any time prior to the voting of the shares at the Annual Meeting by written notice to the Secretary of TDS, by submitting a later dated proxy or by attendance and voting in person at the 2019 Annual Meeting.

        The board of directors has no knowledge of any other proposals that may be properly presented at the Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the board of directors for the 2019 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of

1934, as amended. If the meeting is adjourned or postponed, the named proxies can vote such shares at the adjournment or postponement.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

        In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as non-votes). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors, votes on Say-on-Pay, the approval of an equity compensation plan, and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as non-votes and may not be voted on such matters.

        Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction form with this 2019 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        A quorum is the minimum number of shares required to conduct business at an Annual Meeting. A majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote, represented in person or by proxy, will constitute a quorum to permit the 2019 Annual Meeting to proceed. Withheld votes and abstentions and any non-votes will be included in establishing a quorum for the meeting. If the shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2019 Annual Meeting, such shares will constitute a quorum and permit the meeting to proceed. In addition, where a separate vote by a class or group is required, a quorum is also required with respect to such proposal for the vote to proceed.

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. Withheld votes and non-votes will be treated as present in person or represented by proxy for purposes of establishing a quorum. If Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2019 Annual Meeting, such shares will constitute a quorum at the 2019 Annual Meeting in connection with the election of directors by the holders of Series A Common Shares. If a quorum of the holders of Common Shares is not present at the time the 2019 Annual Meeting is convened, the chairman of the meeting or holders of a majority of the voting power in matters other than the election of directors may adjourn the Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.

        With respect to Proposals 2, 3, and 4 the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2019 Annual Meeting. Abstentions and any non-votes will be treated as present in person or represented by proxy for purposes of establishing a quorum. If TDS shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the Annual Meeting, such shares will constitute a quorum.

        Even if a quorum is present, holders of a majority of the voting stock present in person or represented by proxy may adjourn the 2019 Annual Meeting. Because it holds a majority of the voting power of all classes of stock, the TDS Voting Trust has the voting power to approve an adjournment. TDS does not currently have any expectation that the Annual Meeting would be adjourned for any reason.

What vote is required to elect directors in Proposal 1?

        The holders of Common Shares will vote separately for four directors while the holders of Series A Common Shares will vote for eight other directors.

        Directors will be elected by a plurality of the votes cast by the class or group of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.

        Accordingly, if a quorum exists, the persons receiving a plurality of the votes cast will be elected to serve as directors. Withheld votes and any non-votes will not be counted as votes cast for the purpose of determining if a director has received a plurality of the votes.

        In the election of directors by holders of Common Shares, each holder of outstanding Common Shares is entitled to one vote for each Common Share held. In the election of directors by holders of Series A Common Shares, each holder of outstanding Series A Common Shares is entitled to ten votes for each Series A Common Share held.

What vote is required with respect to Proposals 2, 3, and 4?

        The holders of Common Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2, 3, and 4. Based on shares outstanding on March 28, 2019, each holder of outstanding Common Shares was entitled to 0.520919 vote for each Common Share and each holder of outstanding Series A Common Shares was entitled to ten votes for each Series A Common Share held in such holder's name.

        If a quorum is present at the 2019 Annual Meeting, the approval of Proposals 2, 3, and 4 will require the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or represented by proxy at the meeting. Abstentions by shares entitled to vote on such proposals will be treated as votes which could be cast and, accordingly, will effectively count as a vote against such proposal. Any non-votes will not be included in the total of votes for purposes of determining whether such proposals are approved, even though they may be included for purposes of determining a quorum.

What does it mean if I receive more than one proxy card?

        If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a proxy card for each such account. Please sign, date, and return all proxy cards you receive. If you choose to vote by Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted at the 2019 Annual Meeting.

Can I change my vote or revoke my proxy?

        Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2019 Annual Meeting by written notice to the Secretary of TDS, by voting a later-dated proxy or by voting by ballot at the meeting. Only the latest dated proxy card you vote will be counted for voting purposes.

Who pays the solicitation expenses for this 2019 Proxy Statement and related TDS materials?

        Your proxy is being solicited by the TDS board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and employees of TDS, acting on the behalf of the

TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Who should I call if I have any questions?

        If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885.

PROPOSAL 1
ELECTION OF DIRECTORS

        The terms of all incumbent directors will expire at the 2019 Annual Meeting. The board of directors' nominees are identified in the tables below. Each of the nominees has consented to be named and serve if elected. The age of the following persons is as of the date of this 2019 Proxy Statement.

To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since
Clarence A. Davis	77	Director of TDS, Former Director and Chief Executive Officer of Nestor, Inc.; Former Chief Financial Officer and Chief Operating Officer of AICPA	2009
George W. Off	72	Director of TDS, Former Chairman and Chief Executive Officer of Checkpoint Systems, Inc.	1997
Wade Oosterman	58	Nominee for Director of TDS, Vice Chair and Group President, BCE Inc. and Bell Canada	N/A
Gary L. Sugarman	66	Director of TDS, Managing Member—Richfield Capital Partners and Principal of Richfield Associates, Inc.	2009

        Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares.

To be Elected by Holders of Series A Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director Since
James W. Butman	61	Director of TDS, President and Chief Executive Officer of TDS Telecom (a deemed executive officer of TDS)	2018
LeRoy T. Carlson, Jr.	72	Director and President and Chief Executive Officer of TDS	1968
Letitia G. Carlson, MD	58	Director of TDS and Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates	1996
Prudence E. Carlson	67	Director of TDS and Private Investor	2008
Walter C. D. Carlson	65	Director and non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1981
Kimberly D. Dixon	56	Director of TDS, Executive Vice President and Chief Operating Officer of FedEx Office, an operating company of FedEx Corp.	2017
Kenneth R. Meyers	65	Director of TDS and President and Chief Executive Officer of U.S. Cellular (a deemed executive officer of TDS)	2007
Christopher D. O'Leary	59	Director of TDS and Senior Advisor at KKR and Partner at Twin Ridge Capital Management	2006

        Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares.

Background of Board of Directors' Nominees

        The following briefly describes the nominees' business experience during at least the past five years. In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of TDS.

        TDS does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS.

Nominees for Election by Holders of Common Shares

Clarence A. Davis    Independent Director

Current Role: Director; Private Investor		Age 77

Mr. Davis brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for several years, as a former director and chief executive officer of a public technology company, as a chief financial officer and chief operating officer of the American Institute of Certified Public Accountants (AICPA) and as a director or trustee of investment funds. In addition, he has substantial experience, expertise and qualifications in accounting as a result of having been a chief financial officer of the AICPA and a Certified Public Accountant in a public accounting firm for many years, and as a result of being or having been a member of six audit committees, including the TDS Audit Committee since 2010. Further, his background and attributes bring diversity to the board. Mr. Davis is a member of the board of directors of West Broad Street YMCA in Savannah, Georgia, and is named in Who's Who Among African Americans. Mr. Davis has a Bachelor of Science degree in Accounting from Long Island University.
Director since 2009, originally nominated by GAMCO

TDS Board Committee

Audit Committee, Designated financial expert

Prior Business and other Experience

Chief Executive Officer,
Nestor, Inc. (2007-2009)

Chief Financial Officer,
American Institute of Certified Public Accountants, (1998-2000)

Current Public Company Boards Gabelli Funds: (Gabelli Capital Asset Fund, since 2015 and Gabelli ESG Fund, since 2007) The GDL Fund (NYSE: GDL), since 2007	Former Public Company Boards Nestor, Inc. (2006-2009)* Oneida, LTD (2005-2006) Pennichuck Corp. (2009-2012) Sonesta International Hotels (2009-2012)	Chief Operating Officer, American Institute of Certified Public Accountants (2000-2005)

*
Within the last ten years, Nestor successfully petitioned the Rhode Island Superior Court for a court appointed receiver who assumed all aspects of the company's operations in 2009. The receiver sold the assets of Nestor to American Traffic Solutions in 2009. Mr. Davis ceased to be a director of Nestor at that time.

George W. Off    Independent Director

Current Role: Director; Private Investor
Mr. Off brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for many years. He also has significant experience in marketing and management as a result of his prior positions as a director and as chief executive officer and chairman of Checkpoint Systems, Inc. and of Catalina Marketing Corporation. Because of the retail nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing, as well as significant, high-level experience in managing consumer businesses. In addition, Mr. Off has significant experience as a member of the TDS Audit Committee and the TDS Compensation Committee for many years. Mr. Off has a Bachelor of Science degree from the Colorado School of Mines. Mr. Off has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.	Age 72

Director since 1997

TDS Board Committees

Audit Committee, Chairperson

Compensation Committee

Technology Advisory Group Committee

Prior Business and other Experience

Infinian Mobile Commerce & Analytic Solutions (2011-2012)

Chief Executive Officer, Checkpoint Systems (2002-2009)

Current Public Company Boards None	Former Public Company Boards Checkpoint Systems (2002-2009) Catalina Marketing Corporation (1998-2000)	President and Chief Executive Officer, Catalina Marketing Corporation (1994-1998)

Wade Oosterman    Nominee for Independent Director

Current Role: Vice Chair and Group President, BCE Inc. and Bell Canada		Age: 58

Mr. Oosterman brings to the TDS board of directors substantial experience, expertise and qualifications gained in executive leadership roles at BCE, Canada's largest communications provider, and other publicly traded communications companies over the last 30 years. Mr. Oosterman has proven expertise in the wireless, residential and small business segments, extensive background in media, including television, radio and digital and deep brand and marketing experience from Chief Brand Officer roles at BCE and other corporations. He has also developed a reputation as a leader in social and digital media, video streaming platforms, smart data and the Internet of Things. Mr. Oosterman holds an MBA and a BA from Western University.
Prior Business and other Experience

Enstream, Board member (2006-present)

Virgin Mobile Canada, Board member (2006-2009)

TELUS, Chief Marketing & Brand Officer;

TELUS Mobility, Executive VP Sales & Marketing (2000-2005)

Clearnet Communications Inc., Executive VP Sales & Marketing (1987-2000)

Current Public Company Boards None	Former Public Company Boards Ingram Micro (2013-2016), Audit Committee Clearnet Communications Inc. (1987-2000)

Gary L. Sugarman    Independent Director

Current Role: Director, Managing Member-Richfield Capital Partners and Principal of Richfield Associates, Inc.
Mr. Sugarman brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for several years, and in the telecommunications industry as a result of his positions at Otelco Inc. and LICT Corporation and his many years of prior experience with other companies in the telecommunications industry. He has been the Managing Member-Richfield Capital Partners and Principal of Richfield Associates, Inc. for twenty five years. He is also currently an advisor and investor in Dezignable, Inc., an online interior design company. Prior to that he was executive chairman of FXecosystem, Inc., a provider of outsourced connectivity services to the foreign currency and bond markets, and executive chairman and investor of Veroxity Technology Partners, a provider of optical data and Internet protocol connectivity solutions to service enterprise customers. He also was chairman and chief executive officer of Mid-Maine Communications, a telecommunications company that he co-founded. In addition, he has experience as a member of the TDS Compensation Committee since 2010. Mr. Sugarman has an MBA from the University at Buffalo-State University of New York.	Age 66

Director since 2009, originally nominated by GAMCO

TDS Board Committee

Compensation Committee

Prior Business and other Experience

Executive Chairman, FXecosystem (2010-2013)

Executive Chairman/Investor- Veroxity Technology Partners , privately held company (2007-2010)

PrairieWave Communications, privately-held over-builder providing telecommunications (2003-2007)

Chairman and Chief Executive Officer, Mid-Maine Communications (1994-2006)

Current Public Company Boards LICT Corporation (2006—April 2018, since February 2019) OTELCO Inc. (NASDAQ: OTEL), since 2013	Former Public Company Boards None	LICT Corporation (1991-1993) Multiple operating roles at Rochester Telephone Company, (now known as Frontier Communications) (1984-1991)

Your board of directors unanimously recommends a vote "FOR" each of the above nominees for election by the holders of Common Shares.

Nominees for Election by Holders of Series A Common Shares

James W. Butman    Non-Independent Director

Current Role: President and Chief Executive Officer of TDS Telecom
Mr. Butman brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and industries in which they operate as a result of his leadership roles at TDS Telecom. Mr. Butman has extensive sales and marketing experience. Mr. Butman was appointed President and Chief Executive Officer of TDS Telecom on January 1, 2018. Prior to that, he was TDS Telecom's Chief Operating Officer since October 2016 and was its Group President of Marketing, Sales & Customer Operations from 2006 to 2016. As President and Chief Executive Officer of TDS Telecom, the board of directors considers it appropriate and beneficial for Mr. Butman to serve on the TDS board to provide the board with his views on strategy and operations of TDS Telecom and its businesses. Mr. Butman has a Bachelor of Business Administration in Finance from the University of Wisconsin—Eau Claire and an MBA in Finance from the University of Wisconsin—Madison.	Age 61

Director since 2018

Prior Business and other Experience

Significant leadership and operational experience since joining TDS Telecom in 1985 including several executive leadership roles in management, sales and marketing, and regulatory affairs.

Current Public Company Boards None	Former Public Company Boards None

LeRoy T. Carlson, Jr.    President, CEO and Non-Independent Director

Current Role: Director; TDS President, since 1981, and Chief Executive Officer, since 1986
Mr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a trustee of the TDS Voting Trust, a director and President and Chief Executive Officer of TDS, and a director and Chairman of its two principal business units. As the senior executive officer of TDS and each of its business units, the board of directors considers it essential that Mr. Carlson serve on the TDS board to provide the board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson has an MBA from Harvard University. LeRoy T. Carlson, Jr. is the brother of Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.	Age 72

Director since 1968

TDS Board Committees

Corporate Governance and Nominating Committee

Technology Advisory Group Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust

Current Public Company Boards U.S. Cellular, Chairman, since 1989	Former Public Company Boards Aerial Communications (formerly NASDAQ: AERL) American Paging (formerly AMEX: APP)

Letitia G. Carlson, MD, MPH, FACP    Non-Independent Director

Current Role: Director; Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates for more than five years
Dr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Dr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Dr. Carlson has an MD from Harvard Medical School, a Master of Public Health (MPH) from George Washington University and is a Fellow of the American College of Physicians (FACP).

Dr. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Prudence E. Carlson.

Age 58 Director since 1996 Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Prudence E. Carlson    Non-Independent Director

Current Role: Director; Private Investor

Ms. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Ms. Carlson has a Bachelor of Arts degree from Harvard University.

Age 67 Director since 2008 Prior Business and other Experience Trustee of the TDS Voting Trust
Ms. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G. Carlson, M.D.
Current Public Company Boards	Former Public Company Boards
None	None

Walter C. D. Carlson    Chairman of the Board and Non-Independent Director

Current Role: Director; Partner of the law firm Sidley Austin LLP for more than five years.
Mr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and U.S. Cellular, as Chairman of the Board of TDS, and as a result of having represented many public and private corporate clients. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson has a J.D. from Harvard University. Walter C. D. Carlson is the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.	Age 65

Director since 1981, non-executive Chairman of the Board since 2002

TDS Board Committee

Corporate Governance and Nominating Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust

Current Public Company Boards	Former Public Company Boards
U.S. Cellular, since 1989	Aerial Communications, Inc. (formerly NASDAQ: AERL)

Kimberly D. Dixon    Independent Director

Current Role: Executive Vice President and Chief Operating Officer of FedEx Office, an operating company of FedEx Corp., since 2010.
Ms. Dixon brings substantial experience, expertise and qualifications from her executive leadership position at FedEx. She has extensive operating and financial management experience. Ms. Dixon has experience in consumer and business marketing, sales and distribution strategies. Ms. Dixon also brings twenty years of experience in the telecommunications industry, and her experience in serving on the board of directors of James Avery Craftsman, Inc., a privately held jewelry designer, manufacturer and retailer. Further, her background and attributes bring diversity to the board. Ms. Dixon has a Bachelor of Science degree from Shippensburg University of Pennsylvania and an MBA from Pennsylvania State University. In 2018, Ms. Dixon was named a National Association of Corporate Directors (NACD) Governance Fellow.	Age 56

TDS Board Committees

Compensation Committee
Technology Advisory Group Committee

Prior Business and other Experience

Sprint Nextel Corporation (1996-2010), including several executive leadership positions most recently as Senior Vice President, Consumer Sales and Distribution

GTE Wireless, Inc. (1989-1996), roles in marketing, sales and field operations

Current Public Company Boards	Former Public Company Boards
None	None

Kenneth R. Meyers    Non-Independent Director

Current Role: Director; President and Chief Executive Officer of U.S. Cellular, since 2013
Mr. Meyers brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his background as a director of TDS and U.S. Cellular for many years, as President and Chief Executive Officer of U.S. Cellular since 2013, as Executive Vice President and Chief Financial Officer of TDS between 2007 and 2013, and as a result of his many years in other positions at U.S. Cellular. He also brings substantial experience, expertise and qualifications in TDS' businesses and in management, finance and accounting as a result of such background. As the President and Chief Executive Officer of U.S. Cellular, TDS' largest business unit, the board of directors considers it appropriate and beneficial for Mr. Meyers to serve on the TDS board to provide the board with his views on strategy and operations of U.S. Cellular. Mr. Meyers has an MBA from Northwestern University's J. L. Kellogg Graduate School of Management.	Age 65

Director since 2007

Prior Business and other Experience

TDS' executive vice president and chief financial officer (2007-2013)

Former Director, TDS Telecom between 2007 and 2014

Significant leadership and operational experience with U.S. Cellular (1987-2007), including several executive leadership roles providing expertise in management, finance and accounting

Current Public Company Boards	Former Public Company Boards
U.S. Cellular, since 1999	None

Christopher D. O'Leary    Independent Director

Current Role: Director; Senior Advisor at KKR, since 2017; Partner, Twin Ridge Capital Management, since 2018
Mr. O'Leary brings to the TDS board of directors substantial experience, expertise and qualifications as a result of his many years as a director of TDS and as a result of his over 30 years of experience in marketing, management and operations. In addition, Mr. O'Leary has over 15 years of significant and high-level experience in management of large multi-national businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the competitive nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in marketing and executive leadership. In addition, Mr. O'Leary has experience as a member of the TDS Compensation Committee since 2007 and the TDS Audit Committee since 2016. In January 2019, Mr. O'Leary was elected to the board of directors at Tupperware Brands Corporation and appointed to its Audit, Finance and Corporate Responsibility Committees. Mr. O'Leary has an MBA from New York University Stern School of Business.	Age 59

Director since 2006

TDS Board Committees

Audit Committee

Compensation Committee, Chairperson since 2016

Technology Advisory Group Committee

Prior Business and other Experience

Former Chief Operating Officer of General Mills International (2006-2016)

Previously president of the General Mills Meals Division, President of the General Mills Betty Crocker Division; and VP of Corporate Strategy and M&A; joined General Mills in 1997

Current Public Company Boards Tupperware Brands Corporation (NYSE:TUP), since 2019	Former Public Company Boards Newell Rubbermaid (NYSE: NWL), member of Nominating/Governance Committee and Organizational Development & Compensation Committee	Significant roles with leading consumer packaged goods providers, including PepsiCo (NYSE: PEP) (1981-1997)

Your board of directors unanimously recommends a vote "FOR" each of the above nominees for election by the holders of Series A Common Shares.

Director Emeritus

        Mitchell H. Saranow.    Mitchell H. Saranow is a current director whose term will expire at the 2019 annual meeting. Mr. Saranow will not stand for reelection as a director and he will become a director emeritus following the 2019 annual meeting. Mr. Saranow is Chairman of The Saranow Group, L.L.C.

        Herbert S. Wander.    Herbert S. Wander became director emeritus following the 2017 annual meeting. Mr. Wander is Of Counsel at Katten Muchin Rosenman LLP.

CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of TDS are managed by or under the direction of the board of directors. The board of directors consists of twelve members. Holders of Common Shares elect 25% of the directors rounded up plus one director, or a total of four directors based on a board size of twelve directors. Holders of Series A Common Shares elect the remaining eight directors.

Board Leadership Structure

        Under its leadership structure, the same person does not serve as both the Chief Executive Officer and Chairman of the Board. Walter C. D. Carlson, who is not an employee or officer of TDS, serves as the non-executive Chairman of the Board and presides over meetings of the full board of directors. LeRoy T. Carlson, Jr., who is an officer and employee of TDS, serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of TDS. LeRoy T. Carlson, Jr. and Walter C. D. Carlson are both trustees of the TDS Voting Trust. TDS has determined that this leadership structure is appropriate given the specific characteristics and circumstances of TDS and it is set forth in TDS' Bylaws. In particular, TDS considers it appropriate that the person who is the President and Chief Executive Officer of TDS also not serve as the Chairman of the Board in order to separate the executive who is primarily responsible for the performance of the company from the person who presides over board meetings at which performance of TDS is evaluated.

Risk Oversight

        The TDS board of directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS board of directors can delegate this responsibility to board committees, the TDS board has not done so, and continues to have full responsibility relating to risk oversight. Although the TDS board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the board.

        TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS board of directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.

        Although the TDS board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk.

        Under NYSE listing standards, and as set forth in its charter, the Audit Committee discusses TDS' major financial and operational risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

        In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis.

        In addition, in connection with the functions of the Compensation Committee relating to the compensation of the executive officers of TDS (other than executive officers of U.S. Cellular), the Compensation Committee considers risks relating to the compensation of executive officers of TDS in addition to its responsibilities with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices."

        Also, the TDS Corporate Governance and Nominating Committee ("CGNC") may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations.

        TDS has established a Technology Advisory Group. The functions of the Technology Advisory Group include reviewing, monitoring and informing the board of directors on technology matters including those related security, threats, risks and internal controls, including safeguards, vulnerabilities, preparedness, disaster recovery plans, cybersecurity-insurance and similar matters.

        TDS believes that its leadership structure facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary operating responsibility to assess and manage TDS' exposure to risk, is separated from the role of the Chairman of the Board, who sets the agenda for and presides over board of directors' meetings at which the TDS board exercises its oversight responsibility with respect to risk.

Board Oversight of Cybersecurity

        TDS believes oversight of cybersecurity risks is the responsibility of the full board of directors and the board of directors receives annual updates regarding TDS' assessment of threats and mitigation plans. The Audit Committee also exercises oversight over the control-related cybersecurity risks and mitigation plans and receives updates bi-annually. The Audit Committee oversees the Company's processes over internal controls and financial reporting that includes controls and procedures that are designed to ensure that significant cybersecurity incidents are communicated to management. Cybersecurity is also discussed at the Technology Advisory Group as warranted.

        George W. Off, chairperson of the TDS Audit Committee, completed the NACD Cyber-Risk Oversight program and earned the CERT Certificate in Cybersecurity Oversight issued by Software Engineering Institute at Carnegie Mellon University. The program is designed to help directors enhance their cybersecurity literacy and strengthen the board's role in overseeing the organization's cyber preparedness.

Director Independence and New York Stock Exchange Listing Standards

        TDS Common Shares are listed on the NYSE and subject to its listing standards.

        TDS is a "controlled company" as defined by the NYSE because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and thus has the voting power to elect eight of the twelve directors, or 66.7% of the directors). Accordingly, it is exempt from certain NYSE listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent, (ii) have a compensation committee composed entirely of directors who qualify as independent, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent.

        TDS is required to have at least three directors who qualify as independent to serve on the Audit Committee and the TDS Audit Committee has four independent members. Such directors must qualify as independent under the NYSE Listed Company Manual, including the independence requirements under Section 10A-3 of the Securities Exchange Act of 1934, as amended (collectively, "Section 10A-3"). TDS' definition for independence is the same as that of the NYSE and TDS does not have any additional independence requirements.

        Pursuant to the requirements of the NYSE, the TDS board of directors affirmatively determined (i) that each member of the TDS Audit Committee has no material relationship with TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"), either directly or as a partner, shareholder or officer of an organization that has a relationship with any member of the TDS Consolidated Group, and (ii) that each of such persons is independent considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any. The TDS board of directors considered that none of the independent directors had any transactions, relationships or arrangements with any member of the TDS Consolidated Group, except in their capacities as directors and members of board committees of TDS.

        In addition to the four independent directors on the Audit Committee, incumbent directors Kimberly D. Dixon, Gary L. Sugarman and director nominee Wade Oosterman qualify as independent directors under the listing standards of the NYSE. As a result, both before and after the 2019 annual meeting, six of the twelve director nominees, or 50% of the directors, qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

        The board of directors held six meetings during 2018. Each incumbent director attended at least 75% of the total number of board meetings and 75% of their respective committee meetings (at which time such person was a director).

Corporate Governance Guidelines

        Under NYSE listing standards, TDS is required to adopt and disclose corporate governance guidelines that address certain specified matters. TDS has adopted Corporate Governance Guidelines that can be found on TDS' website, www.tdsinc.com, under Corporate Governance—Governance Guidelines.

        Succession Planning:    The corporate governance guidelines provide: In the event of the absence of the President and CEO or in the event of his inability or refusal to act as President and CEO or in the event of his death, resignation, removal or disqualification (a "permanent absence"), the Chairman of the Board will, automatically and without any action on the part of the Board of Directors or otherwise, succeed to and perform the duties of the President and CEO and, when so acting, will have all the powers of and be subject to all the restrictions placed upon the President and CEO set forth in the Company's bylaws. In the event of the permanent absence of both such persons, the vacancy in the position of President and CEO will be filled with a person who is selected by the Board of Directors.

        The board of directors receives an annual presentation regarding succession planning and discusses it regularly.

Board Evaluation

        TDS conducts an annual board self-assessment. The assessment is conducted by the Senior Vice President—Corporate Relations and Corporate Secretary. All Directors are interviewed and topics include matters relating to board oversight, board composition, committee structure, board succession planning, along with board meeting logistics. Additionally, director skills, background, characteristics are discussed. Discussions have been open, candid and frank. Self-assessment results are discussed both quantitatively and qualitatively with the Corporate Governance and Nominating Committee and the full Board.

        Similarly, each committee of the board of directors evaluated its performance and effectiveness in 2018.

Committees

Corporate Governance and Nominating Committee (CGNC)

Meetings in Fiscal 2018: 4

Members: Walter C. D. Carlson (Chair), LeRoy T. Carlson, Jr., Mitchell H. Saranow [I]

Responsible for:

  •
  advising the Board of corporate governance matters

  •
  developing and recommending Corporate Governance Guidelines

  •
  developing selection objectives and overseeing searches for qualified individuals to serve on the board

  •
  performing functions outlined in Corporate Governance Guidelines

[I]—Independent under NYSE standards

        Under NYSE listing standards, a controlled company is not required to have a CGNC. In addition, if a controlled company voluntarily establishes a CGNC, it is not required to be composed entirely of independent directors. TDS voluntarily established a CGNC. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

Audit Committee

Meetings in Fiscal 2018: 8, including joint meetings with U.S. Cellular Audit Committee

Members: George W. Off (Chair), Clarence A. Davis [FE], Christopher D. O'Leary, Mitchell H. Saranow [FE]

Responsible for:

  •
  assisting the Board of Directors in oversight of:

  •
  the integrity of financial statements

  •
  compliance with legal and regulatory matters

  •
  the registered public accounting firms qualifications and independence

  •
  the performance of the internal audit function and registered public accounting firm

  •
  preparing audit committee report (pages 29-30)

  •
  performing functions outlined in Audit Committee Charter

[FE]—Financial Expert

        Each member qualifies as independent under NYSE standards and Section 10A-3 that is applicable only to Audit Committee members.

        A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

Pre-Approval Procedures

        The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee, consistent with the requirements of the Sarbanes Oxley Act of 2002 and rules issued thereunder.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee charter provides that the Audit Committee has responsibility for related party transactions between officers, directors, principal shareholders and the company, as defined by the rules of the NYSE.

        Other than NYSE requirements, TDS has no related party policies or procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures, and TDS does not maintain any written document evidencing such policies and procedures.

        See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for discussion of any related party transactions since the beginning of the last fiscal year.

 Compensation Committee

Meetings in Fiscal 2018: 6

Members: Christopher D. O'Leary (Chair), Kimberly D. Dixon, George W. Off, Gary L. Sugarman

Responsible for:

  •
  overseeing compensation of TDS executive officers, other than executive officers of U.S. Cellular or any of its subsidiaries

  •
  Includes salary, bonus, long-term compensation and all other compensation

  •
  reviewing and recommending to the Board the Long-Term Incentive Plans

  •
  performing functions outlined in Compensation Charter

  •
  utilizing services of an independent compensation consultant

Each member qualifies as independent under NYSE standards

        Although not required to do so under NYSE listing standards because it is a controlled company, TDS has voluntarily established a Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE.

        Even though the Compensation Committee charter permits it to delegate some or all of the administration of the long-term incentive plans, the Compensation Committee has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.

        The Compensation Committee does not approve director compensation. It is the view of the TDS board of directors that this should be the responsibility of the full board of directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS board of directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.

        A copy of the charter of the Compensation Committee is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

Technology Advisory Group (TAG) Committee

Meetings in Fiscal 2018: 3

Members: LeRoy T. Carlson, Jr. (Chair), Kimberly D. Dixon, George W. Off, Christopher D. O'Leary

  •
  Responsible for reviewing, monitoring and informing the Board of Directors on technology and related matters affecting TDS business units and its customers, along with its competitors and their customers

  •
  TAG does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role

  •
  TAG Committee members are also members of the Technology Advisory Group which includes representatives of management and employees of TDS and U.S. Cellular

        The TAG Committee does not have a charter. The responsibilities of the TAG Committee, as generally described above, are set forth in full in the resolutions of the Board establishing such committee.

Pricing Committee

All actions in 2018 were taken by unanimous consent.

Members: LeRoy T. Carlson, Jr. (Chair), Kenneth R. Meyers, Walter C. D. Carlson, alternate member

  •
  Taking actions with respect to TDS financing and capital transactions, such as issuance, redemption or repurchase of debt or shares of capital stock

        The Pricing Committee does not have a charter. The responsibilities of the Pricing Committee as generally described above are set forth in full in the resolutions of the Board establishing such committee, as amended.

Director Nomination Process

        The CGNC charter provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the board of directors and recommend to the board of directors prospective nominees and the re-nomination of incumbent directors. The committee does not nominate directors. The entire board of directors determines whether to nominate prospective nominees and re-nominate incumbent directors.

Board Refreshment

        TDS believes good governance begins with an engaged and diverse board. TDS also believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills, education, attributes and other characteristics to permit the board to have a variety of views and insights. Women comprise one-fourth of the current board.

        In 2013, the CGNC established a process relating to board refreshment and committee composition. Related to this:

  •
  The CGNC and the full board of directors consider the tenure, qualifications and expertise of all of the incumbent directors.

  •
  The CGNC identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.

  •
  In its annual board assessment, the full board of directors considers its composition and discusses expertise that may be needed in the future.

  •
  The CGNC and the full board of directors also consider the appropriate composition of each of the committees of the board of directors.

        Taking into account the above matters, as well as TDS' business and structure, the Corporate Governance and Nominating Committee embarked on board refreshment at the 2019 annual meeting. The Board has nominated Wade Oosterman to be elected by the holders of Common Shares and Mitchell H. Saranow will be appointed Director Emeritus following the 2019 annual meeting.

        The TDS CGNC does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, TDS values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the CGNC takes into account all facts and circumstances, including diversity.

        TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares, nominations of directors for election by the holders of Series A Common Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the CGNC and/or the TDS board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Shareholders that desire to nominate directors must follow the procedures set forth in TDS' Bylaws.

        Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a person will not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS CGNC or the board of directors with the advice of counsel. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS CGNC or the board of directors. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if, as determined by the TDS CGNC or the board of directors with the advice of counsel, (i) such person's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.

        Section 1.15 of the TDS Bylaws provides that a person properly nominated by a shareholder for election as a TDS director shall not be eligible for election as a director unless he or she signs and returns to the Secretary of TDS, within fifteen days of a request therefor, written responses to any questions posed by the Secretary, that are intended to (i) determine whether such person may qualify as independent and would qualify to serve as a director of TDS under rules of the FCC, and (ii) obtain information that would be disclosed in a proxy statement with respect to such person as a nominee for election as a director and other material information about such person.

        Whether or not the CGNC will recommend that the TDS board re-nominate, and the TDS board will re-nominate, existing directors for re-election depend on all facts and circumstances, including views on how the director has performed his or her duties. In the event of a vacancy on the board of a director elected by the holders of Series A Common Shares, nominations are based on the recommendation of the trustees of the TDS Voting Trust. In the event of a vacancy on the board of a director elected by the holders of Common Shares, TDS may use various sources to identify potential candidates, including an executive search firm. In addition, the CGNC may consider recommendations by shareholders that hold a significant number of Common Shares. Potential candidates are initially screened by the CGNC and by other persons that the committee designates. Following this process, the CGNC will consider whether one or more candidates should be considered by the full board of directors.

        All of the incumbent nominees approved by the TDS board for inclusion on TDS' proxy card for election at the 2019 Annual Meeting were recommended for re-nomination by the CGNC. The CGNC has recommended that Mitchell H. Saranow be appointed Director Emeritus at the expiration of his term at the 2019 annual meeting and Wade Oosterman be nominated for election as director to succeed Mr. Saranow. Additionally, Kimberly D. Dixon, who was elected by the holders of Common Shares at the 2018 annual meeting, is now recommended for election by the holders of Series A Common Shares and George W. Off, who was elected by the holders of Series A Common Shares at the 2018 annual meeting, is now recommended for election by the holders of Common Shares at the 2019 annual meeting. In 2018, TDS paid a fixed fee to a search firm for identification of potential board candidates.

Shareholder Engagement

        The TDS board of directors and management value the views of our shareholders and are committed to doing what is in the best interests of all stakeholders over the long term.

        TDS has been conducting its annual shareholder engagement program with respect to corporate governance and executive compensation programs since 2014. Discussions are intended to occur outside of the proxy season and we prepare a presentation as background for our discussions. Management and the board value the feedback and have responded with changes such as the introduction of our performance share units and a proxy summary. In 2018, we offered to engage on governance-related topics with shareholders representing over 60% of our outstanding common shares. Our engagement team is led by our Senior Vice President of Corporate Relations and Corporate Secretary.

        In addition, TDS speaks with institutional shareholders throughout the year. Quarterly, we conduct earnings conference calls and we regularly attend investor conferences and hold one-on-one meetings with shareholders and potential investors throughout the United States as well as overseas. Also, senior management and all directors are encouraged to attend each Annual Meeting of Shareholders, where shareholders have the opportunity to make comments and ask questions.

        TDS' shareholder engagement program will at all times be conducted in accordance with applicable law, including Regulation FD, and it does not share material non-public information with any shareholder, investor or analyst. Further, our shareholder engagement program in no way replaces or diminishes other ways in which shareholders can communicate with management or the board of directors.

        TDS' Investor Relations department is the key point of contact for shareholder interaction. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com.

Shareholder Communication with Directors

        Shareholders or other interested parties may send germane communications to the TDS board of directors, to the Chairman of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of TDS at its corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago IL 60602. Any shareholder or other communications that are addressed to the board of directors, the Chairman of the Board, the non-management or independent directors or specified individual directors will be delivered by the Secretary of TDS to such persons or group.

        For more information, see the instructions on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Contact the Board.

Meetings of Non-Management and Independent Directors

        As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. The TDS Chairman of the Board, Walter C. D. Carlson, a non-management director, presides at all meetings of the non-management directors. In addition, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.

TDS Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the board of directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the persons serving as directors at that time, except for one director, attended the 2018 annual meeting.

Stock Ownership Guidelines

        The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of at least three times, or $240,000, the cash retainer which is currently $80,000. The board of directors reviews this minimum ownership requirement periodically. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com, under Corporate Governance—Governance Guidelines.

        Although TDS does not have executive officer stock ownership guidelines, certain executive officers are directors and subject to the director stock ownership guidelines. In particular, as of February 28, 2019, the following executive officers were directors and each beneficially owned more shares of common stock (Common Shares and Series A Common Shares) than required: excluding stock option awards, restricted stock units and phantom awards, James W. Butman owned 8,109 shares; LeRoy T. Carlson, Jr., owned 4,223,583 shares; and Kenneth R. Meyers owned 117,996 shares.

TDS EXECUTIVE OFFICERS

        Although they are TDS executive officers, the below list does not include James W. Butman, LeRoy T. Carlson, Jr. and Kenneth R. Meyers who are all TDS Board members because they are included above under Election of Directors. Unless indicated, the position held is an office of TDS. The age is as of the date this proxy statement.

Name	Age	Position
Douglas W. Chambers	49	Senior Vice President—Finance and Chief Accounting Officer
Daniel J. Dewitt	67	Senior Vice President—Human Resources
Joseph R. Hanley	52	Senior Vice President—Technology, Services and Strategy
Jane W. McCahon	58	Senior Vice President—Corporate Relations and Corporate Secretary
Peter L. Sereda	60	Senior Vice President—Finance
Kurt B. Thaus	60	Senior Vice President and Chief Information Officer
Scott H. Williamson	68	Senior Vice President—Acquisitions and Corporate Development

        Douglas W. Chambers.    Douglas W. Chambers was appointed Senior Vice President—Finance and Chief Accounting Officer in May 2018. Prior to that, he was Vice President and Controller at U.S. Cellular since 2017, prior to that he was Vice President and Controller for TDS since 2015 and Assistant Controller at TDS since 2012.

        Daniel J. DeWitt.    Daniel J. DeWitt was appointed Senior Vice President of Human Resources in January 2017. Prior to that, he was an Executive Psychologist at Shields Meneley Partners, since 2006.

        Joseph R. Hanley.    Joseph R. Hanley was appointed Senior Vice President—Technology, Services and Strategy of TDS in 2012. Prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.

        Jane W. McCahon.    Jane W. McCahon was appointed Senior Vice President—Corporate Relations and Corporate Secretary in 2016. Prior to that, she was Vice President—Corporate Relations and Corporate Secretary since 2013. She joined TDS as Vice President—Corporate Relations in 2009.

        Peter L. Sereda.    Peter L. Sereda was appointed Senior Vice President—Finance in May 2018. Prior to that he was Senior Vice President—Finance and Treasurer of TDS for more than five years. In 2014, Mr. Sereda was appointed to the board of directors of U.S. Cellular.

        Kurt B. Thaus.    Kurt B. Thaus has been the Senior Vice President and Chief Information Officer of TDS for more than five years. In 2014, Mr. Thaus was appointed to the board of directors of U.S. Cellular. Effective January 1, 2018, Mr. Thaus assumed responsibility for TDS' subsidiary OneNeck IT Solutions, with the CEO of OneNeck IT Solutions reporting to him.

        Scott H. Williamson.    Scott H. Williamson has been the Senior Vice President—Acquisitions and Corporate Development of TDS for more than five years.

        All of the executive officers devote all of their employment to the affairs of TDS and/or its subsidiaries.

        Douglas D. Shuma was TDS' Senior Vice President-Finance and Chief Accounting Officer until his retirement on May 18, 2018. Mr. Shuma's officer positions were assumed by Douglas W. Chambers.

Code of Business Conduct and Ethics Applicable to Officers and Directors

        As required by Section 303A.10 of the NYSE Listed Company Manual, TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors, that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to TDS' Internet website, www.tdsinc.com, under Corporate Governance—Officer & Director Code of Conduct.

        In addition, TDS has adopted a broad Code of Business Conduct that is applicable to all officers and employees of TDS and its subsidiaries. The foregoing code has also been posted to TDS' Internet website, www.tdsinc.com, under Corporate Governance—Code of Conduct.

        TDS intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes, by posting such information to TDS' Internet website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K. There were no such waivers during 2018.

 PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I being asked to vote on in Proposal 2?

        In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2019. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.

How does the board of directors recommend that I vote on this proposal?

        The board of directors unanimously recommends a vote FOR approval of the ratification of the selection of PwC.

        We anticipate continuing the services of PwC for the current year. Representatives of PWC are expected to be present at the 2019 Annual Meeting and they will have the opportunity to make a statement and respond to appropriate questions raised by shareholders or submitted in writing prior to the meeting.

Is this vote binding on the board of directors?

        This vote is an advisory vote only, and therefore it will not bind TDS, our board of directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of our independent registered public accounting firm by our Bylaws. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes which could be cast by shares present or represented by proxy at the 2019 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PwC, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2019.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

 FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PwC for 2018 and 2017:

	2018	2017
Audit Fees(1)	$4,497,213	$5,085,568
Audit Related Fees(2)	295,373	327,087
Tax Fees(3)	—	—
All Other Fees(4)	13,770	14,670

Total Fees	$4,806,356	$5,427,325

(1)
Represents the aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years 2018 and 2017 included in TDS' and U.S. Cellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and U.S. Cellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

(2)
Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and U.S. Cellular's financial statements that are not reported under Audit Fees. In both 2018 and 2017, this amount represents fees billed for audits of subsidiaries.

(3)
Represents the aggregate fees billed for tax compliance, tax advice, and tax planning, if any.

(4)
Represents the aggregate fees billed for services, other than services described in Notes (1), (2) or (3), if any. In both 2018 and 2017, this amount includes the fee for access to a virtual accounting research service.

        See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures with respect to TDS' independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed of four board of directors that are "independent" as defined by the NYSE. The Audit Committee has a written charter that has been approved by the TDS board of directors, a copy of which is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

        Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee reviewed and discussed the audited financial statements with management, the internal audit staff and representatives of PwC, TDS' independent registered public accounting firm for 2018. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PwC also included the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, relating to information regarding the scope and results of the audit. The Audit Committee also received from PwC written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB and discussed this with PwC. The Audit Committee also considered and concluded that the provision of non-audit services by PWC to TDS during 2018 was compatible with their independence.

        Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2018 be included in TDS' Form 10-K for the year ended December 31, 2018.

        In addition to the foregoing report required by SEC rules, the following represents supplemental information voluntarily disclosed by the Audit Committee:

        The Audit Committee holds quarterly regularly scheduled in person meetings along with teleconferences to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson with input from other Committee members and the TDS Vice President—Internal Audit.

        During 2018, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions with TDS management, TDS' Vice President—Internal Audit, TDS' General Counsel, and representatives of PwC, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place.

        The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PwC TDS' internal control assessment process, management's assessment and its evaluation of TDS' system of internal control over financial reporting.

        The Audit Committee reviewed with senior members of management, including the Vice President—Internal Audit and General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct and Whistleblower hotline activity, were also reviewed.

        The Audit Committee evaluates the performance of PwC, including the senior audit engagement team, each year and determines whether to reengage PwC or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee decided to engage PwC as TDS' independent registered public accountants for the year ending December 31, 2019. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PwC the audited financial statements of TDS, including the quality of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting. In performing all of these functions, the Audit Committee acts in an oversight capacity and relies on TDS' management and PwC.

        By the members of the Audit Committee of the board of directors of TDS:

George W. Off, Chair	Clarence A. Davis	Christopher D. O'Leary	Mitchell H. Saranow

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I being asked to vote on in Proposal 3?

        In Proposal 3, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers ("NEO") as disclosed in this 2019 Proxy as required, including Compensation Discussion and Analysis, compensation tables and discussions. This vote is required to be submitted to shareholders pursuant to SEC rules adopted under provisions in the Dodd-Frank Act. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.

        TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2017 Annual Meeting and the shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the Say-on-Frequency votes in 2017, the TDS board of directors adopted a policy to hold the Say-on-Pay vote every year. Accordingly, TDS is holding a Say-on-Pay vote every year unless and until this policy is changed and it will submit the next Say-on-Frequency proposal to shareholders at the 2023 Annual Meeting.

        This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the compensation philosophy, policies and practices.

How does the board of directors recommend that I vote on this proposal?

        The board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.

        TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

        Consistent with these goals, the Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.

Is this vote binding on the board of directors?

        The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

        The results of the Say-on-Pay vote will be disclosed on a Form 8-K.

Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

 EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the Company's values and long-term perspective.

        The objectives of TDS' compensation programs for executive officers are to:

  •
  support TDS' overall business strategy and objectives;

  •
  attract and retain high-quality management;

  •
  link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and

  •
  provide competitive compensation opportunities consistent with the financial performance of TDS.

        The primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value measured primarily in such terms as consolidated operating revenue, consolidated adjusted earnings before interest, taxes, depreciation, and amortization, and consolidated capital spending. Operating units of TDS may have somewhat different primary financial measures. TDS' compensation policies for executive officers are designed to reward the achievement of such corporate performance goals.

        TDS' compensation programs are designed to reward performance on both a short-term and long-term basis. With respect to the NEOs identified in the Summary Compensation Table, the design of compensation programs and performance rewarded are similar but with some differences for each of the NEOs depending on such officer's position and responsibilities. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers are believed to have some control and which are viewed as important to TDS' long-term success. TDS believes compensation should be related to the performance of TDS.

        The Compensation Committee evaluates the performance of the President and CEO of TDS in light of the annual and ongoing objectives for TDS and its primary business units and the degree of attainment of those objectives, and sets the elements of compensation for him on such performance evaluation and compensation principles.

        With respect to the other executive officers identified in the Summary Compensation Table, the Compensation Committee reviews management's evaluation of the performance of such executive officers, as approved by the President and CEO, and determines and approves the elements of compensation for such executive officers, considering such performance evaluations and compensation principles and the Compensation Committee's own assessment of the performance of these officers, as discussed below.

Executive Compensation Best Practices

        We annually review all elements of compensation and where appropriate may make changes. The following provides a summary of "what we do" and "what we don't do".

What we do

✓

To align pay and performance, we grant performance-based stock units

✓

We design our compensation programs to motivate executive officers to act in the long-term interest of TDS

✓

Our executive officer compensation levels are based in part on competitive market compensation data supplied by our Compensation Committee's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Willis Towers Watson

✓

We have an independent Compensation Committee, that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of U.S. Cellular, whose compensation is approved by U.S. Cellular's chairman and Long-Term Incentive Compensation Committee

✓

TDS may seek to adjust or recover awards or payments if performance measures are restated or otherwise adjusted as described under "Clawback" below

✓

To align the executive bonus program with the interests of our shareholders, we have increased the company performance component weighting while decreasing the individual performance component weighting. Bonuses paid in 2019 with respect to 2018 performance were calculated with a 80% company performance weighting and a 20% individual performance weighting. The ratio was 50% (company)—50% (individual) in 2012.

✓

A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible

✓

The maximum amount of the TDS bonus paid to officers related to company performance is 195% of the target opportunity allocated to company performance

What we don't do

✗ Hedging by officers is prohibited ✗ TDS provides limited perquisites ✗ Except in limited circumstances, our plans, awards and agreements do not include tax gross-ups	✗ TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information

Results on Say-on-Pay Vote

        At our 2018 annual meeting, approximately 99% of the votes cast for the Say-on-Pay vote were in support of the Company's executive compensation program. Considering that substantial support and other factors, the Compensation Committee did not make any significant changes to TDS' executive compensation policies and decisions in 2018.

2018 Officer Bonus Plan Places More Weight on Company Performance

        In March 2018, TDS approved changes to its 2018 officer bonus plan that increased the company performance weighting to 80% from 70%, while decreasing the individual performance weighting from 30% to 20%. Additionally, TDS changed its company performance metric weightings increasing the importance of consolidated adjusted EBITDA from 35% to 40% and decreasing the importance of consolidated capital expenditures from 15% to 10%.

TDS' Compensation Program

        The elements of executive compensation under TDS' compensation program include both annual cash and long-term equity compensation. Annual compensation decisions are based on both individual and corporate short-term and long-term performance. TDS has chosen to pay and provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. Executive compensation is intended to provide an appropriate balance between long-term and short-term performance.

Elements of Compensation

Annual Cash Compensation	Equity Compensation	Other Benefits Available to Named Executives	Other Generally Applicable Benefits Plans
• Salary	• Performance Share Unit Awards	• Supplemental Executive Retirement Plan	• Tax-Deferred Savings Plan (401(k))
• Bonus	• Stock Options	• Limited Perquisites	• Pension Plan
	• Stock Awards	• Deferred compensation	• Welfare Benefits
(during employment and retirement)

        The following charts summarize the material elements of the Company's 2018 executive compensation programs for NEOs. Percentages are rounded.

        CEO and Other NEOs have a substantial portion of their compensation At-Risk due to it being tied to company performance.

(1)
The All Other NEOs chart excludes Mr. Meyers' 2018 compensation because his compensation was approved by U.S. Cellular. Mr. Chambers' 2018 compensation was also excluded since a portion of his 2018 compensation was approved by U.S. Cellular. Mr. Shuma's 2018 compensation was also excluded because he retired in May 2018.

        The Compensation Committee does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The Compensation Committee makes long-term incentive awards based on performance for a particular year and other considerations.

Risks Relating to Compensation to Executive Officers

        TDS does not believe that incentives related to compensation encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of TDS, or that risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Also, TDS does not believe that risks arising from TDS' compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS.

Compensation Consultant

        Willis Towers Watson is TDS management's primary compensation consultant but has from time to time provided materials to the Compensation Committee. Willis Towers Watson also provides compensation consulting and other services to U.S. Cellular, which are described in the U.S. Cellular 2019 proxy statement. The TDS Compensation Committee has no involvement in U.S. Cellular's compensation policies or practices.

        As required by SEC rules, the following discloses the role of Willis Towers Watson in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Willis Towers Watson with respect to the performance of its duties under its engagement. Willis Towers Watson provides external market compensation data to TDS from their executive compensation survey database. See "Benchmarking/Market Compensation Data" below. Willis Towers Watson also performs other services for TDS, which may include consulting on TDS compensation plans.

        The Compensation Committee's charter provides that it shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding for any advisor retained, as well as ordinary administrative expenses that are necessary or appropriate in carrying out its duties. Pursuant to such authority, since 2008, the Compensation Committee has retained and obtained the advice of Compensation Strategies, Inc., a provider of executive compensation consulting services. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies has not provided any services to TDS nor its affiliates other than its services to the Compensation Committee.

        As required by SEC rules, the following discloses the role of Compensation Strategies in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Compensation Strategies with respect to the performance of its duties under its engagement: Compensation Strategies reviews TDS' various compensation elements and programs and provides independent analysis and advice to the Compensation Committee for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2018 as a comparison to the information provided by Willis Towers Watson. In 2018, Compensation Strategies also provided advice to the Compensation Committee relating to the designs of the bonus program and the long-term incentive program, as well as advice on other elements of compensation.

Compensation Consultant Conflicts of Interest

        As required by SEC and NYSE rules, with regard to Willis Towers Watson and Compensation Strategies, the Compensation Committee considered if their work raised any conflict of interest.

        Based on its review, the Compensation Committee determined that the work did not raise any conflict of interest considering the factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended.

        Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the Compensation Committee believes that Compensation Strategies would nonetheless satisfy the independence requirements of such rules if they were applicable, considering the factors identified in Rule 10C-1.

        Neither Willis Towers Watson nor Compensation Strategies provides any advice as to director compensation.

Unrealized Components of Compensation

        The compensation reported under "Stock Awards" and "Option Awards" in the Summary Compensation Table represents grant date values as required by SEC rules, and does not represent currently realized or realizable compensation. The NEOs will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash. There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term. The compensation realized by a NEO may be more or less than the amount reported in the Summary Compensation Table below depending on the performance of the TDS stock price and other factors. With respect to 2018, the amount of compensation realized by each NEO can be approximated by (i) deducting from the amount in the "Total" column in the Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized by such officer as set forth in the Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.

Benchmarking/Market Compensation Data

        TDS does not engage in "benchmarking" as defined by the SEC, which would entail using compensation data about other companies as a reference point—either wholly or in part—to base, justify or provide a framework for a compensation decision.

        TDS does obtain, review and consider a broad-based third-party survey of market compensation data from Willis Towers Watson. For compensation decisions in 2018, data was obtained from the Willis Towers Watson 2018 database, which contained data for over 1,100 companies that represented a diverse range of companies across all industries, including companies from the telecommunications, retail, financial, electronics, pharmaceutical, manufacturing and consumer products sectors. This database was used to identify the ranges of annual cash compensation considered to be appropriate for the NEOs. This database also was used in evaluating the equity compensation awards of the NEOs. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. In addition, TDS believes this methodology is more statistically valid than solely benchmarking these elements of compensation to the limited number of companies in the peer group used for the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders.

        The identities of the individual component companies that are included in the Willis Towers Watson database are not disclosed or considered by TDS or the Compensation Committee. TDS and the Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Willis Towers Watson.

        In addition, the Compensation Committee obtains peer group information from Compensation Strategies. In particular, with respect to 2018, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers. This was done as a comparison against the information provided by Willis Towers Watson in connection with the approval of 2018 compensation.

        Compensation Strategies created an industry peer group that consisted of the following 17 publicly-traded companies: American Tower Corp., CenturyLink Inc., Cincinnati Bell Inc., Consolidated Communications Holding, Inc., Crown Castle International Corp., DISH Network Corporation, Equinix, Inc., Fairpoint Communications, Inc., Frontier Communications Corp., General Communications Inc., Harris Corporation, IDT Corporation, Level 3 Communications, Inc, NII Holdings, Inc., SBA Communications Corporation, Vonage Holdings Corp. and Windstream Holdings, Inc. These companies were included in this analysis because they are companies somewhat similar in size to TDS in similar industries.

        TDS also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to generally understand the market for compensation arrangements for executives, but is not used for benchmarking purposes.

Company Performance

        U.S. Cellular produced a payout of 144.3% of target for the company performance portion of its 2018 executive bonus plan, as disclosed in the U.S. Cellular 2019 proxy statement. TDS Telecom company performance for purposes of its 2018 bonus plan was determined to be 121.2% of target. For bonuses relating to 2018 performance paid in 2019, TDS company performance was based on consolidated results of TDS. The TDS consolidated company performance for purposes of its 2018 bonus paid in 2019 was determined to be 130.4% of target.

        For 2018, the TDS consolidated company performance was based on the following three metrics with the following weights: consolidated operating revenue (50%), consolidated adjusted earnings before interest, taxes, depreciation and amortization (40%), and consolidated capital expenditures (10%).

        The following shows TDS' calculation of consolidated company performance with respect to 2018. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. The below bonus results and targets are intended to reflect the regular operating results over which TDS officers have significant influence.

Performance Measures	Final Bonus Results for 2018	Final Target for 2018	Bonus Results as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Interpolated % of Target Bonus Earned (if within Minimum and Maximum Range)	Weight	Weighted Avg % of Target Bonus
Consolidated Operating Revenue(1)	$5,109	$5,126	99.7%	90%	110%	98.3%	50%	49.2%
Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization(2)	$1,109	$1,005	110.3%	85%	115%	169.0%	40%	67.6%
Consolidated Capital Expenditures(3)	$767	$826	92.8%	105%	90%	136.0%	10%	13.6%

Overall Company Performance							100%	130.4%

(1)
Consolidated Operating Revenue is based on the externally reported metric

(2)
Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization will not align with the externally reported metric due to an adjustment for U.S. Cellular's equity in earnings of unconsolidated entities

(3)
Consolidated Capital Expenditures aligns with externally reported metric

        If a metric does not meet the minimum threshold performance level, the plan provides that it will be at the discretion of the Compensation Committee to determine if a bonus will be paid with respect to such metric. If maximum performance or greater is achieved, 200% of the bonus opportunity for that metric will be funded, except with respect to Consolidated Capital Expenditures for which the maximum bonus opportunity is 150% of target. As shown above, the minimum threshold was achieved with respect to all of the three metrics, but performance was less than maximum performance for all three metrics. As a result, the payout level was interpolated as indicated above based on the formula included in the TDS bonus plan.

        In accordance with this methodology, the overall percentage deemed to have been achieved by TDS for company performance with respect to 2018 was 130.4%.

Personal Objectives and Performance

        In addition to TDS and/or business unit performance, the Compensation Committee may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.

        The TDS executive bonus plan considers company performance and individual performance when determining the amount of bonuses.

TDS Corporate Objectives and Accomplishments

        In addition to achieving TDS financial performance of 130.4% of target as discussed above, TDS Corporate supported the overall organization in the following initiatives:

  •
  achieving financial targets while continuing to make long-term investments in the business;

  •
  helping the business units identify and realize additional cost savings and cost efficiencies;

  •
  developing and, as appropriate, executing financing strategies for growth initiatives while minimizing financing and other risk;

  •
  assisting U.S. Cellular in maximizing the value of non-strategic spectrum;

  •
  providing recommendations for ways to improve the long-term sustainability of TDS, including its business units;

  •
  assisting TDS Telecom in sourcing, evaluating and acquiring attractive cable/broadband companies and fiber opportunities; and

  •
  executing capital allocation strategy taking into account the funding needs and corporate strategy of the enterprise and the impact on medium and long term share value.

        The following shows the position, tenure and primary responsibilities of each NEO, which, among other factors, were considered in connection with compensation paid by TDS in or with respect to 2018:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas W. Chambers	James W. Butman	Scott H. Williamson	Douglas D. Shuma
Position at TDS	Director and President and CEO	Director and Executive Officer	Senior Vice President—Finance and Chief Accounting Officer (chief financial officer and chief accounting officer)	Director and Executive Officer	Senior Vice President—Acquisitions and Corporate Development	Former Senior Vice President—Finance and Chief Accounting Officer (chief financial officer and chief accounting officer)
Position at U.S. Cellular	Director and Chairman	Director and President and CEO	Chief Accounting Officer	N/A	N/A	Former Director and Former Chief Accounting Officer
Position at TDS Telecom	Director and Chairman	N/A	Director and Chief Accounting Officer	Director and President and CEO	N/A	Former Director and Former Chief Accounting Officer
Year Appointed to Current Officer Title	1981 (President) and 1986 (CEO)	2013	2018	2018	1998	N/A
Year First Involved with TDS or its Subsidiaries as Director or Employee	1968	1987	2007	1985	1995	2007
Primary Responsibilities for 2018	Primary responsibility for operations and performance of TDS and subsidiaries as TDS CEO	Primary responsibility for operations and performance of U.S. Cellular as its CEO	Primary responsibility for accounting policy, internal controls over financial reporting, and tax functions at TDS	Primary responsibility for operations and performance of TDS Telecom as its CEO	Primary responsibility for acquisitions and corporate development of TDS and subsidiaries	Primary responsibility for accounting policy, internal controls over financial reporting, and tax functions at TDS

Letter and Consulting Agreements

        U.S. Cellular and Kenneth R. Meyers are parties to a letter agreement dated July 25, 2013 relating to his appointment as President and CEO effective June 22, 2013 (the "Meyers Letter Agreement"). The Meyers Letter Agreement provided for Mr. Meyers' cash compensation and equity awards for 2013, and includes provisions relating to annual equity awards in subsequent years, cash reimbursements or payments with respect to retiree medical/life insurance benefits and a related tax gross-up, and severance (pursuant to which Mr. Meyers would be entitled to his then current annual base salary in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019). See footnote (2) to the Summary Compensation Table below for further details.

        TDS and Douglas W. Chambers are parties to a letter agreement relating to his appointment as Senior Vice President-Finance and Chief Accounting Officer effective May 18, 2018. The Letter Agreement provides for (i) an annual base salary of $360,000 per year (subject to adjustment from time to time); (ii) an annual bonus program target of 45% of his annual base salary; and (iii) an annual equity award target of 110% of his annual base salary.

        TDS entered into a Consulting Agreement with Douglas D. Shuma effective June 1, 2018 and continuing through May 31, 2019. The agreement provides Mr. Shuma with a fee of $12,500 per month in exchange for his consulting services and requires Mr. Shuma to comply with covenants relating to non-disclosure of confidential information.

Annual Cash Compensation

        Annual cash compensation decisions are generally made concurrently by the Compensation Committee each year for each of the NEOs (other than the President and CEO of U.S. Cellular, whose compensation is not determined by the Compensation Committee but rather by the Chairman and LTICC of U.S. Cellular). Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO.

        As part of the process of determining the appropriate elements of annual cash compensation for the NEOs, the Compensation Committee is provided with information about the compensation of similar executive officers at other companies, including chief executive officers of companies, chief executive officers and chief operating officers of principal business units, if available, chief financial officers and other officers with responsibilities comparable to the TDS NEOs, as reported in the survey data discussed above and the proxy statements of other companies. The Compensation Committee also considers recommendations from the President and CEO of TDS regarding compensation for the NEOs other than himself, each of which reports directly to him. TDS' Senior Vice President—Human Resources prepares for the Compensation Committee an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.

        Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are determined, based on information submitted by the executive and by others familiar with his or her performance, including the President and CEO of TDS in the case of the NEOs other than himself. The Compensation Committee evaluates the information in terms of the personal objectives established for such executive officer for the performance appraisal period.

        The Compensation Committee also assesses how well TDS did as a whole during the year and the extent to which the President and CEO of TDS believes that the other executive officers contributed to the results. With respect to executive officers having primary responsibility over a certain business unit or division of TDS, the Compensation Committee considers the performance of the business unit or division and the contribution of the executive officer.

        In general, other facts and circumstances that the Compensation Committee and TDS President and CEO consider include TDS' status as a public company and a controlled company; the publicly-available market cash compensation information of TDS' publicly-held peers and other publicly-held companies; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; the value of TDS' assets; and TDS' primary financial focus of increasing long-term shareholder value.

        The Compensation Committee uses these sources and makes the determination of appropriate elements of compensation and ranges for such elements for such NEOs based on its informed judgment, using the information provided to it by the TDS Human Resources department, Willis Towers Watson and Compensation Strategies. The Compensation Committee also has access to numerous performance measures and financial statistics prepared by TDS. This financial information includes the audited financial statements of TDS, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. The Compensation Committee may also consider such other factors as it deems appropriate in making its compensation decisions.

        The elements of compensation and ranges for such elements are discretionary. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Instead, various facts and circumstances are taken into consideration by the Compensation Committee. Ultimately, it is the informed judgment of the Compensation Committee, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the executive officers.

Base Salary

        The base salary of each officer is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year. Column (c), "Salary," in the Summary Compensation Table includes the dollar value of base salary (cash and non-cash) earned by the NEOs during 2018, 2017 and 2016, whether or not paid in such year.

        The following shows certain information relating to the rate of base salary in 2018 compared to 2017 for the NEOs whose 2017 compensation was previously reported.

	LeRoy T. Carlson, Jr.	Scott H. Williamson	Douglas D. Shuma*
2017 Base Salary effective 1/1/17	$1,352,700	$680,000	$446,500
2018 Base Salary effective 1/1/18	$1,352,700	$697,000	$460,500
$ Change in 2018	—	$17,000	$14,000
% Change in 2018	—	3%	3%

*
Mr. Shuma retired in May 2018.

        The TDS Compensation Committee reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."

Bonus

        TDS established the 2018 Officer Bonus Program for awarding bonuses to certain officers. This bonus program covered all TDS executive officers other than the President and CEO of TDS. This program was filed as Exhibit 10.1 by TDS on a Form 8-K dated March 23, 2018. For bonuses relating to 2018 performance that were paid in 2019, in general, 20% of an officer's target bonus was based on the officer's individual performance and the remaining 80% was based on company performance (utilizing the weightings and metrics described above under "Company Performance"). The maximum amount of the bonus based on company performance could not exceed 195% of the target and the maximum bonus based on individual performance could not exceed 160% of the target bonus.

        The program provided that the TDS Telecom President and CEO would have the same company and individual performance weightings as the other TDS executive officers, provided that the company performance was to be based on TDS Telecom's performance rather than TDS' consolidated performance. However, the amount of the bonus payable to the TDS Telecom President and CEO was not formulaic and was based on TDS Telecom's bonus plan, TDS Telecom metrics and various other performance measures in the discretion of the TDS President and CEO and the TDS Compensation Committee.

        In addition, TDS has established performance guidelines and procedures for awarding bonuses to the President and CEO of TDS. These guidelines and procedures as amended and restated were filed by TDS as Exhibit 10.1 to TDS' Form 8-K dated November 18, 2009. These guidelines and procedures provide that the Compensation Committee in its sole discretion determines whether an annual bonus will be payable to the President and CEO of TDS for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the Compensation Committee in making such determination, including any factors that the Compensation Committee in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the President and CEO will have no right or expectation with respect to any bonus until the Compensation Committee has determined whether a bonus will be paid for a performance year.

        The TDS 2018 Officer Bonus Program does not cover the President and CEO of U.S. Cellular, who is subject to separate guidelines as described in U.S. Cellular's 2019 proxy statement.

  Summary of Bonus Payments

        The following shows information with respect to each NEO that received a bonus for 2018 performance (paid in 2019) from TDS, showing the amount of bonus awarded. The bonus for Mr. Meyers for 2018 performance was paid by U.S. Cellular as described in the U.S. Cellular 2019 proxy statement. Mr. Shuma retired in May 2018 and did not receive a bonus for 2018 performance. Since Mr. Chambers transferred to TDS from U.S. Cellular on May 18, 2018, his bonus calculation was based on his performance at both U.S. Cellular and TDS.

        As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2018 was determined to be 130.4%. Certain amounts below are rounded.

		Formula	LeRoy T. Carlson, Jr.	Douglas W. Chambers (USM)(2)	Douglas W. Chambers (TDS)(2)	James W. Butman	Scott H. Williamson
a	2018 base salary		$1,352,700	$123,100	$360,000	$562,500	$697,000
b	Target bonus percentage (informal for Mr. Carlson and Mr. Butman)		90%	40%	45%	70%	50%
c	Target bonus for 2018	a × b	$1,217,430	$49,200	$162,000	$393,750	$348,500
d	Percentage of 2018 target bonus based on company performance (informal for Mr. Carlson and Mr. Butman)		80%	40%	80%	80%	80%
e	Target bonus for company performance	c × d	$973,944	$19,680	$129,600	$315,000	$278,800
	TDS target bonus was prorated for 8 months worked		—	—	$86,400	—	—
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on TDS company performance in 2018(1)	e × 130.4%	N/A	—	$112,700	N/A	$363,555
	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on USM company performance in 2018(1)	e × 144.3%	—	$28,400	—	—	—
	Calculation of amount reported under "Bonus" column:
g	Amount of discretionary bonus based on individual performance		N/A	$35,500	$27,100	N/A	$107,545
h	Other bonus(1)		$1,481,900	N/A	N/A	$515,200	N/A
i	Subtotal of amount reported under "Bonus" column	g + h	$1,481,900	$35,500	$27,100	$515,200	$107,545
	Total bonus for 2018 paid in 2019 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	f + i	$1,481,900	$63,900	$139,800	$515,200	$471,100

(1)
Unlike the TDS 2018 Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. In addition, although the TDS Officer Bonus Program and TDS Telecom bonus plan are used as guidelines for the bonus for the President and CEO of TDS Telecom, the actual amount of the bonus paid is not formulaic and is based on such bonus arrangements, metrics of TDS Telecom and various other facts and circumstances. Accordingly, the entire amount of the bonus for James W. Butman is reported under the "Bonus" column of the Summary Compensation Table.

(2)
Douglas W. Chambers bonus for his 2018 performance was paid by TDS but the calculation was based on company and individual performance at TDS and U.S. Cellular.

        As indicated above, the TDS Compensation Committee approved the following bonuses for the above NEOs with respect to their 2018 performance:

	LeRoy T. Carlson, Jr.	Douglas W. Chambers (TDS)(1)	James W. Butman	Scott H. Williamson
2018 Bonus Paid in 2019	$1,481,900	$203,700	$515,200	$471,100
Target Bonus	$1,217,430	$211,200	$393,750	$348,500
Percentage of Target Bonus	122%	96%	131%	135%

(1)
Douglas W. Chambers bonus for his 2018 performance was paid by TDS but the calculation was based on company and individual performance at TDS and U.S. Cellular.

        Mr. Butman's bonus of $515,200 represents a bonus of 131% of his target bonus with respect to the 2018 bonus paid in 2019. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgement of Mr. Butman's personal achievements and performance in 2018.

        Mr. Carlson's informal target bonus with respect to the 2018 bonus paid in 2019 was 90% of his 2018 base salary of $1,352,700 or $1,217,430. In the Compensation Committee's subjective judgment and based on its analysis and consultation with Compensation Strategies, it believed that Mr. Carlson's cash bonus for 2018 should be $1,481,900 or approximately 122% of this target. This reflects the Compensation Committee's subjective judgment of the bonus that Mr. Carlson should receive based on company performance, individual performance and other factors, including Mr. Carlson's total cash compensation of base salary and bonus, as discussed below.

        Mr. Chambers' bonus was $203,700 and paid by TDS. The amount is based on his performance at U.S. Cellular prior to May 18, 2018 and then his performance at TDS for the remaining portion of the year. Mr. Chambers' TDS bonus amount was $139,800 and the amount for his U.S. Cellular service was $63,900. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgment of Mr. Chambers' personal achievements and performance at both U.S. Cellular and TDS in 2018.

        Mr. Williamson's bonus of $471,100 represents a bonus of 135% of his target bonus. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgment of Mr. Williamson's personal achievements and performance in 2018.

        Kenneth R. Meyers did not receive a bonus from TDS because his bonus was paid by U.S. Cellular, as described in U.S. Cellular's 2019 proxy statement.

        Douglas D. Shuma did not receive a bonus from TDS because he retired during the 2018 performance year.

  Total Cash Compensation

        The following shows information relating to total cash compensation in 2018 for the NEOs that received a bonus with respect to 2018 from TDS:

	LeRoy T. Carlson, Jr.	Douglas W. Chambers	James W. Butman	Scott H. Williamson
Base Salary in 2018*	$1,352,700	$211,527	$562,500	$697,000
2018 Bonus Paid in 2019	$1,481,900	$203,700	$515,200	$471,100

Total Cash Compensation in 2018	$2,834,600	$415,227	$1,077,700	$1,168,100

Total Cash Compensation per Willis Towers Watson Survey:
50th percentile	$2,405,000	$460,000	$1,115,000	$675,000
75th percentile	$3,255,000	$605,000	$1,500,000	$810,000

*
Mr. Chambers' base salary is prorated for his time at TDS.

        The amount reported above as Base Salary represents the NEO's 2018 base salary. The Compensation Committee, based on its analysis and consultation with Compensation Strategies, believes that total cash compensation paid to TDS executive officers is in line with TDS' peers, but that a greater proportion of the total cash compensation should be paid as bonus and less should be paid as salary compared to peers.

        The basis of the Compensation Committee's decisions for the above levels of compensation is as follows:

        Mr. Carlson's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering the importance of Mr. Carlson's responsibilities, the performance of TDS and its subsidiaries and Mr. Carlson's performance as President and CEO.

        Mr. Chambers' total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering his many years of service with TDS and U.S. Cellular.

        Mr. Butman's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering the compensation of officers at comparable companies with similar responsibilities and the performance of TDS Telecom and Mr. Butman.

        Mr. Williamson's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering his many years of service with TDS, the importance of Mr. Williamson's responsibilities and his performance over a long period of time.

Long-Term Equity Compensation

        The Compensation Committee also determines long-term equity compensation awards to the NEOs (other than the President and CEO of U.S. Cellular whose equity awards are determined by the U.S. Cellular LTICC) under the TDS long-term incentive plans, which awards historically have included options, restricted stock units, performance share units and bonus match units, as discussed below. Long-term equity is usually granted to all equity recipients at the same time each year. In 2018, options, performance share units, and restricted stock units were granted on May 23, 2018. Bonus match units were granted on March 9, 2018 (the date that the related bonus was determined). TDS may also make grants of equity awards during other times of the year as it deems appropriate. All option, restricted stock unit, performance share unit and bonus match unit awards are expensed over the applicable vesting periods.

        Although the Compensation Committee has the discretion to grant various awards, prior to 2016 it generally only granted service-based restricted stock units and service-based options. However, beginning in 2016, performance share unit awards were added to the mix of awards granted. In addition, officers may receive employer stock match awards in connection with deferred bonus as described below under "Information Regarding Nonqualified Deferred Compensation." With respect to long-term compensation, the Senior Vice President—Human Resources prepares an analysis of long-term compensation paid to similar officers of comparable companies (see "Benchmarking/Market Compensation Data" above). This information is presented to the Compensation Committee, which approves the long-term compensation of the NEOs in part based on such information. The Compensation Committee also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies.

        Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, and performance share unit awards are subject to a three-year performance period, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the Compensation Committee long-term compensation in the form of stock option, performance share unit and restricted stock unit grants or otherwise for the executive officers other than himself.

Performance share units better align compensation with the Company's long-term strategy

        Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. For certain TDS executive officers, during 2016 TDS introduced performance share unit awards and reduced the proportion of long-term equity consisting of stock options and restricted stock units. TDS also issued performance share unit awards to certain executive officers in 2017 and 2018. The financial-based performance share units are measured over a three year time period using three key performance metrics. The three-year performance period applicable to each of the performance share unit awards results in an overlap of performance periods. The performance goals for the 2016 performance share unit awards relate to the years 2016 - 2018, the performance goals for the 2017 performance share unit awards relate to the years 2017 - 2019, and the performance goals for the 2018 performance share unit awards relate to the years 2018 - 2020.

        Performance against the goals established for each award is measured separately for each year's award. Information relating to the 2016 and 2017 awards were disclosed in 2016 and 2017 TDS proxy statements. The below describes the performance measures that are applicable to the 2018 awards, describes the current level of performance achievement of the 2018 awards and provides certain additional information regarding such awards.

        With the pay-for-performance program, each of the designated executives was granted a performance share unit award with a payout target opportunity in TDS Common Shares. The payout could be increased up to 200% of target or reduced to 0% based on achievement of the key metrics. Performance share units accumulate dividend equivalents (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. Dividend equivalents are accrued each quarter that TDS pays a dividend for the period between the grant date and the date the award is settled and will only be issued if and when the shares underlying the performance share units are issued.

Performance metrics and methodology for 2016 - 2018 Awards

		Methodology during Performance Period	Weighting
Return on Capital ("ROC")	•	Simple average of the three fiscal years in the performance period	40%
	•	Based on Average Net Operating Profit After Tax divided by Average Adjusted Assets

Total Revenue	•	Cumulative Consolidated Operating Revenue over the three fiscal years in the performance period	40%

Relative Total Shareholder Return ("TSR")	•	Comparison of TDS to specified peer group from the beginning to the end of the performance period	20%
	•	Dividends, if any, are deemed to be reinvested in additional shares of the subject company, based on the then-current closing stock price

2018 Performance share units peer group at December 31, 2018

American Tower Corp. AT&T, Inc. CenturyLink, Inc. Charter Communications, Inc. Cincinnati Bell, Inc. Comcast Corp. Consolidated Communications Holdings, Inc. Crown Castle International Corp.	DISH Network Corp. Equinix, Inc. Frontier Communications Corp. Harris Corp. IDT Corp. NII Holdings, Inc. SBA Communications Corp.	Shenandoah Telecommunications Company Sprint Corp. T-Mobile U.S. Inc. Verizon Communications, Inc. Vonage Holdings Corp. Windstream Holdings, Inc. Zayo Group Holdings, Inc.

Performance share unit performance for 2018 Grants

        Below are the three performance share unit performance metrics along with the potential number of shares that would be issued with respect to the performance share units awarded in 2018 based on performance as of December 31, 2018. The final determination of performance will be based on achievement during the three year performance period, which ends on December 31, 2020.

Performance Measure	Threshold(1)	Target	Maximum(2)	Payout (as a % of Target)(3)
Total Revenue	—	56,696	113,392	128%
Return on Capital	—	56,696	113,392	107%
Relative Total Shareholder Return	14,174	28,348	56,696	100%

	14,174	141,740	283,480

(1)
Represents the minimum payout level possible that is more than a zero (0) payout. In the case of TDS' 2018 performance share unit grants, the minimum payout level possible will result if the Total Revenue and Return on Capital measures are not achieved, and the Relative Total Shareholder Return measure (which has a weight of 20%) achieves a 50% payout. Such a scenario will result in a payout which is 10% of the Target amount (calculated as 20% × 50%) times 141,740 shares. If none of the Threshold amounts are achieved, the payout would be zero (0).

(2)
Represents the maximum number of TDS Common Shares that would be delivered if each company performance measure equals or exceeds 200% of Target.

(3)
Represents December 31, 2018 assessed probability of achieving the performance targets. At December 31, 2018, the expectation of final performance at vest date was more than the Target but less than the Maximum for the 2018 grants. Final determination of payout will be based on actual results. Actual payout as a percentage of target could differ significantly from that projected in the table above.

        The following summarizes the TDS performance share unit awards made by the Compensation Committee during 2018 to the following TDS Corporate named executive officers and other officers. Performance share unit awards were not granted to officers of TDS Telecom. Mr. Shuma did not receive a grant because he retired from TDS during 2018. Mr. Chambers was not awarded TDS performance share units because he was employed with U.S. Cellular during the time of TDS' annual award grants and he received a U.S. Cellular grant.

2018 PSU Grants

Officer	Threshold	Target	Maximum
LeRoy T. Carlson, Jr.	8,483	84,827	169,654
Scott H. Williamson	1,760	17,600	35,200
Other Officers	3,931	39,313	78,626

Total	14,174	141,740	283,480

        Column (e), "Stock Awards," of the Summary Compensation Table below includes the aggregate grant date fair value of the performance share unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718. The grant date fair value of the performance share unit awards is calculated based on the probable satisfaction of the performance conditions for such awards.

Performance on 2016 Performance Share Units Produces a 107% Payout

        The performance period for the 2016 performance share units ended on December 31, 2018. On February 19, 2019, the 2016 performance share units were reviewed against the set metrics and were certified by the Compensation Committee. The certified attainment was 107% and the shares have been issued.

Performance Measure	3-Year Cumulative Results	Target (100% Payout)	Payout % Achieved	Revised Award(1)
Total Revenue	$15.18 B	38,632	—%	—
Return on Capital	2.7%	38,632	200%	74,010
Relative Total Shareholder Return	58.5%	19,316	134%	24,791

Total Performance Share Units		96,580	107%	98,801

(1)
Includes accumulated dividend equivalents, Mr. Shuma's forfeiture due to retirement, and additional pro-rated adjustments due to the retirement of another employee

        The following summarizes the adjustment of the performance share unit awards made during 2018 to the following NEOs and all other employees on February 19, 2019.

	Target Award	Adjustment above Target(1)	Total Award Adjusted on February 19, 2019
LeRoy T. Carlson, Jr.	45,442	5,806	51,248
Scott H. Williamson	14,773	1,884	16,657
All Others	36,365	(5,469)	30,896

Total	96,580	2,221	98,801

(1)
Includes accumulated dividend equivalents, Mr. Shuma's forfeiture due to retirement, and additional pro-rated adjustments due to the retirement of another employee

Options and Restricted Stock Units

        Performance is also a factor in determining the number of shares subject to restricted stock unit and option awards made to the executive officers. A NEO receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year and an award of options in the current year based in part on the achievement of certain levels of individual performance in the immediately preceding year.

        Executive officers do not automatically become entitled to any options or restricted stock units as a result of the achievement of any corporate or individual performance levels. Although prior year performance is considered by the Compensation Committee, the award of options and restricted stock units is entirely discretionary and a NEO has no right to any options or restricted stock units unless and until they are awarded. Pursuant to SEC rules, awards with respect to 2017 performance granted in 2018 are included in the Summary Compensation Table below as 2018 compensation.

        The NEOs who were employed by TDS in 2017 received an award of restricted stock units in 2018, in part, based on the achievement of certain levels of corporate performance in 2017. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718. The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting). Mr. Shuma did not receive a grant because he retired during 2018. Mr. Chambers did not receive a grant because he was employed with U.S. Cellular during the time of TDS' annual award grants and he received a U.S. Cellular grant.

        The restricted stock units granted in 2018 vest in full (cliff vesting) on May 23, 2021, subject to continued employment.

        The NEOs who were employed by TDS in 2017 also received an award of options in 2018 based, in part, on the achievement of certain levels of individual performance in 2017. Column (f), "Option

Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718. The grant date fair value of stock options is calculated using the Black-Scholes valuation model. Mr. Shuma did not receive a grant because he retired on May 18, 2018. Mr. Chambers did not receive a grant because he was employed with U.S. Cellular during the time of TDS' annual award grants.

        Options granted in 2018 vest in full (cliff vesting) on May 23, 2021 and are exercisable until May 22, 2028, in each case subject to continued employment.

        The total target long-term incentive value is determined by multiplying the officer's salary for the immediately preceding year by a multiple. The multiple is determined considering the officer's job responsibilities and the market compensation data from Willis Towers Watson. See "Benchmarking/Market Compensation Data". The target value is also adjusted for performance.

        The following summarizes the TDS option, performance share unit and restricted stock unit grants made by the Compensation Committee on May 23, 2018 to the following NEOs (the amounts below may be rounded).

		Formula	LeRoy T. Carlson, Jr.	James W. Butman	Scott H. Williamson
a	2017 Salary		$1,352,700	$478,900	$680,000
b	Multiple used		220%	160%	150%

c	Long-Term Incentive Target Value	a × b	$2,975,940	$766,240	$1,020,000
d	Options Target(1)	(c × 10%)/$6.50	45,784		15,692
	Options Target(1)	(c × 50%)/$6.50		58,942
e	Individual Performance % for 2017		100%	125%	121%

f	Options Granted		18,320	—	—
f	Options Granted	d × e		73,723	19,000
g	Target Performance Share Units(1)	(c × 45%)/$26.08	51,349		17,600
h	Performance Share Units Granted		84,827	—	17,600
i	Target RSUs(1)	(c × 45%)/$24.23	55,269		18,943
	Target RSUs(1)	(c × 50%)/$24.23	—	15,812	—
j	Company/Business Unit Performance % for 2017		103.6%	119.0%	103.6%

k	RSUs Granted	i × j	57,261	18,817	19,626

(1)
Messrs. Carlson and Williamson received the following target mix of awards: options (10%); performance share units (45%) and restricted stock units (45%). Mr. Butman received the following target mix of awards: options (50%) and restricted stock units (50%). The values used for stock options, performance share units and restricted stock units for the above formulas were the estimated values used in determining the May 23, 2018 grants. For financial reporting purposes, the values used were determined using methodology based on FASB ASC 718. The values calculated for 2018 were $6.50 per TDS stock option, $26.08 per TDS performance share unit and $24.23 per TDS restricted stock unit.

        The Company/Business Unit Performance percentage in the above table represents the overall performance of TDS (or in the case of Mr. Butman, TDS Telecom). The overall company performance for TDS in 2017 was 103.6%. The business unit performance for TDS Telecom in 2017 was 119%.

        The individual performance percentage in the above table is based on each officer's individual performance assessment relating to 2017.

        The individual performance percentage used for the TDS President and CEO was based on the Compensation Committee's subjective judgment of the individual performance of the TDS President and CEO in 2017.

        The individual performance percentage used for James W. Butman and Scott H. Williamson was based on the Compensation Committee's subjective judgment of the individual performance of such officers, considering the TDS President and CEO's evaluation and recommendation to the Compensation Committee for such officers with respect to 2017.

        Mr. Shuma terminated from TDS on May 18, 2018 and did not receive any grants of long-term equity in 2018 with respect to his 2017 performance. Mr. Chambers did not receive any grant of long-term equity in 2018 from TDS because he was employed with U.S. Cellular during the time of TDS' annual award grants and he received long-term equity from U.S. Cellular.

        Mr. Meyers participates in the U.S. Cellular long-term incentive plans.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the NEOs based on the Summary Compensation Table for 2018:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas W. Chambers	James W. Butman	Scott H. Williamson	Douglas D. Shuma
Salary	20.6%	12.2%	40.8%	26.4%	30.3%	82.3%
Bonus	22.5%	14.9%	7.6%	24.2%	4.7%	—%
Stock Awards	54.5%	71.6%	25.9%	21.1%	40.0%	—%
Stock Options	1.8%	—%	—%	21.9%	5.2%	—%
Non-Equity Incentive Plan Compensation	—%	—%	17.2%	—%	15.8%	—%
Other	0.6%	1.3%	8.5%	6.4%	4.0%	17.7%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

        As indicated in the Summary Compensation Table, LeRoy T. Carlson, Jr.'s total compensation for 2018 was $6,576,397 and the total compensation for the other NEOs for 2018 ranged from a high of $2,300,940 to a low of $821,016, excluding Mr. Meyers whose compensation is not set by the TDS Compensation Committee and Mr. Shuma who retired in May 2018). Accordingly in 2018, Mr. Carlson's total compensation was approximately 2.9 times greater than the total compensation of the next highest compensated NEO.

        TDS recognizes that its compensation practices must be competitive in order to attract and retain high quality management. TDS considers the compensation practices of peers and other companies with similar characteristics.

        The Compensation Committee believes that the elements of compensation and total compensation of the above NEOs of TDS were set at an appropriate level considering the foregoing principles.

Other Benefits and Plans Available to NEOs

        The NEOs participate in certain other benefits and plans, as described below.

        To attract and retain high quality management, TDS' compensation packages are designed to compete with other companies for talented employees. The Compensation Committee believes that the NEOs must be offered a competitive compensation package, including benefits and plans. Benefits and plans are an important part of the mix of compensation but do not significantly affect decisions relating to other elements of annual or long-term compensation.

Deferred Salary and Bonus under Deferred Compensation Arrangements

        Deferred Salary and/or Bonus Arrangements.    The NEOs are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. The entire amount of the bonus earned is reported in column (d) under "Bonus," or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by

SEC rules, column (h) includes any portion of such interest that exceeded the rate specified by the Internal Revenue Service which is 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (such specified rate, the "AFR"), at the time each monthly interest rate was set. The deferred compensation accounts are paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

        As indicated, certain of the NEOs have deferred a specified portion of their salaries or bonuses. The executive is always 100% vested in all salary or bonus amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings upon any termination. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the Table of Potential Payments upon Termination or Change in Control.

        Deferred Bonus under Long-Term Incentive Plan ("LTIP").    In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the NEOs are also permitted to defer some or all of their bonuses pursuant to a LTIP. The entire amount of the bonus earned is reported in column (d) under "Bonus," or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Deferred bonus is deemed invested in phantom TDS Common Shares under the applicable TDS LTIP in the case of deferrals attributable to employment with TDS and in phantom U.S. Cellular Common Shares under the applicable U.S. Cellular LTIP in the case of deferrals attributable to employment with U.S. Cellular. The NEOs receive a distribution of the deferred compensation account generally at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service). The NEOs who defer bonus into phantom shares also receive a company match from TDS, other than the President and CEO of U.S. Cellular, who participates in and may receive a match from U.S. Cellular under the applicable U.S. Cellular LTIP, as described in the U.S. Cellular 2019 proxy statement.

        As indicated in the below tables, certain of the NEOs have deferred a specified portion of their bonuses under the LTIP. The executive is always 100% vested in all bonus amounts that have been deferred and any dividends credited on such bonus amounts. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the Table of Potential Payments upon Termination or Change in Control.

TDS 2011 LTIP

        Long-term compensation awards under the TDS 2011 LTIP were discussed above in this Compensation Discussion and Analysis. Under the TDS 2011 LTIP, TDS is authorized to grant incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), bonus stock awards, restricted stock awards, restricted stock unit awards, performance share awards and employer match awards for deferred bonus. The following provides certain additional information relating to the TDS 2011 LTIP.

        TDS adopted the TDS 2011 LTIP to replace the TDS 2004 LTIP for awards granted after January 24, 2012. A total of six million TDS Common Shares were initially reserved for issuance under the TDS 2011 LTIP and an additional five million TDS Common Shares were reserved following approval by shareholders at the 2014 Annual Meeting.

        Under the TDS 2011 LTIP, executives are permitted to defer receipt of all or a portion of their annual bonuses and receive stock unit matches on the amount deferred. Deferred compensation is deemed invested in phantom TDS Common Shares, and the TDS match amounts depend on the amount of annual bonus that was deferred into stock units. Vested stock units are credited with dividend equivalents.

        If the officer enters into competition with, or misappropriates confidential information of, TDS or any affiliate thereof, or the officer's employment with TDS or any affiliate thereof is terminated on account of the officer's negligence or willful misconduct, then all awards held by the officer under the TDS 2011 LTIP shall terminate and be forfeited. In addition, the TDS 2011 LTIP provides that the Compensation Committee may impose other conditions on an award, and pursuant thereto, certain awards under the plan have been granted subject to forfeiture in the event of the officer's violation of non-solicitation and non-disparagement agreements. Also see "Clawback" below.

        The TDS 2011 LTIP and related award agreements provide various rights upon resignation (with prior consent of the TDS board of directors), retirement, special retirement, disability, death, or other termination or separation from service, and upon a change in control thereunder, as summarized below.

        See the below Table of Potential Payments upon Termination or Change in Control for additional information.

        The TDS 2011 LTIP provides that if an outstanding award expires or terminates unexercised or is canceled or forfeited, then the shares subject to such outstanding award would again be available under the plan. The TDS 2011 LTIP also provides that if a share subject to an award is not delivered by reason of the settlement of such award in cash, then such share shall again be available under the plan. However, the TDS 2011 LTIP expressly provides that such "share recycling" will not occur in the event the option exercise price or tax withholding with respect to an award is satisfied by the delivery or netting of shares, rather than the payment of cash.

        The TDS 2011 LTIP broadly prohibits, without shareholder approval and other than in connection with certain business transactions, "repricings," including the reduction of the exercise price of an outstanding stock option or the base price of an outstanding SAR or the cash buyout of underwater stock options.

        The TDS 2011 LTIP does not have a provision automatically replenishing the shares available under the plan without shareholder approval, known as an "evergreen" provision.

TDS 2011 LTIP Change in Control

        Notwithstanding any other provision in the TDS 2011 LTIP or any agreement, in the event of a Change in Control (as described below), the board of directors may in its discretion, but will not be required to, make such adjustments to outstanding awards as it deems appropriate, including without limitation, (i) accelerating the vesting or exercisability of some or all outstanding awards, and/or to the extent legally permissible, causing any applicable restriction or performance period to lapse in full or part; (ii) causing any applicable performance measures to be deemed satisfied at the target, maximum or any other level determined by the board of directors; (iii) requiring that the shares of stock into which TDS Common Shares are converted be substituted for some or all of the TDS Common Shares subject to outstanding awards, with an appropriate adjustment as determined by the Compensation Committee; and/or (iv) requiring outstanding awards, in whole or part, to be surrendered to TDS in exchange for a payment of cash, shares of capital stock of the company resulting from or succeeding to the business of TDS, or the parent thereof, or a combination of cash and shares.

        Generally, a "Change in Control" is defined in the Plan as: (i) an acquisition by a person or entity of the then outstanding securities of TDS (the "Outstanding Voting Securities") (x) having sufficient voting power of all classes of capital stock of TDS to elect at least 50% or more of the members of the TDS board of directors or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the TDS board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of TDS; or (iv) approval by the shareholders of TDS of a plan of complete liquidation or dissolution of TDS.

        TDS currently only has outstanding under the 2011 LTIP restricted stock units, performance share awards (granted in the form of performance share units), options and phantom stock units related to deferred compensation accounts. Because a 2011 LTIP Change in Control would or may result in the acceleration of vesting of stock options, restricted stock units, performance share units, and bonus match units, the effects of such accelerated vesting in such event are included in the Table of Potential Payments upon Termination or Change in Control.

TDS 2004 LTIP

        Under the 2004 LTIP, TDS was authorized to grant incentive stock options, nonqualified stock options, SARs, bonus stock awards, restricted stock awards, restricted stock unit awards, performance share awards and employer match awards for deferred bonus. TDS adopted the 2011 LTIP to replace the 2004 LTIP for awards granted after January 24, 2012. No additional awards can be granted under the 2004 LTIP and only options and phantom stock units related to deferred compensation accounts are outstanding. Because awards outstanding under the 2004 LTIP are fully vested, no amounts with respect to awards under the 2004 LTIP are reported in the below Table of Potential Payments upon Termination or Change in Control.

U.S. Cellular LTIPs

        The U.S. Cellular President and CEO does not participate in the TDS LTIPs. Instead, he participates in the U.S. Cellular LTIPs. The Meyers Letter Agreement specifies the terms of certain equity awards granted to Mr. Meyers under the U.S. Cellular 2013 LTIP in 2013 and annually prior to June 22, 2019. See footnote (2) to the Summary Compensation Table. Mr. Meyers received grants of equity awards under the U.S. Cellular 2013 LTIP in 2018. The U.S. Cellular LTIPs are described in U.S. Cellular's 2019 proxy statement.

SERP

        Each of the NEOs participates or formerly participated in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) includes any portion of interest earned under the SERP calculated utilizing a rate that exceeded the AFR at the time the rate was set.

        A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the first plan year in which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount with respect to the SERP is included in the below Table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2018 for each NEO is set forth below in the "Nonqualified Deferred Compensation" Table.

Perquisites

        TDS provides few perquisites to its officers. See note (i) under "Explanation of Columns" under the Summary Compensation Table for information about perquisites provided to the NEOs. In addition, TDS has no formal plan, policy or procedure which entitles executive officers to any perquisites following termination or change in control. However, from time to time, TDS or its affiliates may enter into employment, retirement, severance or similar agreements that may provide for certain limited perquisites.

        See the description of the Meyers Letter Agreement in footnote (2) to the Summary Compensation Table. Perquisites and personal benefits represent a relatively insignificant portion of the NEOs' total compensation. Accordingly, they do not materially influence the Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan (TDSP), a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to eligible employees of TDS and participating subsidiaries which have adopted the TDSP, including U.S. Cellular. Employees contribute amounts from their eligible compensation, and TDS and participating employers make matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's eligible compensation, and 40% of an employee's contributions up to the next 2% of such employee's eligible compensation. Participating employees have the option of investing their contributions and their employer matching contributions in the TDS Common Share fund, the U.S. Cellular Common Share fund and certain unaffiliated funds. Contributions into the company common stock funds are limited to no more than 20%, combined.

        The amount of the matching contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS TDSP, employees are always fully vested in their employee contributions, but are subject to a two year graduated vesting schedule (34% vesting at one year of service and 100% vesting at two years of service) for employer matching contributions. Each calendar year in which an employee completes at least 1,000 hours of service with TDS and its affiliates (including the year they were hired), they will earn one year of vesting service. Vesting in employer matching contributions is not accelerated upon a change in control or termination event, except a termination by reason of death, total and permanent disability, or after an employee attains age 65. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) a lump sum (full or partial) or (b) a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death, total and permanent disability or after an employee attains age 65) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Pension Plan

        TDS sponsors a tax-qualified noncontributory defined contribution Pension Plan for the eligible employees of U.S. Cellular (regardless of employment date), or eligible employees of TDS and its other participating subsidiaries employed on or before December 31, 2014. Under this plan, pension contributions are calculated separately for each participant based on the applicable pension formula, and are funded annually by TDS and its participating subsidiaries. The Pension Plan is designed to provide retirement benefits for eligible employees of TDS and its participating subsidiaries. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Benefits under the TDS Pension Plan are subject to a five year graduated vesting schedule (20% vesting at two years of service, 40% vesting at three years of service, 60% vesting at four years of service and 100% vesting at five years of service). Each calendar year in which an employee completes at least

1,000 hours of service with TDS and its affiliates (including the year they were hired), they will earn one year of vesting service. Vesting is not accelerated upon a change in control or termination event, except a termination of employment due to death or a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date as defined in the plan. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees of participating employers (subject to restrictions for employees hired after December 31, 2014), and benefits are not enhanced upon any termination (except due to death or a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Retiree Welfare Benefits

        TDS sponsors retiree medical and life insurance plans for eligible retirees of TDS and subsidiaries of TDS which have adopted the plans. These plans do not discriminate in scope, terms, or operation in favor of executive officers and are available generally to all eligible employees of participating employers, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Welfare Benefits during Employment

        TDS also provides customary health and welfare and similar plans for the benefit of its employees. These group life, health, disability, medical reimbursement and/or similar plans do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Compensation Committee considers the accounting and tax treatments of particular forms of compensation, primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting and tax treatments that will be required with respect to compensation. However, accounting treatments do not significantly impact the Committee's determinations of the appropriate compensation for TDS executive officers.

        The Compensation Committee places more significance on the tax treatments of particular forms of compensation, because these may involve an actual cash expense to the company or the executive.

        Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer ("PEO"), principal financial officer ("PFO") and the corporation's three most highly compensated officers, exclusive of the corporation's PEO and PFO. The Tax Cuts and Jobs Act enacted on December 22, 2017 eliminates the performance-based compensation exception to Section 162(m) (with an exception for certain compensation paid under contracts in effect on November 2, 2017 that are not materially modified). As a result, unless subject to the exception, compensation paid to TDS' covered executive officers in excess of $1 million per year generally will not be deductible, even if it is performance-based. TDS believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although TDS considers the deductibility of particular forms of compensation, TDS expects to approve elements of compensation that are consistent with the objectives of our executive compensation program, even though annual compensation in excess of $1 million per covered executive officer generally will not be deductible.

        TDS generally does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain reimbursements related to Mr. Meyers' retiree medical benefits as noted below, and certain perquisites.

Clawback

        Depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant TDS performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, TDS will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements after the requirements are adopted.

TDS Policy on Stock Ownership

        TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, U.S. Cellular and TDS Telecom are all directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" and "Security Ownership of Certain Beneficial Owners and Management".

Prohibition of Derivative Trading, Hedging and Pledging of Shares

        TDS' Policy Regarding Insider Trading and Confidentiality provides that persons subject to such policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities.

Compensation Committee Report

        The TDS Compensation Committee oversees TDS' compensation program on behalf of the board of directors. The committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in TDS's Proxy Statement and the Company's Annual Report on Form 10-K for the year-ended 2018.

        This Compensation Committee Report is submitted by:

Christopher D. O'Leary, Chair	Kimberly D. Dixon	George W. Off	Gary L. Sugarman

Risks from Compensation Policies and Practices

        Based on its assessment in 2018, TDS does not believe that its compensation policies and practices risks are reasonably likely to have a material adverse effect on the Company or its financial statements or that any portion of the compensation encourages excessive risk taking. TDS' compensation policies and practices have been developed over time with the assistance of Willis Towers Watson and Compensation Strategies.

        TDS has a number of processes and controls operating concurrently that assess TDS' compensation and benefits plans to determine if any of them create excessive risks of a material nature. First, as part of its Sarbanes Oxley program, the Company has established internal control processes and procedures to identify, evaluate and remediate deficiencies. The Company also has an annual formal mapping and review process that identifies and evaluates each compensation element along with the characteristics, potential risks, controls and mitigating factors related to each compensation element. The Company also maintains an Enterprise Risk Management control related to compensation. As part of its annual review of risk factors for its Annual Report on Form 10-K, the Company reviews all risks that may have a material effect on the Company.

        TDS believes that its compensation programs do not encourage excessive risk taking for the following reasons:

  •
  Our programs contain a mix of short and long-term compensation

  •
  A substantial portion of compensation is fixed salary, discouraging any risk taking

  •
  Bonuses are not derived from a single component; individual and company performance components discourage risk taking

  •
  A portion of long-term incentive compensation is restricted stock units which have value, unlike stock options which might be unexercisable due to stock price

  •
  Our performance share unit awards utilize multiple and diverse performance metrics to promote progress toward financial goals. Multiple diverse performance metrics discourage risk taking

  •
  Stock options have a ten year exercise period, which discourages short-term risk taking

        TDS believes there is less risk related to compensation policies and practices for non-executive officers than executive officers.

        In general, TDS believes that its risks are similar to those at other publicly traded companies. As a company engaged in Wireless, Wireline, Cable and HMS businesses, TDS also faces risks like other companies of comparable size and industry sector. TDS does not have any business units that have significantly different risk profiles (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS.

        Also, depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, which is believed to discourage risk taking.

Compensation Tables

Summary of Compensation

        The following table summarizes the compensation earned by the named executive officers ("NEO") in 2018, 2017 and 2016. Compensation reported under "Stock Awards" and "Option Awards" represents grant date values as required by SEC rules, and does not represent currently realized or realizable compensation. The NEOs will not realize cash from such awards unless and until any stock awards, including restricted stock unit and performance share unit awards, are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash. There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture, and no shares subject to restricted stock unit or performance share unit awards will be issued unless the vesting conditions are satisfied (including, in the case of performance share units awards, the performance threshold is achieved), and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a NEO may be more or less than the amount reported depending on the performance of the TDS stock price and other factors. With respect to 2018, the amount of compensation realized by each NEO can be approximated by (i) deducting from the amount reported in the "Total" column in the 2018 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2018 by such officer as set forth in the Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included, such as retirement plan contributions that are subject to a vesting schedule.

2018 Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)(j)
LeRoy T. Carlson, Jr.
(1)(7)(8)	2018	$1,352,700	$1,481,900	$3,584,354	$116,014	—	$4,755	$36,674	$6,576,397
President and CEO	2017	$1,352,700	$1,030,000	$3,000,579	$280,365	—	$9,860	$32,345	$5,705,849
of TDS	2016	$1,352,700	$1,217,400	$3,534,346	$389,401	—	$8,654	$37,880	$6,540,381
Kenneth R. Meyers
(2)(7)(8)	2018	$1,051,000	$1,280,400	$6,156,729	—	—	$24,448	$87,560	$8,600,137
President and CEO	2017	$996,000	$1,066,100	$5,641,045	—	—	$28,490	$80,722	$7,812,357
of U.S. Cellular	2016	$948,000	$1,007,200	$2,656,905	$2,634,164	—	$26,056	$79,508	$7,351,833
Douglas W. Chambers
(3)(8)	2018	$211,527	$27,100	—	—	$112,700	$92	$36,659	$388,078
Senior Vice President—
Finance and Chief
Accounting Officer
of TDS (since 5/18/18)
Douglas W. Chambers
(3)(8)	2018	$123,075	$35,500	$212,710	—	$28,400	$57	$33,196	$432,938
Vice President and
Controller of U.S. Cellular
(prior to 5/18/18)
Total	—	$334,602	$62,600	$212,710	—	$141,100	$149	$69,855	$821,016
James W. Butman
(4)(8)	2018	$562,500	$515,200	$448,785	$466,861	—	$20,896	$115,970	$2,130,212
President and CEO
of TDS Telecom
Scott H. Williamson
(5)(8)	2018	$697,000	$107,545	$920,400	$120,320	$363,555	$4,978	$87,142	$2,300,940
Senior Vice President—	2017	$680,000	$134,432	$987,476	$128,085	$246,568	$9,845	$77,639	$2,264,045
Acquisitions and	2016	$663,000	$133,449	$1,126,271	$128,698	$266,451	$8,282	$79,146	$2,405,297
Corporate Development
at TDS
Douglas D. Shuma
(6)(8)	2018	$191,190	—	—	—	—	$892	$40,291	$232,373
Former Senior Vice	2017	$446,500	$96,709	$472,391	$59,279	$178,091	$1,860	$63,623	$1,318,454
President—Finance and	2016	$432,500	$92,358	$533,990	$61,016	$191,142	$1,305	$67,539	$1,379,850
Chief Accounting Officer
of TDS

Explanation of Columns:

(a)
For the years ended 2018, 2017, and 2016, includes LeRoy T. Carlson, Jr., TDS' principal executive officer, and Messrs. Meyers, Butman and Williamson as the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. Douglas W. Chambers replaced Douglas D. Shuma on May 18, 2018 as TDS' principal financial officer and both are included in that capacity. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

(b)
For additional details relating to 2017 and 2016, see the TDS proxy statements filed with the SEC on Schedule 14A on April 11, 2018 and on April 12, 2017, respectively.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the NEO during the fiscal year, whether or not paid in such year. Kenneth R. Meyers deferred a portion of his 2018 base salary to an interest-bearing account, all of which salary is included in column (c) whether or not deferred. The total amount of salary deferred was $146,302. See "Information Regarding Nonqualified Deferred Compensation" below for further detail.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the NEO during the fiscal year, whether or not paid in such year.

  The following is a summary of the amount of bonus for 2017 performance paid in 2018 and the amount deferred (shares with respect to Mr. Carlson are TDS Shares and shares with respect to Mr. Meyers are USM Shares):

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers
Total 2017 Bonus Paid in 2018	$1,030,000	$1,066,100

Percentage Deferred to Interest Account	0%	25%

Amount Deferred to Interest Account	$—	$266,525

Percentage Deferred to Phantom Stock	15%	25%

Amount Deferred to Phantom Stock	$154,500	$266,525
Number of Underlying Shares	5,335	6,545
Company Match-see Note (e) below	$38,625	$66,631
Number of Underlying Shares	1,334	1,636

The bonus was paid and the related phantom stock awards were granted in March 2018.

The foregoing dollar amounts of the Company Match awarded in 2018 are included in column (e), Stock Awards. See note (e) below.

For 2018 bonuses paid in 2019, LeRoy T. Carlson, Jr., deferred 15% into TDS phantom stock and Kenneth R. Meyers deferred 25% into U.S. Cellular phantom stock and 25% into an interest-bearing arrangement.

(e)
In accordance with FASB ASC 718, this represents the aggregate grant date fair value. For restricted stock units, such value is reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to such shares (because restricted stock units do not receive credit for dividends prior to vesting). For performance share units, the amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date (excluding the effect of estimated forfeitures). Assumptions made in the valuation of the stock awards in this column are described in TDS' financial statements for the year ended December 31, 2018.

Includes the aggregate grant date fair value relating to restricted stock units in TDS Common Shares under the TDS 2011 LTIP and/or relating to restricted stock units in USM Common Shares under the U.S. Cellular 2013 LTIP. See "Information Regarding Plan-Based Awards" below for vesting and other information.

Also, as noted in note (d) above, includes the aggregate grant date fair value relating to phantom stock bonus match units awarded to such officer in 2018 with respect to deferred bonus compensation. Vested TDS phantom stock units are credited with dividend equivalents. U.S. Cellular does not currently pay regular dividends.

LeRoy T. Carlson, Jr. and Kenneth R. Meyers deferred part of their 2017 bonuses which were paid in 2018. Mr. Carlson received a stock unit match in phantom TDS Common Shares and Mr. Meyers received a stock unit match in phantom USM Common Shares. See "Information Regarding Nonqualified Deferred Compensation" below.

Also includes the grant date value of performance share unit awards made during 2018, calculated based on an estimate of the probable satisfaction of the performance conditions for such awards. This value is the same as the amount included in the 2018 Grants of Plan-Based Awards Table below.

Pursuant to SEC rules and interpretations, column (e) includes the grant date value of stock awards even if the awards are subsequently forfeited.

(f)
In accordance with FASB ASC 718, represents the aggregate grant date fair value. The dates on which the options granted in 2018 become exercisable and expire are set forth below under "Grants of Plan-Based Awards." Assumptions made in the valuation of the option awards in this column are described in Note 17—Stock-Based Compensation, in TDS' financial statements for the year ended December 31, 2018.

Pursuant to SEC rules and interpretations, column (f) includes the grant date value of stock option awards even if the awards are subsequently forfeited.

(g)
Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (8) below to the above Summary Compensation Table.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded the amount calculated utilizing the AFR at the time the interest rate was set. Each of the NEOs currently participates (or formerly participated) in a supplemental executive retirement plan or SERP. The interest rate under the SERP for 2018 was set as of the last trading date of 2017 at 3.70% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.16% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2018 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. In addition, column (h) includes interest on any deferred salary or bonus that exceeded that calculated utilizing the AFR, as indicated in the below table. Interest on deferred salary or bonus is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS (twenty-year Treasury Bond rate for salary or bonus deferred as an employee of U.S. Cellular), plus 1.25 percentage points.

Column (h) does not include any changes in pension values because TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental defined benefit pension plans). The NEOs only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the TDSP and the TDS Pension Plan are tax-qualified defined contribution plans and the SERP is a non-qualified defined contribution plan.

  The excess earnings for Mr. Chambers for 2018 related to SERP have been allocated between TDS and U.S. Cellular in proportion to the number of days that he was employed by each company in 2018.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas W. Chambers	James W. Butman	Scott H. Williamson	Douglas D. Shuma
Excess Earnings:
SERP	$4,755	$5,820	$149	$2,661	$4,978	$892
TDS Deferred Salary and Bonus	—	8,387	—	18,235	—	—
U.S. Cellular Deferred Salary and Bonus	—	10,241	—	—	—	—

Total Excess Earnings	$4,755	$24,448	$149	$20,896	$4,978	$892

(i)
Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

Includes the following: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to TDS, including any related tax gross up (if the total amount is less than $10,000, the following indicates "N/A") and (2) contributions by TDS for the benefit of the NEO under the (a) TDSP, (b) TDS Pension Plan and (c) SERP:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas W. Chambers	James W. Butman	Scott H. Williamson	Douglas D. Shuma
Perquisites (if $10,000 or more):
Corporate automobile allowance and related expenses	$12,284	$8,711	$5,843	$11,704	$13,215	—
Other (Club Dues, Health and Fitness Reimbursements, Temporary Living Expenses, and Vehicle Gift)	$4,170	$6,471	$7,065	$11,087	$3,000	$20,292
Other (Temporary living expenses paid by U.S. Cellular)	—	—	$20,325	—	—	—
Travel allowance	—	—	—	$15,110	—	—
Tax gross up relating to corporate automobile allowance, travel allowance and vehicle gift	$9,770	$6,928	$2,750	$12,618	$5,477	$9,549

Total Perquisites if $10,000 or more	$26,224	$22,111	$35,983	$50,520	$21,692	$29,841
Contributions to Benefit Plans
TDSP	$10,450	$10,450	$10,450	$10,450	$10,450	$10,450
Pension Plan	—	$12,648	$12,648	$20,314	—	—
SERP	—	$42,352	$10,774	$34,686	$55,000	—

Total, including perquisites if $10,000 or more	$36,674	$87,560	$69,855	$115,970	$87,142	$40,291

  Perquisites are valued based on the incremental cost to TDS. No amount is reported if the executive officer reimburses the cost to TDS. In 2018, perquisites primarily included an automobile allowance and related expenses, and an allowance for travel, meals and accommodations for an executive officer and his spouse to attend company-sponsored awards banquets, temporary living expenses and vehicle gifts. Also, TDS and U.S. Cellular reimbursed the officers' additional taxes related to the automobile allowance and the travel allowance.

  TDS and U.S. Cellular purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or U.S. Cellular if a named executive officer uses a ticket for personal purposes.

  The TDSP and Pension Plan are tax-qualified defined contribution retirement plans that do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all eligible employees of participating employers. TDS and its participating subsidiaries make annual employer contributions to the plans for each participant.

  The SERP is a non-qualified defined contribution plan that is available only to board-approved officers. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits under the TDS Pension Plan caused by limitations under the Internal Revenue Code for tax-qualified pension plans, including the limitation on annual employee compensation which can be considered. TDS and its participating subsidiaries make annual employer contributions for each participant.

  The contributions to the TDSP, Pension Plan, and SERP with respect to Mr. Chambers are allocated between TDS and U.S. Cellular in proportion to the number of days that he was employed by each company in 2018. The allocation related to U.S. Cellular was $12,871 and TDS was $21,001.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

(1)
LeRoy T. Carlson, Jr., is included as TDS' principal executive officer. He is also Chairman of U.S. Cellular and TDS Telecom. TDS does not have any employment, severance or similar agreement with LeRoy T. Carlson, Jr.

(2)
Kenneth R. Meyers is included in the above table as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. The following is a brief description of a letter agreement with Mr. Meyers effective June 22, 2013 (the "Meyers Letter Agreement") which was filed as Exhibit 10.1 to U.S. Cellular's Current Report on Form 8-K dated July 25, 2013:

(a)
Annual Equity Awards: Provided that Mr. Meyers remains employed by U.S. Cellular through June 22, 2019 and satisfies the Equity Conditions, following his retirement any Pre-June 22, 2019 Annual Awards will continue to vest in accordance with their original vesting schedules through the third anniversary of his retirement (subject to accelerated vesting to the extent provided in the standard form of award agreement maintained by U.S. Cellular at the time of grant). In addition, provided that he remains employed by the company through June 22, 2019 and satisfies the Equity Conditions, he will be eligible to exercise options granted to him on or before June 22, 2019, to the extent vested, through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the option was granted. The "Equity Conditions" are that Mr. Meyers terminates employment without cause and performs reasonably requested consulting services and does not compete with the company or misappropriate the company's confidential information through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the award was granted.

(b)
Retiree Medical and Life Insurance Benefits: Because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The reimbursements related to retiree medical benefits will include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

(c)
Severance: The Meyers Letter Agreement provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary.

Further information about Mr. Meyers' compensation is included in the U.S. Cellular 2019 proxy statement.

(3)
Effective May 18, 2018, Douglas W. Chambers became TDS' principal financial officer. Prior to May 18, 2018, Mr. Chambers was compensated by U.S. Cellular. Compensation for Mr. Chambers is not included for 2017 or 2016 because he was not a named executive officer for those years. TDS entered into a letter agreement with Mr. Chambers in connection with his appointment as Senior Vice President-Finance and Chief Accounting Officer effective May 18, 2018, pursuant to which Mr. Chambers is eligible to receive, among other things (i) an annual base salary of $360,000, as adjusted from time to time; (ii) a 2018 annual bonus program target of 45% of his annual base salary; and (iii) a 2018 annual equity award target of 110% of his annual base salary.

(4)
Effective January 1, 2018 James W. Butman became President and CEO of TDS Telecom and one of three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS. Mr. Butman does not have any employment, severance or similar agreement with TDS or TDS Telecom. Compensation for Mr. Butman is not included for 2017 and 2016 because he was not a named executive officer for those years.

(5)
Scott H. Williamson, Senior Vice President—Acquisitions and Corporate Development of TDS, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS, who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. TDS does not have any employment, severance or similar agreement with Scott H. Williamson.

(6)
Prior to his retirement on May 18, 2018, Douglas D. Shuma was deemed to be TDS' principal financial officer. TDS has an agreement with Mr. Shuma pursuant to which Mr. Shuma will provide consulting services through May 31, 2019. Mr. Shuma's consulting compensation is not included in the Summary Compensation Table.

(7)
LeRoy T. Carlson, Jr., and Kenneth R. Meyers are also executive officers and directors of U.S. Cellular and Douglas D. Shuma was an executive officer and director of U.S. Cellular prior to his retirement.

Effective June 22, 2013, Mr. Meyers was appointed President and CEO of U.S. Cellular. Prior to that date, he received his compensation from TDS as the Executive Vice President and CFO and did not receive any compensation directly from U.S. Cellular. After that date, Mr. Meyers received compensation directly from U.S. Cellular. Prior to his May 18, 2018 appointment as Senior Vice President-Finance and Chief Accounting Officer of TDS, Mr. Chambers was compensated by U.S. Cellular. After such appointment, Mr. Chambers was compensated by TDS. Although Mr. Carlson, Chairman of U.S. Cellular, Mr. Chambers, current Chief Accounting Officer of U.S. Cellular and Douglas D. Shuma, former Chief Accounting Officer of U.S. Cellular, were officers of U.S. Cellular in 2018, they were compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular (in the case of Mr. Chambers, with respect to services on and after May 18, 2018). A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and U.S. Cellular. There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular, U.S. Cellular does not obtain details of the components that make up this fee and U.S. Cellular does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. All of the compensation of LeRoy T. Carlson, Jr. and Douglas D. Shuma in 2018 , and the compensation of Douglas W. Chambers with respect to the period on and after May 18, 2018, was approved by the TDS Compensation Committee and none of it was subject to approval by any U.S. Cellular directors or officers. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by U.S. Cellular. U.S. Cellular discloses the amount of the management fee that it pays to TDS in its proxy statement together with a description of the Intercompany Agreement.

(8)
The following summarizes the bonus amounts in the 2018 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2019 for 2018 performance. Mr. Shuma did not receive a bonus in 2019 for 2018 performance due to his retirement in 2018.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas W. Chambers (USM)	Douglas W. Chambers (TDS)	James W. Butman	Scott H. Williamson
Bonus paid in 2019 for 2018 Performance	$1,481,900	$1,280,400	$63,900	$139,800	$515,200	$471,100
Less amount reported as Non-Equity Incentive Plan Compensation	—	—	$28,400	$112,700	—	$363,555

Total Amount reported as Bonus for 2018	$1,481,900	$1,280,400	$35,500	$27,100	$515,200	$107,545

  Unlike the bonus program for certain other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. This approach was also used for the bonus paid to Kenneth R. Meyers and James W. Butman.

Information Regarding Plan-Based Awards

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2018.

2018 Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base of Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
LeRoy T. Carlson, Jr.
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/23/2018							57,261			$1,365,675
TDS Phantom Stock Match Units for 2017 Bonus paid in 2018(4)	3/9/2018							1,334			$38,625
TDS Performance Share Units(2)(5)	5/23/2018				8,483	84,827	169,654				$2,180,054

Total Grant Date Value of Stock Awards											$3,584,354
TDS Options	5/23/2018								18,320	$25.70	$116,014

Total Grant Date Value of all Awards											$3,700,368

Kenneth R. Meyers
Awards in USM Common Shares(3)
USM Restricted Stock Units	4/2/2018							78,420			$3,045,049
USM Phantom Stock Match Units for 2017 Bonus paid in 2018(4)	3/8/2018							1,636			$66,631
USM Performance Share Units(6)	4/2/2018				39,210	78,420	156,840				$3,045,049

Total Grant Date Value of All Awards											$6,156,729

Douglas W. Chambers
Non-equity Incentive Plan Awards-TDS(1)		$9,720	$129,600	$252,720
Non-equity Incentive Plan Awards-USM(1)		$1,476	$19,680	$44,280
Awards in USM Shares(3)
USM Restricted Stock Units	4/2/2018							2,739			$106,355
USM Performance Share Units(6)	4/2/2018				1,370	2,739	5,478				$106,355

Total Grant Date Value of Stock Awards											$212,710

James W. Butman
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/23/2018							18,817			$448,785
TDS Options	5/23/2018								73,723	$25.70	$466,861

Total Grant Date Value of all Awards											$915,646

Scott H. Williamson
Non-equity Incentive Plan Awards(1)		$20,910	$278,800	$543,660
Awards in TDS Shares(2)
TDS Restricted Stock Units	5/23/2018							19,626			$468,080
TDS Performance Share Units(2)(5)	5/23/2018				1,760	17,600	35,200				$452,320

Total Grant Date Value of Stock Awards											$920,400
TDS Options	5/23/2018								19,000	$25.70	$120,320

Total Grant Date Value of all Awards											$1,040,720

Douglas D. Shuma

Non-equity Incentive Plan Awards(1)											—

Explanation of Columns:
(a)	Includes the persons identified in the Summary Compensation Table.
(b)
Represents the date on which the TDS Compensation Committee, or in the case of U.S. Cellular awards, the date on which the U.S. Cellular LTICC, took action or was deemed to take action to grant the equity-based awards.
(c)-(e)	These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.

(f)-(h)	These columns are included pursuant to Item 402(d) of Regulation S-K relating to equity incentive plan awards. The performance share units are equity incentive plan awards. The amounts shown under these columns reflect the Threshold, Target, and Maximum number of TDS Common Shares (or U.S. Cellular Common Shares for Kenneth R. Meyers or Douglas W. Chambers) that may be earned by each TDS officer as a result of the performance share units granted to such officer under the award. The actual number of TDS Common Shares to be delivered as a result of these performance share units will be determined by the performance of TDS during the three-year performance period January 1, 2018 through December 31, 2020, as measured against three performance criteria selected by the Compensation Committee. The actual of number of U.S. Cellular Common shares that may be earned by Douglas W. Chambers and Kenneth R. Meyers will be determined by the performance of U.S. Cellular during the performance period from January 1, 2018 through December 31, 2018.
(i)
With respect to TDS awards, includes the number of TDS Common Shares underlying restricted stock units awarded pursuant to the TDS 2011 LTIP. The TDS restricted stock units will become vested on May 23, 2021. With respect to U.S. Cellular awards, includes the number of USM Common Shares underlying restricted stock units granted pursuant to the U.S. Cellular 2013 LTIP. The USM restricted stock units will become vested on the third anniversary of the grant date, or on April 2, 2021.

Under the TDS 2011 LTIP, executives (other than the U.S. Cellular President and CEO) were permitted to elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred. Deferred compensation was deemed invested in phantom TDS Common Shares. Participants received (i) a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and (ii) a 33% stock unit match for amounts deferred that exceeded 50% of their total annual bonus. The match stock units vest ratably at a rate of one-third per year over three years. Upon separation from the company, the company match is fully vested for employees who are retirement eligible under the TDS pension plan. The value of phantom stock bonus match units with respect to such officer is included in column (e), "Stock Awards," of the above Summary Compensation Table. After vesting, the match stock units are credited with dividend equivalents. The U.S. Cellular President and CEO may elect to defer bonus into phantom USM Common Shares under the U.S. Cellular LTIPs. U.S. Cellular does not currently pay regular dividends. For information relating to similar provisions under the U.S. Cellular LTIPs, see U.S. Cellular's proxy statement.
(j)
Represents the number of options with respect to TDS Common Shares awarded pursuant to the TDS 2011 LTIP. The TDS options were granted on May 23, 2018 at an exercise price of $25.70 per share and become exercisable on May 23, 2021, and are exercisable until May 22, 2028. Douglas W. Chambers and Kenneth R. Meyers were not granted options in 2018 from TDS or U.S. Cellular.
(k)	Represents the per-share exercise price of the options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.
(l)
In accordance with FASB ASC 718, represents the aggregate grant date fair value. In the case of the restricted stock units, such value is reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting). In the case of the 2018 performance share units, the amounts in this column were based upon an estimate of the probable outcome of the applicable performance conditions.
Pursuant to SEC rules and interpretations, this table includes the grant date value of stock awards and options even if the awards are subsequently forfeited.
Footnotes:
(1)
Represents amounts payable under the TDS or U.S. Cellular 2018 Officer Bonus Program. The TDS bonus guidelines for the President and CEO of TDS do not formally provide for a Threshold, Target or Maximum bonus based on specified performance measures. In addition, the bonuses payable to the TDS Telecom President and CEO and the U.S. Cellular President and CEO were not formulaic and were paid in the discretion of the TDS President and CEO and the TDS Compensation Committee in the case of the TDS Telecom President and CEO, and in the discretion of the Chairman of U.S. Cellular in the case of the U.S. Cellular President and CEO. Accordingly, no portion of the bonus payable to such officers is considered non-equity incentive plan compensation. The above amounts for the other officers relate to the bonus with respect to 2018 performance that was paid in 2019 that was calculated based on company performance. The Threshold amount represents the minimum bonus for company performance that would have been paid if only the consolidated capital expenditures measure (with a weight of 10%) equaled or exceeded the minimum threshold goal for such measure (in which case the prorated payout of the target with respect to such measure would be 50%, which is the minimum payout level). Thus, the Threshold amount is 5% (calculated as 10% × 50%) of the Target amount. The Target amount represents the bonus for company performance that would have been paid for if the target was achieved for each company performance measure. The Maximum amount represents the maximum bonus for company performance that would have been paid if each company performance measure equaled or exceeded 200% of its target in the case of the consolidated operating revenues and consolidated adjusted EBITDA performance measures, and 150% of its target in the case of the consolidated capital expenditures performance measure. The following shows the calculation of the actual amount of non-equity incentive plan compensation for the subject TDS named executive officers for comparison to the Threshold, Target and Maximum above. Certain amounts below are rounded.

Under the U.S. Cellular 2018 Executive Officer Annual Incentive Plan, the above amounts relate to the quantitative company performance portion of the bonus with respect to 2018 performance that was paid in 2019. The Threshold amount represents the minimum bonus for quantitative company performance that would have been paid in 2019 if only the Customer Engagement measure (with a weight of 15%) equaled or exceeded the minimum threshold goal for such measure in 2018 (which was 50% of target). Thus, the Threshold amount is 7.5% (calculated as 15% × 50%) of the Target amount. The Target amount represents the bonus for quantitative company performance that would have been paid in 2019 if the target performance for the payment of a bonus was achieved for each financial performance measure in 2018. The Maximum amount represents the maximum bonus for quantitative company performance that would have been paid in 2019 if each financial performance measure in 2018 equaled or exceeded 225% of its target. The following shows the calculation of the actual amount of non-equity incentive plan compensation in 2018 for reference for comparison to the Threshold, Target and Maximum applicable to the portion of the bonus based on quantitative company performance. See the above Compensation Discussion and Analysis for additional information under "Summary of Bonus Payments."

		Formula	Douglas W. Chambers (USM)	Douglas W. Chambers (TDS)	Scott H. Williamson (TDS)
a	2018 Base Salary Earnings		$123,100	$360,000	$697,000
b	Target bonus percentage		40%	45%	50%
c	Target bonus	a × b	$49,200	$162,000	$348,500
d	Percentage of target bonus based on company performance		40%	80%	80%
e	Target bonus for company performance	c × d	$19,680	$129,600	$278,800
f	Amount of threshold bonus for TDS company performance	e × 5%	$0	$9,720	$20,910
g	Amount of threshold bonus for U.S. Cellular company performance	e × 7.5%	$1,476	—	—
h	Amount of maximum bonus for U.S. Cellular company performance	e × 225%	$44,280	—	—
i	Amount of maximum bonus for TDS company performance	e × 195%	—	$252,720	$543,660
j	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" based on U.S. Cellular Performance in 2018	e × 144.3%	$28,400	—	—
k	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" based on TDS Performance in 2018	e × 130.4%	—	$169,000	$363,555
l	Prorated "Non-Equity Incentive Plan Compensation" based on 8 months in the position		—	$112,700	—

(2)	In accordance with FASB ASC 718, and pursuant to the TDS 2011 LTIP on the date specified, the TDS Compensation Committee granted such executive officer restricted stock units and performance share units to be settled in TDS Common Shares and options to purchase TDS Common Shares. The aggregate grant date fair value of the stock awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed of the option awards is reported in column (f). Dividends are not earned with respect to shares underlying restricted stock units until the award becomes vested and the shares are issued or on shares underlying options until such options are exercised and the shares are issued. The performance share units accumulate dividend equivalents throughout the performance period (in the form of additional share units). The dividend equivalents that accumulate are forfeitable and will be issued when the performance share unit award becomes vested and the shares are issued.

On the date specified, executives who deferred all or a portion of their 2017 bonuses under the bonus deferral and employer match program received phantom stock match units. The aggregate grant date fair value of the phantom stock match units is reported in the Summary Compensation Table under "Stock Awards" in column (e).

(3)	In accordance with FASB ASC 718 and pursuant to the U.S. Cellular 2013 LTIP, on the date specified, the U.S. Cellular LTICC granted Mr. Meyers and Mr. Chambers restricted stock units and performance share units to be settled in USM Common Shares. In the Summary Compensation Table, the aggregate grant date fair value of these stock awards is reported in column (e). U.S. Cellular does not currently pay regular dividends.

Pursuant to the U.S. Cellular 2013 LTIP, on the date specified, Mr. Meyers received phantom stock match units in connection with the deferral of a portion of his 2017 bonus. The aggregate grant date fair value of the phantom stock match units is reported in the Summary Compensation Table under "Stock Awards" in column (e).
(4)
Represents the number of phantom stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation, except that with respect to Kenneth R. Meyers, represents the number of phantom stock units in USM Common Shares. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." See the "Nonqualified Deferred Compensation" table below for information regarding bonus phantom stock and dividend equivalents.
(5)
In 2018, TDS granted performance share unit awards to certain TDS executive officers. Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period. Performance measures for the 2018 awards were Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group. Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. The Threshold percentage for each of the performance measures is 50%. However, it is not necessary to achieve each performance measure for an award to vest. It is sufficient that only one of the three performance measures is equal to or greater than the Threshold for the award to vest in part. With respect to performance share units, the minimum Threshold amount at which shares will be issued assumes that the Total Revenue and Return on Capital measures are not achieved, and that only the Relative Total Shareholder Return measure (with a weight of 20%) equals or exceeds the minimum threshold goal (but is less than the target goal) for such measure (in which case the prorated payout of the Target with respect to such measure would be 50% of the Target for this measure, which is the minimum payout level). Thus, the Threshold amount is 10% (calculated as 20% × 50%) of the Target amount. The Maximum amount represents the maximum number of TDS Common Shares that would be delivered for company performance if each company performance measure equals or exceeds 200% of Target.
(6)
The number of shares is based on an original target subject to adjustment based on the achievement of pre-determined performance measures over the one-year performance period. The adjustment can range from 50% to 200% of target. Performance is based on consolidated total operating revenues (40%), simple free cash flow (40%) and postpaid handset voluntary defections (20%).
(7)	Douglas D. Shuma did not receive grants of plan-based awards in 2018 due to his 2018 retirement.

Information Regarding Outstanding Equity Awards at Year End

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end. The information reported below reflects adjustments for the Reclassification to outstanding equity awards on January 24, 2012. The adjustments made to outstanding equity awards in connection with the Reclassification were described in TDS' proxy statement dated April 16, 2012 as filed with the SEC on Schedule 14A on such date.

2018 Outstanding Equity Awards at Fiscal Year-End

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: Exercisable (#) (b)	Number of Securities Underlying Unexercised Options: Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
LeRoy T. Carlson, Jr.(1)
Options:
2018 TDS Options(2)		18,320	$25.70	5/22/2028
2017 TDS Options(3)		39,700	$27.79	5/24/2027
2016 TDS Options(4)		53,800	$29.45	8/15/2026
2015 TDS Options(5)	236,100		$29.26	5/11/2025
2014 TDS Options(6)	225,000		$26.83	5/16/2024
2013 TDS Options(7)	186,000		$22.60	5/10/2023
2012 TDS Options(8)	309,200		$20.79	5/16/2022
2011 TDS Options(9)	230,000		$29.94	5/13/2021
2010 TDS Options(10)	250,000		$26.66	5/25/2020
Stock Awards:
2018 TDS RSUs(12)					57,261	$1,863,273
2017 TDS RSUs(13)					60,619	$1,972,542
2016 TDS RSUs(14)					76,273	$2,481,923
TDS Bonus Match not vested(21)					1,489	$48,452
Performance Share Units:
2018 TDS PSUs(22)							86,193	$2,804,720
2017 TDS PSUs(23)							51,571	$1,678,120
2016 TDS PSUs(24)							47,985	$1,561,432

	1,436,300	111,820			195,642	$6,366,191	185,749	$6,044,272

Kenneth R. Meyers(1)
Options:
2011 TDS Options(9)	121,200		$29.94	5/13/2021
2010 TDS Options(10)	132,500		$26.66	5/25/2020
2009 TDS Options(11)	129,400		$26.95	5/20/2019
2016 USM Options(15)	137,534	68,766	$45.87	4/1/2026
2013 USM Initial CEO Options(16)		125,000	$39.71	7/31/2023
Stock Awards:
2018 USM RSUs(17)					78,420	$4,075,487
2017 USM RSUs(18)					75,543	$3,925,970
2016 USM RSUs(19)					56,609	$2,941,970
2013 USM Initial CEO RSUs(20)					45,000	$2,338,650
USM Bonus Match not vested(21)					1,691	$87,857
Performance Share Units:
2018 USM PSUs(25)							78,420	$4,075,487
2017 USM PSUs(26)							97,013	$5,041,766

Total TDS	383,100	—			—	—	—	—

Total USM	137,534	193,766			257,263	$13,369,934	175,433	$9,117,253

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: Exercisable (#) (b)	Number of Securities Underlying Unexercised Options: Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Douglas W. Chambers(1)
Options:
2017 TDS Options(3)		11,601	$27.79	5/24/2027
2016 TDS Options(4)		10,592	$29.45	8/15/2026
2015 TDS Options(5)	7,960		$29.26	5/11/2025
2014 TDS Options(6)	9,284		$26.83	5/16/2024
Stock Awards:
2018 USM RSUs(17)					2,739	$142,346
2017 TDS RSUs(13)					2,724	$88,639
2016 TDS RSUs(14)					2,883	$93,813
Performance Share Units:
2018 USM PSUs(25)							2,739	$142,346

Total TDS	17,244	22,193			5,607	$182,452	—	—

Total USM	—	—			2,739	$142,346	2,739	$142,346

James W. Butman(1)
Options:
2018 TDS Options(2)		73,723	$25.70	5/22/2028
2017 TDS Options(3)		60,835	$27.79	5/24/2027
2016 TDS Options(4)		54,100	$29.45	8/15/2026
Stock Awards:
2018 TDS RSUs(12)					18,817	$612,305
2017 TDS RSUs(13)					15,531	$505,379
2016 TDS RSUs(14)					10,994	$357,745

	—	188,658			45,342	$1,475,429	—	—

Scott H. Williamson(1)
Options:
2018 TDS Options(2)		19,000	$25.70	5/22/2028
2017 TDS Options(3)		18,137	$27.79	5/24/2027
2016 TDS Options(4)		17,781	$29.45	8/15/2026
2015 TDS Options(5)	73,418		$29.26	5/11/2025
2014 TDS Options(6)	69,999		$26.83	5/16/2024
2013 TDS Options(7)	111,542		$22.60	5/10/2023
2012 TDS Options(8)	129,500		$20.79	5/16/2022
2011 TDS Options(9)	80,800		$29.94	5/13/2021
2010 TDS Options(10)	91,200		$26.66	5/25/2020
2009 TDS Options(11)	90,700		$26.95	5/20/2019
Stock Awards:
2018 TDS RSUs(12)					19,626	$638,630
2017 TDS RSUs(13)					20,258	$659,195
2016 TDS RSUs(14)					24,797	$806,894
Performance Share Units:
2018 TDS PSUs(22)							17,883	$581,913
2017 TDS PSUs(23)							17,229	$560,632
2016 TDS PSUs(24)							15,596	$507,494

	647,159	54,918			64,681	$2,104,720	50,708	$1,650,038

Douglas D. Shuma	—	—			—	—	—	—

Explanation of Columns:

(a)	Includes the persons identified in the Summary Compensation Table.
(b)

Includes, on an award-by-award basis, the number of securities underlying unexercised options that were exercisable as of December 31, 2018. Represents awards with respect to TDS Common Shares or awards with respect to USM Common Shares, as indicated.

(c)

Includes, on an award-by-award basis, the number of securities underlying unexercised options that were unexercisable as of December 31, 2018. Represent awards with respect to TDS Common Shares or awards with respect to USM Common Shares, as indicated.

(d)	This column related to equity incentive plan option awards is not applicable because the NEOs did not receive any equity incentive plan option awards. Accordingly, such column is not included above.
(e)	Represents the exercise prices of the awards identified in columns (b) and (c).
(f)	Represents the expiration dates of the awards identified in columns (b) and (c).
(g)	Represents, on an award-by-award basis, the total number of shares underlying stock awards that had not vested as of December 31, 2018.
(h)

With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 31, 2018 or $32.54 per share. With respect to U.S. Cellular awards, represents the market value of USM Common Shares underlying stock awards that had not vested as of December 31, 2018 or $51.97 per share.

(i)-(j)

These columns are included pursuant to Item 402(f) of Regulation S-K relating to equity incentive plan awards. Column (i) represents the total number of shares, units or rights awarded under any equity incentive plan that had not vested and that had not been earned as of December 31, 2018. Column (i) represents the aggregate market or payout value of shares in column (i), calculated using the closing price of TDS Common Shares of $32.54 or the closing price of USM Common Shares of $51.97, as applicable.

Footnotes:

          The following provides additional information with respect to outstanding equity awards at year end. Number references correspond to numbers in the above table. The following discloses the date that options are scheduled to become exercisable and that restricted stock units, performance share units and phantom stock match units are scheduled to become vested.

(1)
With respect to TDS awards, information is presented as to the number of TDS Common Shares underlying options or stock awards. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued, on TDS shares underlying options until such options are exercised and the shares are issued and on TDS shares underlying phantom stock match units until such units become vested. The performance share units accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. With respect to U.S. Cellular awards, information is presented as to the number of USM Common Shares underlying options or stock awards. U.S. Cellular does not currently pay any regular dividends.

(2)
Such 2018 TDS Options were granted on May 23, 2018, become exercisable on May 23, 2021, and are exercisable until May 22, 2028 at the exercise price of $25.70 per share.

(3)
Such 2017 TDS Options were granted on May 24, 2017, become exercisable on May 24, 2020, and are exercisable until May 24, 2027 at the exercise price of $27.79 per share

(4)
Such 2016 TDS Options were granted on August 15, 2016, become exercisable on May 11, 2019, and are exercisable until August 15, 2026 at the exercise price of $29.45 per share.

(5)
Such 2015 TDS Options were granted on May 11, 2015, became exercisable on May 11, 2018, and are exercisable until May 11, 2025 at the exercise price of $29.26 per share.

(6)
Such 2014 TDS Options were granted on May 16, 2014, became exercisable on May 16, 2017, and are exercisable until May 16, 2024 at the exercise price of $26.83 per share.

(7)
Such 2013 TDS Options were granted on May 10, 2013, became exercisable on May 10, 2016, and are exercisable until May 10, 2023 at the exercise price of $22.60 per share.

(8)
Such 2012 TDS Options were granted on May 16, 2012, became exercisable with respect to one third of such options on each of May 16, 2013, May 16, 2014 and May 16, 2015, and are exercisable until May 16, 2022 at the exercise price of $20.79 per share.

(9)
Such 2011 TDS Options were granted on May 13, 2011, became exercisable with respect to one third of such options on each of May 13, 2012, May 13, 2013 and May 13, 2014, and are exercisable until May 13, 2021 at the exercise price of $29.94 per share.

(10)
Such 2010 TDS Options were granted on May 25, 2010, became exercisable with respect to one third of such options on each of May 25, 2011, May 25, 2012 and May 25, 2013, and are exercisable until May 25, 2020 at the exercise price of $26.66 per share.

(11)
Such 2009 TDS Options were granted on May 21, 2009, became exercisable with respect to one third of such options on each of May 21, 2010, May 21, 2011 and May 21, 2012, and are exercisable until May 20, 2019 at the exercise price of $26.95 per share.

(12)
Such 2018 TDS Restricted Stock Units were granted on May 23, 2018 and will become vested on May 23, 2021.

(13)
Such 2017 TDS Restricted Stock Units were granted on May 24, 2017 and will become vested on May 24, 2020.

(14)
Such 2016 TDS Restricted Stock Units were granted on August 15, 2016 and will become vested on May 11, 2019.

(15)
Such 2016 USM Options were granted on April 1, 2016, become exercisable with respect to one third of such options on each of April 1, 2017, April 1, 2018 and April 1, 2019, and are exercisable until April 1, 2026 at the exercise price of $45.87 per share.

(16)
The USM Initial CEO Options were granted on July 31, 2013, become exercisable on June 22, 2019, and are exercisable until July 31, 2023 at an exercise price of $39.71 per share.

(17)
Such 2018 USM Restricted Stock Units were granted on April 2, 2018 and will become vested on April 2, 2021.

(18)
Such 2017 USM Restricted Stock Units were granted on April 3, 2017 and will become vested on April 3, 2020.

(19)
Such 2016 USM Restricted Stock Units were granted on April 1, 2016 and will become vested on April 1, 2019.

(20)
The USM Initial CEO RSUs were granted on July 31, 2013 and will become vested on June 22, 2019.

(21)
Represents phantom stock match units awarded to such officer with respect to deferred bonus compensation. See "Information Regarding Nonqualified Deferred Compensation" below. Represents the number of TDS Common Shares (or USM Common Shares if indicated) underlying phantom stock match units that have not vested. One-third of the phantom stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS or an affiliate on such date.

(22)
Represents 2018 TDS performance share unit awards. Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period. Performance measures for the 2018 awards were Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group. Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. The Threshold percentage for each of the performance measures is 50%. However, it is not necessary to achieve each performance measure for the award to vest. It is sufficient that only one of the three performance measures is equal to or greater than the Threshold for the award to vest in part. The TDS Common Shares to be delivered as a result of TDS' performance over the three-year performance period ending December 31, 2020 are not scheduled to vest until December 31, 2020. The overall performance for 2018 awards exceeded the Target but was less than Maximum. The number of shares included in column (i) above is the Target number of shares. In addition, pursuant to the terms of the awards, such shares have been increased by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance shares become vested.

(23)
Represents 2017 TDS performance share unit awards. Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period. Performance measures for the 2017 awards were Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group. Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. The Threshold percentage for each of the performance measures is 50%. However, it is not necessary to achieve each performance measure for the award to vest. It is sufficient that only one of the three performance measures is equal to or greater than the Threshold for the award to vest in part. The TDS Common Shares to be delivered as a result of TDS' performance over the three-year performance period ending December 31, 2019 are not scheduled to vest until December 31, 2019. Because the overall performance for 2017 awards exceeded the Threshold but did not exceed the Target, the number of shares included in column (i) above is the Target number of shares. In addition, pursuant to the terms of the awards, such shares have been increased by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance shares become vested.

(24)
Represents 2016 TDS performance share unit awards. Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period. Performance measures for the 2016 awards were Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group. Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved. The three-year performance period ended December 31, 2018 and on February 19, 2019, the Compensation Committee certified a 107% payout.

(25)
Represents 2018 U.S. Cellular performance share units that were granted on April 2, 2018, and become vested on April 2, 2021. The table reports the target opportunity but the actual number of shares may be up to 200% of the target opportunity but not less than 50% of the target opportunity, dependent on achievement of certain performance measures. The LTICC certified on March 12, 2019 that the reporting person was entitled to 155.3% of the target opportunity.

(26)
Represents 2017 U.S. Cellular performance share units that were granted on April 3, 2017, and become vested on April 3, 2020. The performance period ended on December 31, 2017 with an aggregate 128.4% achievement of certain performance measures. The table reports the actual number of shares based on the 128.4% aggregate achievement of the performance measures.

Information Regarding Option Exercises and Stock Vested in 2018

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2018.

2018 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
LeRoy T. Carlson, Jr.(1)(6)
TDS Options Exercised (Exercise Date):
2009 Options (11/9/18)(3)	244,000	$2,049,600
TDS Stock Awards Vested:
2015 Restricted Stock Units (5/11/18)(3)			51,761	$1,354,068
TDS Bonus Match Units(4)(5)			3,040	$98,922

Total TDS	244,000	$2,049,600	54,801	$1,452,989

Kenneth R. Meyers(1)(2)(6)
TDS:
TDS Options Exercised (Exercise Date):
2012 Options (8/6/18)(3)	225,300	$1,969,122
2013 Options (8/6/18)(3)	177,319	$1,228,821
TDS Stock Awards Vested:
U.S. Cellular:
USM Options Exercised (Exercise Date):
2015 Options (8/21/18)(3)	199,075	$1,602,554
2014 Options (11/2/18)(3)	164,225	$2,427,246
USM Stock Awards Vested:
2015 Restricted Stock Units (4/1/18)(3)			53,154	$2,136,259
USM Bonus Match Units(4)(5)			1,613	$83,806

Total TDS	402,619	$3,197,943	—	—

Total USM	363,300	$4,029,799	54,767	$2,220,065

Douglas W. Chambers(1)(6)
TDS Options Exercised (Exercise Date):
2009 Option (8/8/18)(3)	4,340	$10,633
2012 Option (9/13/18)(3)	11,800	$115,664
2010 Option (9/13/18)(3)	4,600	$18,024
2013 Option (11/6/18)(3)	12,155	$142,438
2011 Option (11/6/18)(3)	4,300	$18,936
TDS Stock Awards Vested:
2015 Restricted Stock Units (5/11/18)(3)			1,745	$45,649

Total TDS	37,195	$305,695	1,745	$45,649

James W. Butman(1)(6)
TDS Options Exercised (Exercise Date):
2014 Options (8/16/18-8/17/18)(3)	37,280	$134,177
2011 Options (11/8/18-11/9/18)(3)	37,600	$209,106
2015 Options (11/28/18)(3)	42,826	$284,844
TDS Stock Awards Vested:
2015 Restricted Stock Units (5/11/18)(3)			11,924	$311,932

Total TDS	117,706	$628,127	11,924	$311,932

Scott H. Williamson(1)(6)
TDS Options Exercised (Exercise Date):	—	—
TDS Stock Awards Vested:
2015 Restricted Stock Units (5/11/18)(3)			16,371	$428,265

Total TDS	—	—	16,371	$428,265

Douglas D. Shuma(1)
TDS Options Exercised (Exercise Date):
2014 Options (6/18/18)(3)	25,411	$2,120
TDS Stock Awards Vested:
2015 Restricted Stock Units (5/11/18)(3)			6,992	$182,911

Total TDS	25,411	$2,120	6,992	$182,911

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the gross number of securities for which options were exercised (before withholding any shares to pay the exercise price or taxes).

(c)
Represents the aggregate dollar value realized upon exercise of options, based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(d)
Represents the gross number of shares of stock that have vested (before withholding any shares to pay taxes). This includes shares underlying restricted stock units and any company-match phantom stock units relating to deferred bonuses that became vested in 2018.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market price of the underlying securities on the vesting date.

Footnotes:

(1)
Except with respect to Kenneth R. Meyers to the extent indicated, information is presented as to the number of TDS Common Shares underlying options or stock awards.

(2)
With respect to Kenneth R. Meyers to the extent indicated, represents USM Common Shares underlying options or stock awards.

(3)
Taxes, as well as the exercise price, were paid by the withholding of TDS Common Shares by TDS (or USM Common Shares by U.S. Cellular) having a value equal to the tax withholding amount/exercise price.

(4)
Pursuant to the TDS 2011 LTIP (or the U.S. Cellular LTIP in the case of phantom stock units granted to the U.S. Cellular President and CEO under that plan), the company-match phantom stock units relating to deferred bonus vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $32.54 (or the closing price of USM Common Shares of $51.97 for USM phantom stock units) on December 31, 2018, the last trading day of 2018. See "Information Regarding Nonqualified Deferred Compensation" below.

(5)
Vested TDS phantom stock units are credited with dividend equivalents. U.S. Cellular does not currently pay regular dividends.

(6)
See the Outstanding Equity Awards at Fiscal Year-End Table above for a description of the awards that continued to be held by the named executive officers at December 31, 2018.

             From time to time, TDS and/or U.S. Cellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for the broker to exercise stock options and/or sell stock on behalf of the executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of TDS and/or U.S. Cellular common stock during periods in which the officer would otherwise be unable to buy or sell such stock because important information about TDS and/or U.S. Cellular has not been publicly released.

Information Regarding Pension Benefits

             TDS and U.S. Cellular executive officers are covered by the TDSP, the Pension Plan and the SERP. The company contributions for each of the NEOs under these plans is disclosed in column (i), "All Other Compensation". TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

2018 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
LeRoy T. Carlson, Jr.
SERP(1)
Company contribution		—
Interest up to AFR			$25,192
Interest above AFR			$4,755

Total Interest			$29,947
Balance at year end					$827,149
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Deferral of 2017 Bonus paid in 2018—5,335 TDS Shares	$154,500
Company Match for 2017 Bonus paid in 2018—1,334 TDS Shares		$38,625
Dividend Equivalents of 1,170 TDS Shares			$38,072
Changes in Value in 2018			$293,404
Distribution of 7,034 TDS Shares in 2018(4)				$(195,342)
Distribution of 6,278 TDS Shares in 2018(4)				$(177,866)
Accumulated Balance at Year End:
62,547 vested TDS Shares					$2,035,279
1,489 unvested TDS shares					$48,452

Aggregate Totals(5)	$154,500	$38,625	$361,423	$(373,208)	$2,910,880

Kenneth R. Meyers
SERP(1)
Company contribution		$42,352
Interest up to AFR			$30,568
Interest above AFR			$5,820

Total Interest			$36,389
Balance at year end					$1,046,095
Cash Compensation Deferral into Interest Account(2)
TDS Compensation deferred into Interest Account in prior years:
Interest up to AFR			$36,154
Interest above AFR			$8,387

Total Interest			$44,542		$1,051,795
Balance at year end
U.S. Cellular Compensation deferred into Interest Account:
Deferred Salary	$146,302
Deferred Bonus	$266,525
Interest up to AFR			$50,729
Interest above AFR			$10,241

Total Interest			$60,970
Balance at year end					$1,591,052

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Dividend Equivalents of 751 TDS Shares			$24,438
Changes in Value in 2018			$181,029
Accumulated Balance at Year End:
38,943 vested TDS Shares					$1,267,205
Bonus Deferral and Company Match into USM Phantom Shares(3)
Deferral of 2017 Bonus paid in 2018—6,545 USM Shares	$266,525
Company Match for 2017 bonus paid in 2018—1,636 USM Shares		$66,631
Changes in Value in 2018			$414,580
Accumulated Balance at Year End:
28,979 vested USM Shares					$1,506,039
1,691 unvested USM Shares					$87,881

Aggregate Totals(5)	$679,352	$108,983	$761,947	—	$6,550,067

Douglas W. Chambers
SERP(1)
Company contribution		$10,774
Interest up to AFR			$791
Interest above AFR			$149

Total Interest			$940
Balance at year end					$36,751

Aggregate Totals(5)	—	$10,774	$940	—	$36,751

James W. Butman
SERP(1)
Company contribution		$34,686
Interest up to AFR			$14,096
Interest above AFR			$2,661

Total Interest			$16,756
Balance at year end					$497,507
Compensation deferred to Interest Account in prior years(2)
Interest up to AFR			$77,709
Interest above AFR			$18,235

Total Interest			$95,944
Balance at year end					$2,260,457

Aggregate Totals(5)	—	$34,686	$112,700	—	$2,757,964

Scott H. Williamson
SERP(1)
Company contribution		$55,000
Interest up to AFR			$26,373
Interest above AFR			$4,978

Total Interest			$31,351
Balance at year end					$920,933

Aggregate Totals(5)	—	$55,000	$31,351	—	$920,933

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Douglas D. Shuma
SERP(1)
Company contribution		—
Interest up to AFR			$5,624
Interest above AFR			$892

Total Interest			$6,516
Balance at year end					$184,499
Bonus Deferral and Company Match into TDS Phantom Shares(3)
Distribution of 3,227 TDS Shares in 2018(4)			$(107,505)
Distribution of 2,931 TDS Shares in 2018(4)			$(97,628)
Changes in Value in 2018			$33,941

Accumulated Balance at Year End:	—	—	$(164,675)	—	$184,499

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of executive contributions during the last fiscal year. With respect to any deferred salary or bonus, includes the actual dollar amount deferred. The entire amount of the deferred salary is included in column (c) and the deferred bonus is included in column (d) or (g) of the Summary Compensation Table, whether or not deferred. The deferred salary and bonus accounts are paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

(c)
Represents the dollar amount of aggregate contributions by TDS or U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount credited with respect to 2018 for the officer. This is the same as the amount included in column (i) of the Summary Compensation Table.

With respect to the company match, represents the value of the shares underlying the phantom stock units awarded to such officer during 2018. This is the same as the amount included in column (e) of the Summary Compensation Table.

(d)
Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the dollar amount credited to the officer's account in 2018, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any salary or bonus deferred into an interest account, includes the amount of interest credited to the deferral account for 2018, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential, and is not included in the Summary Compensation Table. The amount above the AFR is deemed to be above-market or preferential and, therefore, is included in the Summary Compensation Table. With respect to the bonus deferral and company match, represents the dollar value of the phantom stock units credited to the account of the identified officer as dividend equivalents, based on the closing value of TDS or USM Common Shares (as applicable) as of December 31, 2018, which was the last trading day of the year. Also includes the changes in value of the bonus deferral units and company match units in 2018. This amount is not included in the Summary Compensation Table.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings and are not included in 2018 compensation in the Summary Compensation Table.

(f)
Represents the dollar value of the balance of the executive's account in SERP, deferred salary or bonus under any interest-bearing deferral arrangement, or bonus deferral and company match under a phantom stock deferral arrangement at the end of 2018. TDS Common Shares closed at $32.54 and U.S. Cellular Common Shares closed at $51.97 on December 31, 2018. Column (f) includes certain amounts reported as compensation in the Summary Compensation Table, as indicated in notes to columns (b) through (d).

Footnotes:

(1)
Each of the NEOs participates or formerly participated in the SERP. Mr. Carlson did not receive a SERP contribution with respect to 2018 because, based on the terms of the TDS Pension Plan and SERP, his age and other factors, he is deemed to be fully funded and thus no longer eligible for ongoing contributions to such plans.

  This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitations under the Internal Revenue Code for tax-qualified pension plans, including the limit on annual employee compensation which can be considered. The SERP is a non-qualified defined contribution plan and is unfunded. Such officers are credited with earnings on their balances in this non-qualified defined contribution plan. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all amounts other than the contributions for the current year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2017 was set as of the last trading date of 2017 at 3.70% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.16% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2018 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

(2)
Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements with Mr. Meyers and Mr. Butman. The other officers have not deferred any of their salaries or bonus under the interest-bearing deferral arrangements. All of the annual salary is reported in column (c) of the Summary Compensation Table, whether or not deferred, and all of the annual bonus is reported in column (d) or (g), whether or not deferred. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR at the time each monthly interest rate was set.

Only Kenneth R. Meyers deferred a portion of his salary in 2018.

(3)
The amounts in column (b) represent deferrals of annual bonus under phantom stock deferral arrangements. All of the annual bonus earned is reported in the Summary Compensation Table, whether or not deferred.

The amounts in column (c) represent the value of company match units awarded to such officer. One-third of the phantom stock bonus match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the officer is an employee of TDS or U.S. Cellular or an affiliate on such date. The company match is fully vested for employees who are retirement eligible under the TDS pension plan. If the officer continues as an employee during the entire vesting period, he or she will receive total bonus match units equal to the sum of (i) 25% of the amount deferred into phantom stock, up to 50% of such year's bonus, and (ii) 33% (33 1 / 3% in the case of an officer employed by U.S. Cellular) of the amount deferred into phantom stock that exceeded 50% of such year's bonus (increased by any dividend equivalents issued with respect to vested phantom stock). The vesting of unvested phantom stock match units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

A TDS officer will receive in shares an amount equal to his or her vested phantom stock deferred compensation account balance at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

The U.S. Cellular President and CEO participates in the U.S. Cellular LTIPs. These plans permit or permitted specified participants to defer all or a portion of their annual bonus to a deferred compensation account. Deferred bonus is deemed invested in phantom USM Common Shares. The entire amount of the bonus earned is reported in the Summary Compensation Table, whether or not deferred. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." For further information relating to U.S. Cellular company match awards, see U.S. Cellular's 2019 proxy statement. A U.S. Cellular officer generally will be paid or commence payment in shares of an amount equal to his or her vested phantom stock account balance at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

LeRoy T. Carlson, Jr. and Kenneth R. Meyers each deferred a portion of his 2017 bonus paid in 2018 into phantom stock.

(4)
Represents distributions of bonus deferral and related company match. On January 4, 2018, Mr. Carlson had a distribution related to his 2014 bonus paid in 2015 representing 7,034 TDS Common Shares, having a value at the time of the distribution of $195,342. After deduction of shares for taxes, Mr. Carlson received a net of 4,927 TDS Common Shares, plus cash for a fractional share. Additionally, Mr. Carlson had a distribution on April 6, 2018 related to his 2009 bonus paid in 2010 representing 6,278 Common Shares, having a value at the time of the distribution of $177,866. After deduction of shares for taxes, Mr. Carlson received a net of 3,644 TDS Common Shares, plus cash for a fractional share. The distributions represent shares underlying phantom stock units relating to deferred bonus and the company match reported in prior years in the Summary Compensation Table under Bonus and Stock Awards, respectively.

On December 18, 2018, Mr. Shuma had a distribution related to his 2008 bonus paid in 2009 representing 3,227 TDS Common Shares having a value at the time of the distribution of $107,505 and a distribution of his 2010 bonus paid in 2011 representing 2,931 Common Shares, having a value at the time of the distribution of $97,628. After deduction of shares for taxes, Mr. Shuma received a net of 4,332 TDS Common Shares, plus cash for a fractional share. The distributions represent shares underlying phantom stock units relating to deferred bonus and the company match reported in prior years in the Summary Compensation Table under Bonus and Stock Awards, respectively.

(5)
As required by SEC rules, the following is a summary of the amount of the above year-end total deferred compensation balances which has been included in the compensation reported in the Summary Compensation Table. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas W. Chambers	James W. Butman	Scott H. Williamson	Douglas D. Shuma
Aggregate Deferred Balances 12/31/17 (includes amounts reported as compensation in years prior to 2018)*	$2,729,540	$4,999,785	$25,036	$2,610,578	$834,582	$349,175
Net amount reported in above table for 2018 (includes amounts reported as compensation in 2018)*	181,340	1,550,282	11,714	147,386	86,351	(164,675)

Aggregate Deferred Balances 12/31/18	$2,910,880	$6,550,067	$36,751	$2,757,964	$920,933	$184,499

*
Amounts included as compensation in the Summary Compensation Table are reported in columns: (b) Executive Contributions in Last FY—deferred salary and deferred bonus; (c) Registrant Contributions in Last FY—SERP company contribution and bonus match, and (d) Aggregate Earnings in Last FY—excess interest above that calculated utilizing the AFR. Other amounts increase the Aggregate Balance at Last FYE in column (f), but are not included as compensation in the Summary Compensation Table, including interest up to that calculated utilizing the AFR, dividend equivalents and changes in value in 2018.

Potential Payments upon Termination or Change in Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement, disability or constructive termination, or a change in control of TDS or a change in the executive officer's responsibilities. However, this section does not discuss any such contract, agreement, plan or arrangement that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees.

        TDS does not have any plans or policies that provide for severance or other compensation or benefits to the NEOs upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship. As of December 31, 2018, the only such agreement with a NEO was the Meyers Letter Agreement.

        The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The provisions relating to possible acceleration of equity awards are discussed above under "Compensation Discussion and Analysis—Other Benefits and Plans Available to Named Executive Officers—TDS 2011 LTIP".

        The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and change in control payments as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, or a change in control or a change in the NEO's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a NEO under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2018. The following describes triggering events ("Triggering Events") under the TDS 2011 LTIP:

        TDS 2011 LTIP:    Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability (but not for options granted before April 14, 2016), (ii) death (but not for options granted before April 14, 2016), (iii) a 2011 LTIP Change in Control (as defined above, upon approval by the board of directors), and (iv) a qualified retirement.

        Additional payments also may become due for the performance share units: (i) in the event of death, a qualified disability or a qualified retirement prior to a 2011 LTIP Change in Control, the officer will receive a pro-rata payout following the performance period based upon actual performance achievement during the performance period and (ii) in connection with a 2011 LTIP Change in Control, payout will be made following the performance period based upon the greater of target and actual performance achievement, provided that in the event of death, a qualified disability, a qualified retirement, a termination by the officer for good reason or a termination by TDS without cause, in each case following the 2011 LTIP Change in Control but prior to the end of the performance period, the officer generally will receive an accelerated payout based upon the greater of target and actual performance achievement.

        The triggering events for U.S. Cellular awards are described in the U.S. Cellular 2019 proxy statement.

        No additional payments with respect to equity awards would be made in the event of any other termination of employment or service. In addition, the below table identifies other payments that have been, will be or could be made upon termination or change in control pursuant to agreements, if any, to the extent discussed in the footnotes to the below table.

2018 Table of Potential Payments upon Termination or Change in Control

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Stock Awards ($) (c)	Other ($) (d)	Total ($) (e)
LeRoy T. Carlson, Jr.
Unexercisable Stock Options for 111,820 Common Shares(1)	$480,126			$480,126
Unvested Stock Awards for 195,642 Common Shares(2)		$6,366,191		$6,366,191
Unvested Performance Shares for 185,749 Common Shares(4)		$6,044,272		$6,044,272

Aggregate Totals	$480,126	$12,410,463	—	$12,890,589

Kenneth R. Meyers
One Year of Current Salary as Severance(3)			$1,051,000	$1,051,000
U.S. Cellular Options and Awards:
Unexercisable Stock Options for 193,766 USM Common Shares(1)	$1,951,973			$1,951,973
Unvested Stock Awards for 257,263 USM Common Shares(2)		$13,369,958		$13,369,958
Unvested Performance Shares for 175,433 Common Shares(5)		$9,117,253		$9,117,253

Aggregate Totals	$1,951,973	$22,487,211	$1,051,000	$25,490,184

Douglas W. Chambers
TDS
Unexercisable Stock Options for 22,193 Common Shares(1)	$87,834			$87,834
Unvested Stock Awards for 5,607 Common Shares(2)		$182,452		$182,452
U.S Cellular
Unvested Stock Award for 2,739 Common Shares(2)		$142,346		$142,346
Unvested Performance Shares for 2,739 Common Shares(5)		$142,346		$142,346

Aggregate Totals	$87,834	$467,144	—	$554,978

James W. Butman
Unexercisable Stock Options for 188,658 Common Shares(1)	$960,401			$960,401
Unvested Stock Awards for 45,342 Common Shares(2)		$1,475,429		$1,475,429

Aggregate Totals	$960,401	$1,475,429	—	$2,435,829

Scott H. Williamson
Unexercisable Stock Options for 54,918 Common Shares(1)	$271,054			$271,054
Unvested Stock Awards for 64,681 Common Shares(2)		$2,104,720		$2,104,720
Unvested Performance Shares for 50,708 Common Shares(4)		$1,650,038		$1,650,038

Aggregate Totals	$271,054	$3,754,758	—	$4,025,812

Douglas D. Shuma
Aggregate Totals	—	—	—	—

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the maximum potential value of accelerated options assuming that a Triggering Event took place on the last trading day of the year. TDS closed at $32.54 per share and USM closed at $51.97 per share.

(c)
Represents the maximum potential value of accelerated restricted stock units, performance share units, and bonus match units assuming that a Triggering Event took place on the last trading day of the year. TDS closed at $32.54 per share and USM closed at $51.97 per share.

(d)
Represents other potential payments as of December 31, 2018, if any.

(e)
Represents the total of columns (b) through (d).

Although TDS has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in TDS' Form 10-K for the year ended December 31, 2018.

TDS has no current obligations to pay any perquisites or other personal benefits to any of the named executive officers upon termination or change in control.

  No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of the registrant and that are available generally to all employees.

Footnotes:

(1)
The following table shows the intrinsic value of the unexercisable options, if any, calculated as the difference between the exercise price of such stock options and the closing price of a TDS Common Share or U.S. Cellular Common Share, as applicable, on December 31, 2018.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/18	Value at 12/31/18 based on $32.54 per TDS share and $51.97 per USM share	Less Aggregate Exercise Price	Difference (if Positive)
LeRoy T. Carlson, Jr.
2018 Options ($25.70)	18,320	$596,133	$470,824	$125,309
2017 Options ($27.79)	39,700	$1,291,838	$1,103,263	$188,575
2016 Options ($29.45)	53,800	$1,750,652	$1,584,410	$166,242

Total	111,820			$480,126

Kenneth R. Meyers
U.S. Cellular:
2016 USM Options ($45.87)	68,766	$3,573,769	$3,154,296	$419,473
2013 USM Initial CEO Options ($39.71)	125,000	$6,496,250	$4,963,750	$1,532,500

Total for U.S. Cellular	193,766			$1,951,973

Douglas W. Chambers
2017 Options ($27.79)	11,601	$377,497	$322,392	$55,105
2016 Options ($29.45)	10,592	$344,664	$311,934	$32,729

Total	22,193			$87,834

James W. Butman
2018 Options ($25.70)	73,723	$2,398,946	$1,894,681	$504,265
2017 Options ($27.79)	60,835	$1,979,571	$1,690,605	$288,966
2016 Options ($29.45)	54,100	$1,760,414	$1,593,245	$167,169

Total	188,658			$960,401

Scott H. Williamson
2018 Options ($25.70)	19,000	$618,260	$488,300	$129,960
2017 Options ($27.79)	18,137	$590,178	$504,027	$86,151
2016 Options ($29.45)	17,781	$578,594	$523,650	$54,943

Total	54,918			$271,054

Douglas D. Shuma
Total	—			$—

(2)
Represents unvested restricted stock units and any unvested bonus match units.

(3)
The Meyers Letter Agreement described in footnote (2) to the Summary Compensation Table provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary.

(4)
Represents the maximum number of unvested TDS performance share units that would become vested based upon the greater of (i) actual achievement through December 31, 2018 and (ii) an achievement level resulting in a payout equal to the Target. Since Target exceeded actual achievement through December 31, 2018, the above table reflects the greater Target amount.

(5)
Represents unvested U.S. Cellular performance share units. See the "Outstanding Equity Awards at Fiscal Year-end" table for details.

 2018 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Letitia G. Carlson, M.D.	$88,750	$100,000	—	—	—	$107	$188,857
Prudence E. Carlson	$88,750	$100,000	—	—	—	$107	$188,857
Walter C. D. Carlson	$125,750	$100,000	—	—	—	$107	$225,857
Clarence A. Davis	$115,500	$100,000	—	—	—	$107	$215,607
Kimberly D. Dixon	$106,743	$76,712	—	—	—	$107	$183,562
George W. Off	$149,250	$100,000	—	—	—	$107	$249,357
Christopher D. O'Leary	$145,250	$100,000	—	—	—	$107	$245,357
Mitchell H. Saranow	$125,750	$100,000	—	—	—	$107	$225,857
Gary L. Sugarman	$106,250	$100,000	—	—	—	$107	$206,357

Explanation of Columns:

(a)
Includes only Directors who are not employees of TDS or its subsidiaries

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2018, including annual retainer fees, committee and/or chairperson fees, and meeting or activity fees.

(c)
The amounts in this column represent the aggregate grant date fair value of the annual stock awards granted in 2018 computed in accordance with FASB ASC 718.

(d)
This column is not applicable because non-employee directors do not receive options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any pension plans or receive any earnings on deferred compensation.

(g)
Represents the dollar value of insurance premiums paid by, or on behalf of, TDS during the fiscal year with respect to $100,000 of life insurance for the benefit of such director, which is the only category of other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        The following describes the Restated Compensation Plan for Non-Employee Directors (the "Directors Plan"), pursuant to which the cash and stock compensation described in the above 2018 Director Compensation Table is payable.

        The above table reflects payments and awards made in 2018. With respect to 2018, the Directors Plan provided that the Chairperson of the TDS board of directors is entitled to receive an annual director's retainer fee of $100,000 paid in cash, and non-employee directors other than the Chairperson of the TDS board of directors are entitled to receive an annual director's retainer fee of $80,000 paid in cash. Non-employee directors are entitled to receive the annual stock award paid in the form of TDS

Common Shares, which is to be distributed in March on or prior to March 15, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of a TDS Common Share on the first trading day in the month of March of the calendar year of payment.

        Each non-employee director who served on the Audit Committee, other than the Chairperson of the Audit Committee, received an annual committee retainer fee of $11,000, and the Chairperson received an annual committee retainer fee of $22,000.

        Each non-employee director who served on the Compensation Committee, other than the Chairperson of the Compensation Committee, received an annual committee retainer fee of $7,000, and the Chairperson received an annual committee retainer fee of $14,000.

        Each non-employee director who served on the Corporate Governance and Nominating Committee, other than the Chairperson of the Corporate Governance and Nominating Committee, received an annual committee retainer fee of $5,000, and the Chairperson received an annual committee retainer fee of $10,000.

        Non-employee directors also received a fee of $1,750 for each board or committee meeting or other activity attended.

        Under the Directors Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.

        Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to TDS' travel and expense reimbursement policy.

        The Directors Plan provides that the board of directors has the authority without further shareholder approval to amend the Directors Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors Plan may not exceed the number previously approved by shareholders.

        On March 8, 2013, the TDS board of directors reserved 200,000 Common Shares for TDS issuance pursuant to the Directors Plan, and shareholders approved such shares for the Directors Plan at the 2013 annual meeting. Additionally, on March 15, 2018, the TDS board of directors reserved an additional 200,000 Common Shares for TDS issuance pursuant to the Directors Plan, and the shareholders approved such shares at the 2018 annual meeting. Of such Common Shares, 174,753 have been issued and 225,247 remain available for issuance as of the proxy date.

        In addition to amounts payable under the Directors Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.

        None of the non-employee directors had stock or option awards outstanding at December 31, 2018.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by U.S. Cellular or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. Members of the Compensation Committee are independent and none of the members was, during 2018 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.

        Long-term incentive compensation for executive officers who are employees of U.S. Cellular is approved by the LTICC which is composed of directors who are neither officers nor employees of TDS or any of its subsidiaries nor directors of TDS or TDS Telecom. The annual cash compensation of U.S. Cellular's President and CEO, Kenneth R. Meyers, is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular. Mr. Carlson is a member of the board of directors of TDS, U.S. Cellular, and TDS Telecom. He is also the Chairman of TDS Telecom and, as such, approves the executive officer annual cash compensation decisions for TDS Telecom other than as they relate to the President and CEO of TDS Telecom, and recommends the annual cash compensation of the President and CEO of TDS Telecom to the TDS Compensation Committee. James W. Butman, deemed by SEC rules to be an executive officer of TDS, was the President and CEO of TDS Telecom in 2018 and is a director of TDS. Mr. Carlson is compensated by TDS for his services to TDS and all of its subsidiaries, including U.S. Cellular. However, U.S. Cellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and U.S. Cellular, as discussed above.

Certain Relationships and Related Transactions

        In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.

        The following persons are partners of Sidley Austin LLP, the principal law firm of TDS, U.S. Cellular and their subsidiaries: Walter C. D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of TDS and U.S. Cellular and certain other subsidiaries of TDS. Walter C. D. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries. TDS, U.S. Cellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $7 million in 2018, $10 million in 2017, and $9 million in 2016.

        The Audit Committee of the board of directors is generally responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE, except to the extent that the board of directors authorizes another committee to review specific related party transactions. However, transactions and arrangements as they relate to compensation and benefits to named executive officers or persons related thereto are approved by the TDS Compensation Committee.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2018.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1):
TDS Common Shares	6,427,404	$26.57	2,454,209
Equity compensation plans not approved by security holders:
Total:	—	N/A	—

TDS Common Shares	6,427,404	$26.57	2,454,209

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units, unvested performance share awards, and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options, warrants and rights. Restricted stock units, performance share awards, and phantom stock units do not have any exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of outstanding options or pursuant to restricted stock units, performance share awards, and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by TDS shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2011 LTIP:
TDS Common Shares	4,975,892	2,200,972	7,176,864
2004 LTIP:
TDS Common Shares	1,451,512	—	1,451,512
Compensation Plan for Non-Employee Directors:
TDS Common Shares	—	253,237	253,237
Total:

TDS Common Shares	6,427,404	2,454,209	8,881,613

  The above is based on information as of December 31, 2018 and does not reflect any changes or additions after that date.

  See Note 17—Stock-Based Compensation, in the notes to the consolidated financial statements for the year ended December 31, 2018.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On February 28, 2019, TDS had outstanding and entitled to vote 106,606,476 Common Shares, par value $.01 per share (excluding 18,982,154 Shares held by TDS), and 7,284,885 Series A Common Shares, par value $.01 per share (collectively representing a total of 113,891,361 shares of common stock).

        In matters other than the election of directors, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 72,848,850 votes at February 28, 2019 with respect to matters other than the election of directors. The total voting power of the Common Shares was 55,596,770 votes at February 28, 2019 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 128,445,620 votes at February 28, 2019 with respect to matters other than the election of directors.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2019, restricted stock units or any performance share awards that become vested within 60 days after February 28, 2019 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units, performance share awards, or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

        Security Ownership of Management—The following table sets forth as of February 28, 2019, or the latest practicable date, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director and director nominee of TDS, by each of the executive officers named below and by all directors and executive officers as a group. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series— To be updated 2/28/19	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	Common Shares	6,209,604	5.8%	5.5%	2.5%
	Series A Common Shares	6,905,213	94.8%	6.1%	53.8%
LeRoy T. Carlson, Jr.(4)(5)(7)	Common Shares	1,492,874	1.4%	1.3%	*
	Series A Common Shares	21,828	*	*	*
Walter C. D. Carlson(4)(5)(6)	Common Shares	51,733	*	*	*
	Series A Common Shares	1,189	*	*	*
Letitia G. Carlson, M.D.(4)(5)(6)	Common Shares	37,966	*	*	*
	Series A Common Shares	1,166	*	*	*
Prudence Carlson(4)(5)(6)	Common Shares	58,232	*	*	*
	Series A Common Shares	197,661	2.7%	*	1.5%
Clarence A. Davis(6)(9)	Common Shares	12,260	*	*	*
Kimberly D. Dixon(6)	Common Shares	5,847	*	*	*
Kenneth R. Meyers(7)(8)	Common Shares	117,996	*	*	*
George W. Off(6)	Common Shares	40,495	*	*	*
Christopher D. O'Leary(6)	Common Shares	34,493	*	*	*
Mitchell H. Saranow(6)	Common Shares	19,074	*	*	*
Gary L. Sugarman(6)	Common Shares	30,420	*	*	*
James W. Butman(7)	Common Shares	8,109	*	*	*
Douglas W. Chambers(7)	Common Shares	17,244	*	*	*
Scott H. Williamson(7)	Common Shares	689,228	*	*	*
Other executive officers (5 persons)(7)(10)	Common Shares	372,894	*	*	*
All directors and executive officers as a group (19 persons)(6)(7)(10)	Common Shares	9,198,469	8.5%	7.9%	3.7%
	Series A Common Shares	7,127,057	97.8%	6.3%	55.5%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.

(4)
Does not include Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1,864,042), Walter C. D. (1,965,722), Letitia G. Carlson, M.D. (1,843,037), Prudence E. Carlson (1,728,005).

Includes Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (83,229).

(5)
Does not include Series A Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (2,031,139), Walter C. D. Carlson (2,272,543), Letitia G. Carlson, M.D. (2,013,264), Prudence E. Carlson (1,879,733).

Includes Series A Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (11,721).

(6)
Includes 3,110 Common Shares earned pursuant to the Non-Employee Directors' Plan as of February 28, 2019 that were issued in March 2019 since they were issuable within 60 days of February 28, 2019.

(7)
Includes the following number of Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after February 28, 2019: LeRoy T. Carlson, Jr., 1,186,300 shares; Kenneth R. Meyers, -0- shares; James W. Butman -0-; Douglas W. Chambers, 17,244 shares; Scott H. Williamson, 647,159 shares; all other executive officers as a group, 329,254 shares; and all directors and executive officers as a group, 2,179,957 shares. Includes the following number of Common Shares underlying vested phantom stock units: LeRoy T. Carlson, Jr., 45,908 shares; Kenneth R. Meyers, 38,943 shares; Douglas W. Chambers, -0-; Scott H. Williamson, -0- shares; all other executive officers as a group, -0-shares; and all directors and executive officers as a group, 84,851 shares.

(8)
Includes 1,043 Common Shares held by Mr. Meyers' wife.

(9)
Mr. Davis is a director of the Gabelli SRI Green Fund, the Gabelli GDL Fund and the Gabelli Capital Asset Fund. The above does not include TDS shares owned by such funds, if any.

(10)
Includes shares held by the following 5 executive officers who are not specifically identified in the above table pursuant to SEC rules: Daniel J. DeWitt, Joseph R. Hanley, Jane W, McCahon, Peter L. Sereda and Kurt B. Thaus.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table, the following table sets forth as of February 28, 2019 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2018 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between year-end and February 28, 2019.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(3)	Common Shares	13,125,828	12.3%	11.5%	5.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(4)	Common Shares	10,258,489	9.6%	9.0%	4.2%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746(5)	Common Shares	8,420,433	7.9%	7.4%	3.4%
State Street Corporation One Lincoln Street Boston, MA 02111(6)	Common Shares	7,746,393	7.3%	6.8%	3.1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
Based on the most recent Schedule 13G (Amendment No. 10) filed with the SEC, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 12,490,109 Common Shares, and sole investment authority with respect to an aggregate of 13,125,828 Common Shares.

(4)
Based on the most recent Schedule 13G (Amendment No. 6) filed with the SEC, The Vanguard Group reports sole voting authority with respect to 46,940 Common Shares, shared voting power with respect to 15,617 Common Shares, sole investment authority with respect to 10,206,280 Common Shares, and shared investment authority with respect to 52,209 Common Shares.

(5)
Based on the most recent Schedule 13G (Amendment No. 2) filed with the SEC, Dimensional Fund Advisors LP reports sole voting authority with respect to an aggregate of 8,267,225 Common Shares, and sole investment authority with respect to an aggregate of 8,420,433 Common Shares.

(6)
Based on the most recent Schedule 13G filed with the SEC, State Street Corporation reports shared investment authority with respect to an aggregate of 7,746,393 Common Shares and shared voting authority with respect to 7,615,484 TDS Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require TDS' directors and officers, and persons who are deemed to own more than ten percent of the Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of Common Shares. The reporting persons are also required to furnish TDS with copies of all such reports they file.

        Based on a review of copies of such reports furnished to TDS by the reporting persons and written representations by directors and officers of TDS, TDS believes that all filing requirements under Section 16 of the Securities Exchange Act applicable to the reporting persons during and with respect to 2018 were complied with on a timely basis, except for Mr. Meyers' and Mr. Butman for whom each had a sale of TDS Common Shares that was not reported timely and was instead reported on a Form 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation" above.

CEO PAY RATIO

        We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that build value over the long-term for our shareholders. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO's annual total compensation in fiscal year 2018 to that of all other Company employees for the same period.

        Our calculation includes all active employees as of December 31, 2018.

        We identified our median employee by calculating the annualized salary/wages for each of our active employees as of December 31, 2018; ranking the annual salaries and wages of all employees except for the President and CEO from lowest to highest; and then identified the median employee. The annualized salary/wages of the median employee was then adjusted to the extent necessary so that is determined on the same basis as the compensation of the President and CEO in the Summary Compensation Table.

        The annual total compensation for fiscal year 2018 for our CEO was $6,576,397 and for the median employee was $57,930. The resulting ratio of our CEO's pay to the pay of our median employee for fiscal year 2018 is 113.5 to 1.

PROPOSAL 4
SHAREHOLDER PROPOSAL THAT IS OPPOSED BY THE BOARD OF DIRECTORS

        A person who purports to be the beneficial holder of no less than 300 TDS Common Shares has advised TDS that he intends to have his proxy introduce the proposal set forth below at the TDS 2019 Annual Meeting. The name and address of such shareholder is Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021. The following proposal will be considered at the 2019 Annual Meeting if it is properly presented at such meeting by either of such persons or an authorized representative thereof in accordance with the TDS Bylaws, Delaware law, SEC rules and other applicable requirements. The below shareholder proposal and supporting statement represent the views of the shareholder who submitted it, and not the views of TDS. TDS is not responsible for the content of the following shareholder proposal or supporting statement. TDS does not endorse the shareholder proposal or supporting statement, which are required to be included in this proxy statement pursuant to rules established by the SEC. The shareholder proposal and supporting statement have been included below verbatim as supplied by the shareholder and TDS declines to comment on any of the statements therein. For the reasons discussed below the shareholder proposal, the TDS board of directors unanimously recommends that shareholders vote AGAINST the following proposal:

"Proposal 4—Equal Voting Rights for Each Shareholder

        RESOLVED:    Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

        This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to the weakling one-vote per share for other shareholders.

        With certain stock having 10-times more voting power our company takes our shareholder money but does not give us in return an equal voice in our company's management. Without a voice, shareholders cannot hold management accountable. Plus, with the lax TDS brand of corporate governance, it would take 51% of stock outstanding to call a special shareholder meeting. And in order to act by written consent 90% of TDS shares outstanding would have to act in lockstep.

        Even with the backing of the insider shares with the supersized voting power these 4 directors each received from 12% to 16% in negative votes: Clarence Davis, Gary Sugarman, Kim Dixon and Mitchell Saranow.

        Plus with the lax TDS corporate governance each TDS director could win election even if he or she was opposed by 99% of the shareholders. One TDS director even had 50-years tenure.

        Corporate governance advocates as well as many investors and index managers have pushed back on the TDS-type dual-class structures. Last year, S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering in flagship S&P 500 index.

        As an example for TDS, social and mobile-game maker Zynga announced moving to a single-class share structure in 2018. Zynga executives said in a letter to its shareholders that a single-class share structure simplifies the company's stock structure and gives parity to shareholders. In its 2018 annual report, Zynga said its old multi-class share system could limit the ability of its other stockholders to influence the company and could negatively impact its share price.

        Please vote yes:

Equal Voting Rights for Each Shareholder—Proposal 4"

TDS BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 4

        The TDS board of directors unanimously recommends a vote AGAINST this proposal for the following reasons:

        The implementation of the shareholder proposal would require an amendment of the TDS Restated Certificate of Incorporation. To be approved thereunder and under Delaware law, such an amendment would require, among other things, approval by a majority of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors, voting as a group, as well as by a majority of the outstanding TDS Series A Common Shares voting as a class. As of December 31, 2018, the TDS Voting Trust held 6,905,213 TDS Series A Common Shares, representing 6.1% of all shares of TDS common stock, and 6,209,604 TDS Common Shares, representing 5.5% of all shares of TDS common stock, for a total economic interest of 11.6% in TDS. By reason of such holdings, the TDS Voting Trust owns a majority 94.8% of the outstanding TDS Series A Common Shares and a majority 56.3% of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors.

        Dual class capital structures are recognized and valid under applicable federal and corporate law and stock exchange regulations and are not uncommon among public companies. Various companies have had dual class capital structures for many years and companies continue to implement dual class capital structures.

        The common equity of TDS has included different classes of high and low vote common stock since TDS became a public company in 1981. TDS has clearly and consistently disclosed in the Risk Factors in its Form 10-K the impact of the differences in voting rights, particularly with regard to any potential takeover attempt. Purchasers of TDS Common Shares, including the proponent of the shareholder proposal, therefore bought shares of TDS with full knowledge of the differences in the voting rights of the shares. Holders of TDS Common Shares also have no basis for anticipating the possibility of any action that would reduce the voting power of the TDS Series A Common Shares. As stated in the Risk Factors set forth in TDS' Form 10-K, the TDS Voting Trust has advised TDS that it intends to maintain the ability to keep or dispose of voting control of TDS.

        The TDS Voting Trust also has advised the TDS board of directors that it (i) opposes and will vote against the shareholder proposal and (ii) will not vote in favor of or support any action to implement the shareholder proposal or any other action that would dilute its voting control of TDS. Considering all of the foregoing factors, the TDS board of directors has determined that action in furtherance of the proposal would serve no useful purpose and accordingly opposes the proposal and recommends that shareholders vote against it.

        Finally, it should be noted that under SEC rules, in addition to the above shareholder proposal, TDS is required to include the shareholder's supporting statement in the TDS proxy statement. This has been included above verbatim as supplied by the shareholder. TDS is not the author of the shareholder's supporting statement and declines to comment on any of the statements therein.

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" PROPOSAL 4.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

        The 2020 Annual Meeting is currently scheduled for May 21, 2020, and the proxy statement for such meeting is expected to be dated on or about April 10, 2020.

        Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2020 Annual Meeting must be received by TDS at its principal executive offices not later than December 12, 2019. However, if the date of the 2020 Annual Meeting changes for any reason by more than 30 calendar days before or after May 23, 2020 then the deadline will be a reasonable time before TDS begins to print and send its proxy materials. In such event, TDS would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

        In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2020 Annual Meeting (other than proposals included in TDS' proxy statement and form of proxy relating to the 2020 Annual Meeting pursuant to SEC Rule 14a-8), must be received by TDS at its principal executive offices not earlier than December 12, 2019 and not later than the close of business on January 10, 2020 for consideration at the 2020 Annual Meeting. However, if the date of the 2020 Annual Meeting is changed by more than 30 calendar days before or after May 23, 2020, different provisions will apply as set forth in the TDS Bylaws.

        The proxy solicited by the board of directors for the 2020 Annual Meeting will confer discretionary authority to vote on matters that may properly come before such meeting or any adjournment thereof to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

SOLICITATION OF PROXIES

        Proxies are being solicited by your board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $12,500 plus reimbursement of out-of-pocket expenses.

FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, telephone (312) 630-1900.

        In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders, a proxy statement or a notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

FORWARD LOOKING STATEMENTS

        This 2019 Proxy Statement includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, We assume no obligation to update the forward-looking statements.

 OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2019 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON Senior Vice President—Corporate Relations and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote on the Internet in accordance with the instructions set forth on the proxy cards(s).

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Central Time, on May 23, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/TDS delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TDS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - C. A. Davis 02 - G. W. Off 03 - W. Oosterman 04 - G. L. Sugarman ForAgainst Abstain ForAgainst Abstain 2. Ratify Accountants for 2019 3. Advisory vote to approve executive compensation ForAgainst Abstain 4. Shareholder proposal to recapitalize TDS’ outstanding stock to have an equal vote per share 5. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 6 0 9 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031HTC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below The Board of Directors recommends you vote AGAINST the following proposal: A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 3): Annual Meeting Proxy Card - Common 1234 5678 9012 345

The proxy statement and annual report are available at investors.tdsinc.com/proxyvote q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Annual Meeting of Shareholders May 23, 2019 9:00 A.M. This proxy for Common Shares is solicited by the Board of Directors The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2019 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 23, 2019, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2019 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof. The Board of Directors unanimously recommends a vote “FOR” its nominees in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4 (which has been proposed by a shareholder). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for Instructing The Northern Trust Company, the trustee of the 401(k) Plan (“Trustee”) how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 20, 2019 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m., Central Time on May 21, 2019. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Northern Trust Company, as Trustee of the 401(k) Plan, will vote your shares according to your instructions, except as otherwise provided in accordance with applicable law or the 401(k) Plan’s governing documents. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(K) Plan, which shall act in the best interests of the Plan participants. (Continued and to be signed on Reverse Side) Change of Address — Please print new address below. + C Non-Voting Items Proxy — TELEPHONE AND DATA SYSTEMS, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Central Time, on May 23, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/TDS delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TDS Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - J. W. Butman 02 - L. T. Carlson, Jr. 03 - L. G. Carlson 04 - P. E. Carlson 05 - W. C. D. Carlson 06 - K. D. Dixon 07 - K. R. Meyers 08 - C. D. O’Leary ForAgainst Abstain ForAgainst Abstain 2. Ratify Accountants for 2019 3. Advisory vote to approve executive compensation ForAgainst Abstain 4. Shareholder proposal to recapitalize TDS’ outstanding stock to have an equal vote per share 5. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 6 0 9 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 031HVD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below The Board of Directors recommends you vote AGAINST the following proposal: A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 3): Annual Meeting Proxy Card - Series A Common 1234 5678 9012 345

The proxy statement and annual report are available at investors.tdsinc.com/proxyvote q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held May 23, 2019 The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2019 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 23, 2019, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2019 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof. The Board of Directors unanimously recommends a vote “FOR” its nominees in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominees in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4 (which has been proposed by a shareholder). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. (Continued and to be signed on Reverse Side) Change of Address — Please print new address below. + C Non-Voting Items Proxy — TELEPHONE AND DATA SYSTEMS, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS